Portfolio Risk Management: Strategies for Stability

December 1, 2023

Risk management in portfolio management is a vital process that involves recognizing, assessing, and managing potential threats that could affect an investment portfolio’s performance. By adopting strategic methods to strike a balance between risk and return, it aids in aligning the portfolio with the investor’s financial objectives and risk appetite.

Implementing efficient risk management strategies can aid in protecting investors’ wealth, enhancing returns, and improving long-term investment performance. Regular evaluation and adjustment are required to ensure that the investment strategies align with the financial objectives and risk tolerance of the investors continuously.

Diving into Portfolio Risk Management: A Comprehensive Overview

Portfolio risk management is an essential component of an organization’s ability to deliver more business value. Organizations that proactively handle portfolio risk are better equipped to embrace more risk, increase portfolio value, and have a higher success rate of project delivery.

Companies focused on improving their portfolio management discipline will be in a position to begin portfolio risk management after they have established work intake and prioritization processes. Focusing on risk management is crucial for organizations aiming to strengthen their portfolio management discipline.

Understanding Portfolio Risk

Portfolio risk refers to any uncertain event or condition that could affect the portfolio’s objectives adversely. Various factors contribute to portfolio risk, and the impact is not always predictably positive or negative. Portfolio risk management exists exactly to reduce uncertainty and limit the damage so that the portfolio is not considerably affected by specific events.

Portfolio Risk Management: Key Components

Risk management in portfolio management comprises several key components, including risk identification, risk assessment and measurement, risk mitigation strategies, and risk monitoring and review.

•Risk Identification: Risk identification involves recognizing the various risks associated with an investment portfolio, including those related to specific assets, sectors, or investment strategies.

•Risk Assessment and Measurement: Risk assessment and measurement involve quantifying the potential impact of identified risks on the investment portfolio’s performance. This step utilizes various tools and metrics, such as value at risk (VaR), standard deviation, and beta.

•Risk Mitigation Strategies: Risk mitigation strategies involve implementing tactics to reduce the identified risks’ potential impact on the portfolio. These strategies may include diversification, asset allocation adjustments, hedging, and rebalancing.

•Risk Monitoring and Review: Risk monitoring and review involve continuous assessment and evaluation of the portfolio’s risk profile and the effectiveness of implemented risk management strategies.

Types of Investment Risks

Investors face numerous risks that can impact their investment portfolios. Some common types of investment risks include:

•Market Risk: The risk of a decline in the value of investments due to factors such as market volatility, economic conditions, geopolitical events, and investor sentiment.

•Credit Risk: The risk of an investment defaulting on its obligations, such as failing to make interest or principal payments.

•Liquidity Risk: The risk of not being able to buy or sell an investment quickly enough at a fair price.

•Operational Risk: The risk of losses caused by human error, technical failures, or other operational issues.

•Inflation Risk: The risk of a decline in the purchasing power of an investment due to inflation.

•Currency Risk: The risk of fluctuations in the exchange rates of currencies.

•Interest Rate Risk: The risk of changes in interest rates, which can affect the value of fixed-income securities such as bonds.

•Concentration Risk: The risk of losses due to having a large proportion of investments in a single asset, sector, or geographic region.

•Political Risk: The risk of losses caused by changes in government policies, geopolitical events, or civil unrest.

•Regulatory Risk: The risk of losses caused by changes in regulatory policies or legal challenges.

Strategies for Portfolio Risk Management

Effective portfolio risk management strategies can help investors protect their wealth, optimize returns, and improve long-term investment performance. Some common strategies include:

•Diversification: Diversification involves spreading investments across various asset classes, sectors, and geographic regions to reduce the impact of any single risk factor on the portfolio.

•Asset Allocation: Asset allocation is the process of determining the optimal mix of different asset classes within a portfolio based on an investor’s risk tolerance, investment horizon, and financial goals.

•Rebalancing: Rebalancing involves adjusting the portfolio’s asset allocation periodically to maintain the desired risk level and return potential.

•Hedging: Hedging involves using financial instruments, such as derivatives or other investment strategies, to reduce or offset the risk of adverse price movements in the portfolio.

•Risk-Adjusted Returns: Risk-adjusted returns involve evaluating investment performance by considering both the return and the level of risk involved. This approach helps investors compare investments and make informed decisions based on their risk tolerance.

•Stress Testing and Scenario Analysis: Stress testing and scenario analysis involve assessing the potential impact of adverse market conditions or specific risk events on the investment portfolio. This helps investors identify potential vulnerabilities and make adjustments to their risk management strategies.

•Use of Derivatives and Structured Products: Derivatives and structured products, such as options, futures, and swaps, can be used to manage portfolio risk by providing exposure to specific assets, sectors, or market conditions while limiting potential losses.

Role of Risk Tolerance in Portfolio Risk Management

Risk tolerance is the level of risk an investor is willing to accept in pursuit of their investment goals. It is influenced by factors such as investment horizon, financial goals, and personal temperament. Assessing risk tolerance involves evaluating an investor’s financial situation, goals, and preferences to determine the appropriate level of risk for their investment portfolio. Aligning risk tolerance with investment strategy ensures that the portfolio’s risk profile is consistent with the investor’s goals and preferences, optimizing the balance between risk and return.

Importance of Periodic Portfolio Reviews

Evaluating investment performance and assessing the effectiveness of risk management strategies are crucial aspects of periodic portfolio reviews. Regular reviews help investors determine whether their risk management strategies are effectively mitigating risks and aligning with their financial goals and risk tolerance. As market conditions and risk factors evolve, investors need to adjust their portfolios and risk management strategies to maintain an optimal balance between risk and return.

As a rule of thumb, doing a portfolio review on a quarterly basis is a good frequency to be adopted for investors. This way, it’s possible to understand the directions of the market over a short period of time and adapt your allocation accordingly. The minimum recommendation is that this is performed once a year.

Summary and Key Takeaways

Effective risk management in portfolio management is essential for investors seeking to optimize their investment performance and achieve their financial goals while minimizing potential losses. Implementing effective risk management strategies can help investors protect their wealth, optimize returns, and improve long-term investment performance.

Portfolio risk management is an ongoing process that requires regular evaluation and adjustment to ensure that investment strategies continue to align with investors’ financial goals and risk tolerance. By continuously monitoring and managing risk, investors can better navigate the complex world of investing and achieve long-term financial success.

In this article, we have discussed the importance of risk management in portfolio management and the various strategies used to manage risk. Here are some key takeaways:

•Portfolio risk management is a crucial process that involves identifying, assessing, and managing risks that could affect an investment portfolio’s performance.

•Various types of investment risks include market risk, credit risk, liquidity risk, operational risk, inflation risk, currency risk, interest rate risk, concentration risk, political risk, and regulatory risk.

•Effective risk management strategies include diversification, asset allocation, rebalancing, hedging, calculating risk-adjusted returns, stress testing, scenario analysis, and use of derivatives and structured products.

•Regular portfolio reviews are vital to evaluating investment performance, assessing the effectiveness of risk management strategies, and adjusting the portfolio to changing market conditions and risk factors.

•Understanding and aligning with an investor’s risk tolerance is essential for creating an optimal balance between risk and return.

Top 13 Passive Income Ideas for Young Adults 2024

December 1, 2023

The concept of earning money while you sleep, or generating income without actively participating in the process, is no longer a fantasy. It’s called passive income, and it’s a practical way for young adults to diversify their income streams, supplement their earnings, and achieve financial independence. This guide will explore various passive income ideas for young adults, providing insights on how to start, the opportunities, risks, and success stories.

Understanding Passive Income

Passive income refers to earnings derived from a business or an investment in which an individual is not actively involved. These earnings can come from various sources, such as rental properties, a blog, a YouTube channel, or stock dividends. The primary allure of passive income is the prospect of making money with minimal ongoing effort, enabling you to focus on other life pursuits.

Note: Passive income is not a get-rich-quick scheme. It requires careful planning, initial effort, strategic investment, and sometimes, patience.

Why Start Early with Passive Income?

Starting early with passive income creation has several benefits:

•Investment Growth: The power of compounding allows your investments to grow over time. Even small investments in your early years can turn into substantial wealth in the future.

•Financial Security: Passive income provides an added layer of financial security, giving you a safety net during uncertain economic times.

•Learning Experiences: Starting early allows you to experiment with different passive income strategies, learn from your experiences, and gain expertise.

•Freedom to Pursue Passions: With a steady stream of passive income, you have the financial freedom to pursue your passions without worrying about income.

Passive Income Ideas for Young Adults

Let’s dive into some passive income ideas that young adults can explore.

1.Investing in High-Yield Bonds

A smart passive income strategy for young adults is investing in high-yield bonds. These bonds typically offer higher returns compared to traditional fixed-income investments, making them an attractive option for those seeking to enhance their earnings with moderate risk.

How Does It Work?

High-yield bonds are issued by entities that pay higher interest rates because of an increased risk compared to government bonds. Investors earn regular interest payments, and the principal is repaid at the bond’s maturity.

Opportunity

This type of investment can be particularly appealing for young investors looking to diversify their portfolios beyond stocks and traditional savings. High-yield bonds blend the potential for higher returns with the stability of a fixed-income product.

Risk

The higher returns of high-yield bonds come with increased risk, primarily the credit risk of the issuing entity. It’s important to research and understand the issuer’s financial stability.

Example: Robert Ventures

An example of an entity offering such investment opportunities is Robert Ventures. Specializing in real estate and tech innovations, they provide high-yield bonds that align with their investment strategies, offering young adults a chance to invest in dynamic and growing sectors

Success Story

Investors in high-yield bonds, like those from Robert Ventures, often experience a stable return, making it a notable addition to a diversified investment portfolio.

2.Generating Local Business Leads

One way to generate passive income is by generating leads for local businesses.

How Does It Work?

The process involves creating a website or a social media account and using various digital marketing techniques to connect local businesses with potential customers. For every successful lead or sale, you earn a commission.

Opportunity

This strategy is ideal for young adults with limited resources as it doesn’t require a significant upfront investment. With the right strategies, you can generate a steady stream of income while helping local businesses grow.

Risk

The primary challenge here is to build a website or a social media account that ranks high in search results and attracts potential customers. It requires time, effort, and a good understanding of SEO and digital marketing techniques.

Success Story

Jonathan Dane, the founder, and CEO of KlientBoost, is a successful entrepreneur known for his expertise in lead generation. His agency has helped numerous clients achieve their lead generation goals and drive business growth.

3.Creating a YouTube Channel

YouTube, being the world’s second-largest search engine, provides a fantastic platform for young adults to generate passive income.

How Does It Work?

You create a YouTube channel around a niche that aligns with your interests and expertise. You then create and post high-quality content that resonates with your audience. As your channel grows, you can monetize your content through YouTube ads, brand sponsorships, merchandise, and affiliate marketing.

Opportunity

With dedication and hard work, a successful YouTube channel can generate a significant amount of passive income. The key is to identify your niche, create engaging content, and optimize your videos for search engines.

Risk

Maintaining a YouTube channel can require considerable time and commitment. However, if you strategize well, you can still earn passive income from your channel.

Success Story

A prominent example of a successful young adult YouTuber is Safiya Nygaard. She started her YouTube channel in 2017 and has since gained over 9.64 million subscribers.

4.Real Estate Investing

Real estate investing is a classic way to build passive income streams. There are several ways you can invest in real estate:

•Building a rental property portfolio

•Investing in real estate crowdfunding platforms

•Investing in Real Estate Investment Trusts (REITs)

Opportunity

Each of these opportunities can be lucrative and present multiple ways to earn passive income. However, it’s essential to conduct thorough research before investing in real estate.

Risk

Investing in real estate can be complex and risky. Factors such as property management, maintenance, and vacancy rates can significantly impact the profitability of your investment.

Success Story

Brandon Turner, co-founder of BiggerPockets, began investing in real estate at the age of 21. He has since built a portfolio of over 7,400 rental units spread across the country.

5.Investing in Dividend-Yielding Stocks

Investing in dividend-yielding stocks is one of the most straightforward ways to earn passive income.

How Does It Work?

Companies distribute a portion of their profits to their shareholders in the form of dividends. By investing in stocks that pay dividends, you earn a share of the company’s profits without having to actively manage the investment.

Opportunity

To maximize your income from dividend stocks, consider investing in blue-chip companies or dividend-focused mutual funds or ETFs. Also, consider reinvesting your dividends into additional shares to compound your returns.

Risk

While investing in dividend stocks is a relatively low-risk way to earn passive income, it requires intensive research and analysis to select the right company in the stock market.

Success Story

Joseph Carlson, a finance YouTuber, has achieved significant success through dividend investing. His disciplined approach to investing has allowed him to build a diversified portfolio of dividend- paying stocks.

6.Building an Online Business

Building an online business is another excellent way to generate passive income. You can leverage the power of the internet to create a profitable business on platforms such as Amazon and Shopify.

How Does It Work?

You can generate passive income through various methods, such as e-commerce, creating and selling digital products, affiliate marketing, online advertising, and creating membership sites.

Opportunity

Each of these methods provides a unique opportunity to generate passive income. The key is to leverage your skills and passion and align them with the demands of the market.

Risk

Building an online business can be challenging and requires time, effort, and strategic planning. However, with the right strategies and consistent effort, you can build a successful online business.

Success Story

Pat Flynn, founder of The Smart Passive Income Podcast, has achieved a stable passive income stream by building several online businesses.

7.Investing in High Yield Savings Account

Investing in a high-yield savings account is a risk-free way to generate passive income.

How Does It Work?

You deposit your money in a high-yield savings account, and the bank pays you interest on your deposits. Online banks usually offer higher interest rates than traditional banks.

Opportunity

The principal amount you deposit in a high-yield savings account is FDIC insured, making this a low-risk investment option.

Risk

The main risk associated with high-yield savings accounts is inflation, which can erode the purchasing power of your money over time.

Success Story

Michelle Schroeder-Gardner, founder of the personal finance blog Making Sense of Cents, maximized her savings in a high-yield savings account to achieve financial independence.

8.Peer-to-Peer Lending

Peer-to-peer (P2P) lending is a form of crowdfunding that allows you to lend money to individuals or businesses in exchange for interest payments.

How Does It Work?

You invest your money in loans offered on P2P lending platforms. As the borrower makes repayments, you earn interest.

Opportunity

P2P lending can offer relatively high returns compared to traditional savings accounts or bonds. However, it also involves a higher level of risk.

Risk

The main risk associated with P2P lending is the possibility of borrower default. To mitigate this risk, diversify your investments and thoroughly research the borrower’s credit history.

Success Story

Peter Renton, founder of Lend Academy, has shared his knowledge and experiences with thousands of investors worldwide, becoming a leader in the P2P lending industry.

9.Creating an App

Creating an app can be a lucrative passive income idea, especially if you can identify a gap in the market and develop an app that solves a problem or provides a valuable service.

How Does It Work?

You come up with an app idea, design and develop the app, and then monetize it through in-app ads, download fees, subscriptions, or in-app purchases.

Opportunity

Creating an app has immense potential, especially if the app becomes popular and widely used.

Risk

Creating an app requires significant time and effort. Moreover, the app market is highly competitive, and your app needs to stand out to be successful.

Success Story

Ben Silbermann, co-founder of Pinterest, has created one of the most popular social media platforms in the world through his innovative app.

10.Writing Blogs

Writing blogs can be a great way to earn passive income. With a blog, you can monetize your content through various methods, such as display advertising, affiliate marketing, sponsored posts, or selling digital products.

How Does It Work?

You create a blog around a specific niche, produce high-quality content, and optimize your blog for search engines. As your blog’s traffic grows, you can monetize your content and generate passive income.

Opportunity

Blogging allows you to share your knowledge and expertise with a larger audience, build a dedicated following, and generate a steady stream of income.

Risk

Creating a successful blog requires consistent effort, time, and strategic planning. However, with the right strategies and dedication, you can build a successful blog that generates a steady stream of passive income.

Success Story

Ella Mills, also known as Deliciously Ella, turned her passion for healthy living into a successful blog that has expanded into a successful brand.

11.Selling Photos and Videos Online

If you have a talent for photography or videography, you can monetize your skills by selling your photos and videos online.

How Does It Work?

You upload your digital assets (photos or videos) on stock photo websites or marketplaces. Each time someone downloads your photo or video, you earn a commission.

Opportunity

Selling photos and videos online can generate a steady stream of passive income, especially if your digital assets are of high quality and in demand.

Risk

While the potential for earning is high, creating high-quality photos and videos requires time, effort, and a good understanding of the market demand.

Success Story

Ryan Longnecker has built a successful business selling his photos and videos online. His work has been purchased and used by various clients for advertising, marketing, and editorial purposes.

12.Rent Out a Parking Space

If you have an unused parking space, you can rent it out to generate additional income.

How Does It Work?

You list your parking space on a rental platform or app, set the rental terms, and start earning passive income.

Opportunity

Renting out a parking space is a simple way to generate passive income with minimal effort. This strategy works best if your parking space is in a high-demand area.

Risk

The main risk here is ensuring that you’re not violating any restrictions or rules set by your housing association or local council by renting out your parking space.

13.Creating an Affiliate Marketing Strategy

Affiliate marketing is a strategy in which you promote other people’s products and earn a commission for each sale made through your referral link.

How Does It Work?

You join an affiliate marketing program, promote products on your website or social media platforms, and earn a commission for each sale made through your affiliate link.

Opportunity

Affiliate marketing can be a great way to earn passive income, especially if you have a large following or a high-traffic website.

Risk

Affiliate marketing can be competitive, and there’s no guarantee of revenue. Moreover, it requires continuous effort to generate leads and keep your audience engaged.

Summary and Key Takeaways

Generating passive income as a young adult can provide financial security, freedom, and a solid foundation for future wealth accumulation. Here are some key takeaways:

•Start Early: Starting early allows you to leverage the power of compounding and learn from your experiences.

•Diversify: Don’t rely on a single source of income. Diversify your income streams to mitigate risk and increase your earning potential.

•Invest Wisely: Whether it’s real estate, stocks, or a high-yield savings account, make sure to conduct thorough research and invest wisely.

•Leverage Your Skills: Use your skills and passion to create value and generate income. Whether it’s writing blogs, creating an app, or selling photos online, there’s a passive income opportunity for everyone.

•Think Long-Term: Building a passive income stream takes time and consistent effort. It’s not a quick fix for financial problems, but a long-term strategy for financial abundance.

•Keep Learning: The world of passive income is dynamic and ever-evolving. Keep learning, stay updated, and adapt to changes to stay ahead in the game.

With the right mindset, strategic planning, and consistent effort, any young adult can start generating passive income. The key is to start now, learn as you go, and keep exploring new opportunities.

Passive Income Explained: Debunking the Myth

December 1, 2023

Passive income — the term itself evokes images of money rolling in while you sleep, without any active effort on your part. But is it really as effortless as it sounds, or is passive income a myth?

Historical Context of Passive Income

The concept of passive income is not new, but its interpretation has evolved significantly. Historically, passive income was primarily associated with land ownership and rental income. Landlords would receive rent from their properties, a classic example of income requiring minimal effort. With the advent of the industrial age, this expanded to include income from investments in businesses and stocks.

In the modern digital era, the scope of passive income has further diversified. The internet and technological advancements have introduced new passive income streams like online courses, digital products, and automated online businesses. This evolution reflects the changing dynamics of economies and the innovative ways people can generate income without active involvement.

Passive Income: A Dream or Reality?

When we talk about passive income, it’s essential to understand what it actually means. Passive Income is income resulting from cash flow received regularly, requiring minimal to no effort by the recipient to maintain it. This contrasts with active income, where earnings are directly correlated with the amount of work done.

The concept of passive income revolves around earning money from a venture in which an individual is not actively involved. However, reality often deviates from this ideal. Creating truly passive income streams requires significant upfront work, specialized skills, and a degree of luck, contradicting the belief that passive income is entirely effortless.

Misconceptions About Passive Income

The Set-It-and-Forget-It Myth

A common misconception with passive income is the idea that you can set up a stream and forget about it, expecting indefinite returns. This is usually not the case, as most passive income ventures, especially online, require ongoing attention to remain successful and satisfy customers.

However, certain specialized investment opportunities, like those offered by Robert Ventures, challenge this norm. Their investment models, particularly in high-yield bonds, are designed to provide stable, consistent returns with zero active management needed from the investor. This aligns with the traditional passive income concept where your initial investment effort yields long-term, hands-off income. While these opportunities offer a more straightforward path to passive income, it’s still wise to maintain a basic understanding of your investments and review their performance periodically.

The Instant Creation Myth

Another prevalent myth is that a passive income product or stream can be created swiftly, in a few days or weeks. The truth is that crafting a high-quality product or establishing a viable income stream takes considerable time, often requiring months or even years of development. Constant improvement and refinement are key to ensuring that your product or service delivers ongoing value to customers and generates the desired income.

In contrast, investing in Robert Ventures bonds will present a scenario where stable and predictable returns align more closely with expectations, without the extensive time investment typically required in other passive income ventures. This option will allow you for quicker entry into the realm of passive income, providing a straightforward and more immediate return on investment.

The Everyone-Can-Be-A-Teacher Myth

The idea that anyone can become a teacher and sell their expertise as an online course is another oversimplification. While these success stories are inspiring, they often omit the hard work, numerous failed attempts, and fortunate breaks that contribute to such achievements. To be a successful online teacher, one must possess not only extensive experience but also a deep understanding of the subject matter, along with the ability to effectively communicate and engage with students.

In contrast to the traditional teaching model, there are individuals like Joe Robert, who offer a different approach to passive income. Instead of guiding you to become an expert, Joe provides an opportunity to invest alongside him, as seen through his platform joerobert.com. This method presents a more direct route to passive income for those looking to invest rather than engage in the extensive process of becoming an online educator.

Legitimate Paths To Passive Income

Despite these misconceptions, there are legitimate and achievable ways to generate passive income. Here are three potential routes:

•Investment Portfolio: An investment portfolio, comprising various assets such as stocks, bonds, real estate, and mutual funds, offers a realistic method for most people to achieve passive income. By investing wisely and strategically over time, your assets can appreciate in value and generate income, either through capital gains or dividends.

•Business Ownership: Starting or investing in a business with the goal of it operating independently of your active involvement can lead to passive income. The challenge lies in establishing a business model and systems that function efficiently without constant personal supervision.

•Royalty Earnings: Earning royalties from intellectual property, creative works, patents, or licensing agreements represents another path to passive income. Payments received for the ongoing use of such assets can provide a steady income stream with minimal ongoing effort after the initial creation or acquisition.

The Bitter Truth and Exploring Opportunities with Robert Ventures

While passive income is achievable, it’s vital to approach it with a realistic mindset. There are no shortcuts to wealth, and the pursuit of passive income should complement, not replace, active income management and smart financial planning. Recognizing the upfront effort and risk involved in establishing passive income sources is crucial.

However, for those seeking a more straightforward path to passive income, Robert Ventures will provide an attractive alternative. Specializing in High-Yield Bonds, Robert Ventures presents a unique balance of risk and potential return. Robert Ventures bonds are characterized by higher interest rates due to their lower credit rating and offer prospects for higher returns, making them an attractive option for passive income seekers.

Investing in Robert Ventures will soon offer the opportunity for stable returns of up to 10% APY, providing a reliable source of passive income. This is particularly beneficial for those looking to diversify their portfolio without the need for continuous active management. Once available, Robert Ventures will manage the investing complexities, allowing investors to enjoy predictable, stable returns. Their carefully structured investment products are designed to make the concept of passive income more accessible and achievable for the average investor, offering a tangible avenue for augmenting income with minimal involvement.

In Summary: Key Takeaways

•The concept of passive income has evolved significantly, from traditional sources like land and property rent to a wide array of digital era opportunities.

•While passive income is achievable, it typically requires strategic planning, initial effort, and some level of ongoing oversight.

•Myths about passive income, such as the ease of creation and the possibility of completely hands-off management, often lead to unrealistic expectations.

•Viable paths to passive income include diversified investment portfolios, autonomous business operations, and royalty earnings from intellectual property.

•Robert Ventures is set to stand out as a noteworthy option for those looking to venture into high-yield bonds. Soon, they will offer a unique opportunity for stable and predictable passive income, ideal for investors seeking to minimize active involvement.

•As with any investment, it’s crucial to conduct thorough research and understand the associated risks and rewards to make informed decisions.

Is passive income a myth? The answer is nuanced. While it may not be as effortless as often portrayed, passive income will soon be attainable with opportunities like those to be offered by Robert Ventures. A clear strategy and thoughtful investment can lead to income streams that require minimal active involvement, demonstrating that passive income, though not always straightforward, is a realistic goal with dedication and smart planning.

Passive Income Insights: How Passive Income is Taxed

November 26, 2023

Passive income, often referred to as unearned income, is money earned with minimal active effort or regular work once the income source is established.

Classic examples of passive income include rental income, investment dividends, and interest from savings accounts. Beyond these, several traditional avenues have also been reliable sources of passive income over time.

Royalties from intellectual property, such as patents, books, or music, form a key part of this category. These royalties are earned each time the intellectual property is used or sold. Annuities, integral to retirement planning, provide a consistent income stream, either over a specific period or for the lifetime of the individual.

Another traditional passive income source is investing in limited partnerships. In these arrangements, investors contribute capital but are not involved in the daily operations, yet they receive a portion of the profits. Additionally, generating income through interest from bonds, whether from individual bonds or bond funds, remains a popular and stable choice. Silent business partnerships also offer a way to earn income without direct management involvement, where an investment yields a share of the business profits.

Furthermore, the modern financial landscape has introduced innovative forms such as peer-to-peer lending platforms and cryptocurrency staking. These emerging methods underscore the evolving nature of passive income generation, blending traditional concepts with new-age financial technologies.

Passive Income vs. Active Income

The distinction between passive and active income lies primarily in the effort and involvement required. Active income is derived from performing services or working a job, where direct work such as wages, salaries, and commissions is essential. In contrast, passive income demands far less hands-on involvement. It typically originates from investments or other sources that don’t require daily labor or effort. This difference is not just financial but also psychological and lifestyle- oriented. Passive income offers a sense of financial freedom and flexibility, as it is not directly tied to time spent working. Recent trends indicate a growing reliance on passive income, reflecting a broader shift in how people view work and income generation.

Forms of Passive Income

Rental Properties:

Acquiring and renting out a property can create a steady stream of passive income, offering significant long-term financial benefits. However, being a landlord involves responsibilities like maintenance, tenant management, and legal compliance.

Long-Term Rentals: This traditional approach involves renting out properties such as apartments or houses on a year-long basis or more. For example, owning and leasing a two- bedroom apartment in a high-demand urban area can yield consistent monthly revenue. However, landlords must budget for ongoing expenses like property taxes, insurance, and maintenance costs.

Short-Term Rental Platforms: The advent of platforms like Airbnb has added a dynamic dimension to rental income. By renting out a part of or an entire property for short durations, property owners can often command higher rates compared to long-term rentals. For instance, listing a furnished studio apartment in a tourist-friendly city on Airbnb can attract a steady flow of guests. Yet, this model brings unique challenges such as higher guest turnover and the need to stay updated with local regulations impacting short-term rentals.

Navigating Regulations: Landlords must be mindful of local regulations, which can include specific safety standards, zoning laws, and rental license requirements. Some areas impose strict limits on short-term rentals, which can affect rental strategies.

Beyond Immediate Income: The benefits of rental properties are not limited to rental income. Property appreciation over time can enhance long-term financial returns, although factors like market volatility and potential depreciation should be considered.

Informative Resources: For those seeking detailed information, resources such as the National Landlord Association, real estate investment blogs, or BiggerPockets provide extensive insights into property management, legal aspects, and financial planning for landlords.

Real-Life Examples: Integrating case studies of successful landlords can offer practical perspectives. A case study highlighting a landlord’s transition from long-term to short-term rentals, detailing changes in revenue streams and operational approaches, can be particularly enlightening.

Real Estate Investment Trusts (REITs)

REITs allow investment in real estate without the hands-on work of being a landlord. These trusts invest in various properties, providing investors with a diversified real estate portfolio. The performance of REITs can be influenced by broader economic factors, making them a potentially volatile but lucrative investment.

Dividend Stocks

Regular payouts from a company’s earnings to its shareholders can be a good source of passive income. However, these dividends are subject to market risks and company performance, requiring investors to conduct thorough research and diversification to mitigate risks.

Bond Ladders

A portfolio of bonds with differing maturity dates can generate a consistent income stream. This strategy involves buying bonds that mature at different times, ensuring a regular return on investment. It’s a more conservative form of investment, appealing to those seeking stability over high returns.

High-Yield CDs and Savings Accounts

These financial products offer a safe but often lower-yield option for passive income. They are best suited for risk-averse individuals who prioritize the security of their capital over higher returns.

How Is Passive Income Taxed?

The taxation of passive income varies and can be quite complex, depending on the nature of the income source. Generally, passive income is taxed in a manner similar to active income, but there are specific nuances and rules for different types of passive income sources. It’s important to understand these differences for effective financial planning:

Rental Income:

•Taxed like regular income.

•Allows deductions for property-related expenses such as maintenance, property taxes, and insurance.

Stock Dividends:

•Ordinary Dividends: Taxed as ordinary income, similar to wages or a salary.

•Qualified Dividends: Eligible for lower capital gains tax rates, making them more tax-efficient.

Interest from Savings Accounts:

•Taxed as earned income. This includes interest from high-yield savings accounts, CDs, and other similar financial products.

Passive vs. Active Income Tax

While passive income is often taxed similarly to active income, there can be differences. The type of income, along with an individual’s overall financial situation, determines the tax implications. For example, those in higher tax brackets may face different consequences for their passive income compared to lower-bracket individuals. It’s essential to understand these nuances to manage tax liabilities effectively.

Diversifying Passive Income Streams

Creating multiple passive income streams is not just a strategy for increasing income, but also for risk management. Diversifying across different asset classes, such as real estate, stocks, bonds, and new-age digital assets, can cushion against market volatility and economic downturns. For instance, while the stock market may experience a downturn, real estate investments might hold or even increase in value, offering a balance in the overall income portfolio. Moreover, diversifying within each asset class, such as investing in different types of stocks or properties in various locations, can further enhance risk mitigation.

Growing Passive Income and Minimizing Tax

Several strategies can help in not only growing passive income but also in keeping the tax burden low:

•Long-term Capital Gains: Investments held for more than a year before selling typically qualify for lower long-term capital gains tax rates compared to short-term investments.

•Municipal Bonds: These government-issued bonds often provide tax-free interest income, making them an attractive option for tax-efficient income.

•Roth IRA: Contributions to a Roth IRA grow tax-free, and withdrawals in retirement are also tax-free, offering a tax-efficient passive income stream in later years.

These strategies require careful planning and understanding of individual financial situations and future income needs.

Investment Tips

Consulting a financial advisor can be a game-changer when it comes to developing a passive income strategy. They’re equipped to guide you through selecting investments that align with your risk appetite, time frame for investing, and overall financial objectives. Keeping up to date with the latest financial news and market trends is also key for making informed decisions at the right time. Plus, it’s wise to periodically revisit and tweak your investment portfolio, ensuring it stays in sync with both the ever-evolving market landscape and your personal financial aspirations.

Self-Charged Interest and Business Investments

Passive income can also come from self-charged interest, where an individual loans money to their business and earns interest. This can be an effective way of moving funds while generating income. In terms of business investments, income is considered passive if the individual’s involvement is limited to financial investment. This includes silent partnerships or limited partnerships where the investor is not actively involved in the day-to-day operations of the business.

Passive Income Tax Deductions

Just like regular income, passive income allows for various deductions to reduce tax liability. For rental real estate, for example, there’s a special allowance deduction that can significantly reduce taxable income. Other deductions may include depreciation, maintenance costs, and interest on loans used for investment purposes. Keeping detailed records and understanding applicable deductions are crucial for maximizing tax benefits.

Reporting Passive Income on Your Tax Return

Accuracy in reporting passive income on tax returns is essential. This includes maintaining all relevant documents, such as income statements and records of expenses. It’s advisable to work with a tax professional who can help in accurately reporting income and navigating the complexities of passive income taxation. They can also assist in leveraging tax deductions and structuring investments for tax efficiency.

Summary and Key Takeaways

Grasping the nuances of how passive income is taxed is a cornerstone of savvy financial management. Here are the essential takeaways to keep in mind:

•Nature of Passive Income: It includes earnings from activities that don’t demand your ongoing, active involvement. Examples are rental properties, dividend stocks, and interest from savings accounts.

•Taxation Similarities and Differences: Generally, passive income faces taxation much like active income. However, the specifics can vary depending on the type of income. For instance, rental income and dividends each follow their unique tax rules.

•Importance of Diversification: Spreading your investments across various passive income streams is not just about potentially boosting returns; it’s also a smart move for mitigating risks.

•Tax Efficiency Strategies: To make the most of your investments, consider strategies like focusing on long-term capital gains, putting money into municipal bonds for tax-free interest, and taking advantage of Roth IRAs for their tax-free growth and withdrawals.

•The Role of Accurate Reporting: Keeping track of and accurately reporting your passive income, along with understanding which tax deductions apply, is key to effectively managing your tax responsibilities.

Navigating the complexities of passive income and its tax implications might seem daunting, but armed with the right information and tactics, it can become a valuable part of your financial toolkit.

Bonds Payable: Guide and definition

November 26, 2023

Bonds payable function as a contractual obligation between two parties: the issuer and the purchaser. The issuer, in need of financing, commits to a series of timely interest payments and a final principal repayment at maturity. The terms of these bonds vary and are detailed in a bond indenture agreement.

•Issuer: The entity (such as a corporation or government) that creates and distributes the bonds to raise funds.

•Purchaser: An investor or entity that buys the bonds, providing capital to the issuer in exchange for future interest payments and the return of principal at maturity.

Bonds Payable on Balance Sheet

The “Bonds Payable” line item is typically found in the liabilities section of the balance sheet. This is because bonds, being future outflows of cash (interest expense and principal repayment), are viewed as liabilities. The “payable” in the term signifies an unfulfilled future payment obligation.

•Balance Sheet: A snapshot of a company’s financial position, showing assets, liabilities, and shareholders’ equity at a specific time.

•Liabilities: Financial obligations of a company, including debts and other amounts owed, categorized as current or non-current.

Current vs. Non-Current Bonds Payable

Depending on the maturity date, bonds payable are often divided into “Bonds payable, current portion” and “Bonds payable, non-current portion”. If the maturity date is less than 12 months, it’s classified as current. If it’s more than 12 months, it’s categorized as non-current.

Accounting for Bonds Payable

Recording Bonds Payable

When a company issues bonds to raise cash, it goes through a process of recording these transactions in its financial statements. This process is crucial for accurately reflecting the company’s financial obligations. Here’s how it works:

1.Issuing Bonds: Initially, the company issues bonds to investors. In exchange for these bonds, investors provide the company with cash. This cash inflow is what the company seeks to raise through the bond issuance.

2.Face Value on Books: The company records the total amount it promises to pay back to the bondholders (the face value of the bonds) as “bonds payable” in its accounting books. This is an acknowledgment of the debt the company owes to the bondholders.

3.Fair Value of Bonds: The cash actually received for each bond, known as its “fair value,” might differ from the bond’s face value. For example, a bond with a face value of $1,000 might be sold for $950.

4.Dealing with Premiums or Discounts:

1.Premium: If the company receives more cash than the bond’s face value (e.g., a $1,000 bond is sold for $1,050), the extra amount ($50 in this case) is recorded as a “premium.” This indicates that investors are willing to pay more than the bond’s face value.

2.Discount: If the company receives less than the bond’s face value (e.g., a $1,000 bond is sold for

$950), the difference ($50) is recorded as a “discount.” This shows that the bond was sold for less than its nominal value.

1. Importance of Recording: This step is essential to reflect the actual cost of borrowing and the true value of the bonds based on market conditions.

Through this process, the company’s financial statements accurately capture the nuances of the bond transaction, providing a clear picture of its financial obligations.

Carrying Value of Bonds

The carrying value of a bond, also known as its book value, represents the actual value of the bond on the issuer’s balance sheet. This value is the sum of the bond’s face value (referred to as bonds payable) and any unamortized premium or discount. It is crucial to understand that the carrying value of a bond will differ from its face value unless the bond was issued at par.

Issuance at Par: When a bond is issued at its face value, the carrying value is identical to the bond payable amount, as there is no premium or discount involved. For instance, if a $100,000 bond is issued at par, its carrying value at issuance is $100,000.

Issuance at a Premium: If a bond’s coupon rate is higher than the current market interest rate, it is issued at a premium. In such cases, investors pay more than the face value. For example, a $100,000 bond issued at a 5% premium will have an initial carrying value of $105,000, which is the sum of its $100,000 face value and the $5,000 premium. This premium is amortized over the life of the bond, decreasing the carrying value to the face value at maturity.

Issuance at a Discount: If the bond’s coupon rate is below the market rate, it is issued at a discount. For example, if a $100,000 bond is issued at a 5% discount, its initial carrying value is $95,000, the face value minus the $5,000 discount. The discount is amortized over the bond’s life, gradually increasing the carrying value to the face value.

Amortization of Premiums and Discounts: The carrying value of a bond changes over time as the premium or discount is amortized. The amortization of a premium involves a decrease in the carrying value, while the amortization of a discount results in an increase. This process is reflected in the financial statements through periodic journal entries.

For example, consider a bond with a face value of $100,000, issued at a 5% premium due to its coupon rate being higher than the market rate. The initial carrying value is $105,000. If the premium is amortized equally over a 5-year period, each year, $1,000 (the $5,000 premium divided by 5 years) is subtracted from the carrying value. Consequently, at the end of the first year, the carrying value would be $104,000, and it would eventually equal the face value of $100,000 by the end of the bond’s term.

In summary, the carrying value of a bond is a dynamic figure that reflects the issuer’s actual debt obligation over the life of the bond. It is influenced by the bond’s issuance price relative to its face value and the process of amortization. Understanding this concept is essential for accurate financial reporting and provides a realistic view of a company’s long-term debt situation.

Amortizing Bonds Payable

If a bond is issued at a premium or at a discount, the amount is amortized over the years until maturity. An amortization schedule can be created to track the changes to the premium or discount every period coupon payments are due.

When a company raises a specified amount through bond issuances, it makes journal entries to record the transaction. As an example, if a company raises $1 million, the Cash Account and Bonds Payable are debited and credited by $1 million, respectively.

Financial Implications of Bonds

Interest Expense and Repayment

For each month that the bond is outstanding, the “Interest Expense” is debited, and “Interest Payable” is credited until the interest payment date comes around. After each periodic interest expense payment per the bond indenture, the “Interest Payable” is debited by the accumulated interest owed, with “Cash” representing the offsetting account.

Advantages of Issuing Bonds

Corporations often prefer issuing bonds over stock as the former is considered a less expensive source of financing. This is mainly attributed to the tax deductibility of bond interests, which creates a “tax shield.” Additionally, bondholders do not dilute a company’s equity, making bonds an attractive option for financially stable companies.

Principal Repayment

The journal entry on the date of maturity and principal repayment involves debiting “Bonds Payable” by the principal amount and crediting the “Cash” account by the same amount. This leaves zero outstanding balance owed by the issuer.

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Summary and Key Takeaways

Bonds payable represent a form of debt financing used by various entities to raise capital. They are contractual obligations that require the issuer to make periodic interest payments and a final principal repayment at maturity. Bonds payable is a preferred form of financing for many corporations due to its cost- effectiveness and non-dilutive nature. They are categorized as current or non-current based on their maturity dates. The issuance of bonds and their repayment, whether principal or interest, are recorded as journal entries.

Key takeaways:

•Bonds payable are a form of debt financing.

•They are contractual obligations between the issuer and the purchaser.

•Bonds payable are classified as current or non-current based on their maturity dates.

•The face value of bonds issued is recorded as bonds payable.

•The carrying value of a bond is the sum of the bond payable and any unamortized premium or discount.

•Bonds can be issued at a premium, at par, or at a discount.

•Both interest and principal repayments are recorded as journal entries.

Passive Income vs Active Income: Achieve Financial Freedom

November 22, 2023

Achieving financial independence involves understanding and effectively leveraging two key types of income - active income and passive income. This comprehensive guide will provide an in-depth analysis of passive income vs active income, their respective advantages, and how they can contribute to your financial success.

Understanding Active Income

Active income is the most traditional and straightforward way of earning money, characterized by a direct exchange of labor or service for financial gain. It’s the income one earns from actively participating in a profession or business operation. This encompasses salaries for employees, hourly wages, earnings from self-employment, and commissions or tips based on performance.

Central to active income is the principle of trading time for money. Whether it’s a regular 9-to-5 job, freelance projects, or running a business, the income generated requires active, consistent involvement. The more time and effort one invests, the greater the potential earnings. This direct relationship between work and pay defines active income.

Active income is reliable and predictable, making it the primary financial source for most individuals. It provides immediate funds for daily living and expenses. However, its main limitation is its dependency on continuous work: the income stream ceases when one stops working.

Recognizing this limitation is crucial in understanding why diversifying income streams and incorporating passive income is essential for long-term financial stability and independence.

Defining Active Income

Active income is revenue generated from providing a service. This includes wages, tips, salaries, commissions, and income from businesses in which there is material participation.

Types of Active Income

Active income, while straightforward in concept, manifests in various forms, each with unique characteristics, requirements, and potential earnings.

1.Salaries and Wages: This is the most prevalent form of active income. Salaries are fixed regular payments, typically received monthly, for contracted work within an organization. Wages, on the other hand, are often hourly-based payments for work done, making them more variable. Both are common in traditional employment settings, where individuals exchange their time and skills for financial compensation. This form of income is predictable and provides a sense of financial security, though it’s limited by the hours one can work and often lacks scalability.

2.Self-Employment: Encompassing income from freelance work, consulting, and small business ownership, self-employment represents a more autonomous form of active income. Unlike traditional employment, self-employed individuals have greater control over their work, earnings potential, and schedule. However, this comes with increased responsibilities such as business risk, irregular income patterns, and often, the need to continuously find new clients or projects. This type of income is suited for those who value flexibility and are comfortable with a degree of unpredictability in their earnings.

3.Commissions and Bonuses: Often found in sales, real estate, and certain service industries, this income type is directly tied to performance or achievement of specific targets. Commissions are generally a percentage of sales made, incentivizing high productivity and success. Bonuses, meanwhile, are additional payments awarded for meeting or exceeding job expectations. Both commission and bonus structures encourage performance-driven work, making income potential high yet variable, and often, less predictable.

Each of these active income types requires a direct input of effort and time. While they offer different degrees of predictability, flexibility, and earning potential, they share a common characteristic: the need for active participation to generate income. This understanding is crucial when considering the broader picture of financial planning and the role of diversifying income streams for long-term stability.

Understanding Passive Income

Passive income is a concept distinct from active income, based on earning money with minimal ongoing effort. It’s the kind of income that once set up, continues to generate earnings without constant active involvement. This form of income is often idealized as earning money while you sleep, signifying its ability to provide financial returns outside of regular work hours or jobs.

The essence of passive income lies in its initial setup. Unlike active income, where you earn based on the time and effort you put in continually, passive income typically requires an upfront investment. This investment can be in the form of time, such as setting up a business system or creating a product, or financial, like investing in income-generating assets. Once established, these streams require little to no daily management to maintain their income-generating capability.

The unique appeal of passive income is in its potential to provide financial stability and freedom. It allows individuals to earn without the direct correlation to the hours worked, offering a more flexible approach to income generation. This doesn’t imply that earning passive income is effortless; rather, the effort is front-loaded, and the rewards are reaped over time, often with less direct daily involvement.

Defining Passive Income

Passive income is a type of earnings that accrues from sources in which an individual does not actively participate on a regular, day-to-day basis. It represents the concept of making money with minimal ongoing effort, often referred to as earning while you sleep. This income stream is distinct from active income, as it doesn’t require a direct exchange of time for money. Instead, it typically originates from investments, assets, or business ventures set up to generate continuous revenue.

The unique characteristic of passive income is its ability to provide a steady cash flow with little to no daily involvement, offering a form of financial independence that decouples earnings from constant active work.

Types of Passive Income

•Dividends and Interest Income: This type of income is earned from investing in stocks, bonds, or other interest-bearing accounts. Dividends are portions of a company’s profit paid out to shareholders, offering a return on stock investments. Interest income, meanwhile, is earned from savings accounts, certificates of deposit, or bonds. These investments work for you, generating income without the need for daily management.

•Rental Income: One of the most common forms of passive income, rental income is derived from leasing property you own, such as residential homes, apartments, or commercial properties. The key to this income stream is that the property generates rent, providing a steady monthly income. While it requires initial investment and occasional maintenance, the day-to-day income generation is largely passive.

•Royalties: If you’ve created intellectual property like music, books, patents, or software, you can earn royalties when others use or license these creations. Royalties provide a way to monetize creative or innovative work over time, with income accruing each time the work is used or sold by others.

•Capital Gains: This income is realized when you sell an investment or asset for more than the purchase price. While often associated with stocks, capital gains can also come from real estate, art, or other valuable assets. It’s considered passive because the gain accrues over time and is realized at the point of sale, rather than through continuous active involvement.

Comparing Passive Income vs Active Income

While both forms of income serve a purpose in your financial journey, understanding their key differences can help you strategize your path toward financial freedom.

•Taxation: One of the most significant differences lies in taxation. Active income, such as salaries and wages, is often taxed at higher rates than passive income. Passive income streams like long-term capital gains and qualified dividends typically benefit from lower tax rates. This difference in tax treatment can make passive income more attractive from a financial planning perspective, as it can lead to greater net earnings over time.

•Lifestyle Impact: Active income demands consistent work and time investment, tying financial success directly to the number of hours worked. In contrast, passive income offers a more flexible lifestyle. Since it’s not directly tied to daily labor or effort, it allows for more personal freedom and time for other pursuits. This can lead to a better work-life balance and can be especially appealing for those seeking to reduce their daily work commitments.

•Risk Factors: Each income type carries different risk profiles. Active income, particularly for salaried positions, generally offers more stability and predictability. You typically know how much you’ll earn and when you’ll receive it. On the other hand, passive income can be less predictable and more susceptible to market dynamics and other external factors. Investments can fluctuate, and rental properties may face vacancies. However, this risk can be mitigated through diversification and careful planning.

•Effort and Involvement: Active income requires continuous effort; when you stop working, the income stops too. Passive income necessitates upfront effort or capital, but once established, it requires minimal ongoing involvement. This fundamental difference influences how you approach each income type in terms of your time, energy, and resources.

•Growth Potential: Active income is limited by the number of hours one can work and the rate one is paid. Passive income, however, has the potential to grow over time and can often be scaled more easily. Investments can appreciate in value, and rental properties can increase in rent, leading to higher passive earnings without proportional increases in effort.

The Power of Combining Active and Passive Income

Achieving financial freedom often hinges on the effective combination of both active and passive income streams. By integrating these two forms of income, individuals can optimize their financial portfolio for stability, flexibility, and growth.

Diversification of Income: The foundation of financial security is diversification. By having a mix of active and passive income sources, you’re not solely reliant on one type of income. This reduces financial risk, as the diverse income streams can cushion against job loss, economic downturns, or underperforming investments. Diversification also opens up multiple channels for wealth accumulation, creating a more resilient financial situation.

Financial Goals and Flexibility: A balanced approach towards active and passive income can significantly enhance your ability to meet financial goals. Active income provides a steady cash flow for immediate needs, while passive income can contribute to long-term savings and investment goals. This combination allows for greater financial flexibility, enabling you to allocate resources towards different objectives like retirement savings, debt repayment, or investment opportunities.

Maximized Tax Benefits: Different income types come with varying tax implications. Active income is often taxed more heavily than passive income. By having a diversified income portfolio, you can potentially lower your overall tax burden. Capital gains from passive income sources, for example, are typically taxed at a lower rate than regular income. This can lead to significant tax savings, allowing you to retain more of your earnings.

Continuity and Stability: Combining active and passive income can provide a safety net during periods when active income is reduced, such as during career transitions, health issues, or economic downturns. Passive income streams like rental income or dividends can offer a steady flow of money even in times when active work is not possible.

Long-Term Wealth Building: Passive income streams, especially those that appreciate over time like real estate or certain investments, contribute to long-term wealth accumulation. When combined with active income, they can accelerate financial growth, allowing for earlier retirement, more significant investments, and an overall more robust financial portfolio.

Summary and Key Takeaways

Diversifying your income between active and passive sources can help you achieve financial security. Tailoring your approach to your unique financial circumstances, goals, and resources is crucial to maximize the potential of both income sources.

Passive income and active income are two different strategies for earning money, each with its own set of advantages, risks, and tax implications. Active income involves trading time and effort for money, while passive income is money earned automatically from an investment, product, or system that you’ve established. Both types of income sources are essential for financial stability and independence.

Key Takeaways:

1.Active income includes salaries, wages, commissions, and self-employment income.

2.Passive income includes dividends, interest income, rental income, royalties, and capital gains.

3.Passive income is generally taxed at a lower rate than active income.

4.Diversifying between active and passive income sources can lead to financial stability and potential tax advantages.

5.Leveraging both active and passive income sources is key to achieving financial goals and flexibility.

High Yield Bonds Explained: Definition and Types

November 22, 2023

What are High Yield Bonds?

High yield bonds are essentially a form of corporate debt that pays higher returns due to their lower credit ratings. The term “junk bonds” often refers to these high yield bonds because of their increased likelihood to default. The issuers of such bonds usually comprise startup ventures or capital-intensive companies with a high ratio of debt.

Understanding High Yield Bonds

A high yield bond is a debt instrument issued by a company with the promise to pay interest and return the principal at maturity. The “junk” status of these bonds indicates that they are issued by companies with poorer credit quality.

Credit Ratings of High Yield Bonds

Typically, high yield bonds carry lower credit ratings from leading credit agencies. A bond is considered non-investment grade or high yield if it has a rating below BB+ from Standard & Poor’s and Fitch, or Ba1 or below from Moody’s. Bonds with ratings above these levels are considered investment grade.

Subcategories of High Yield Bonds

High yield bonds can be divided into two main subcategories:

•Fallen angels - A bond that has been downgraded by a major rating agency due to the issuing company’s poor credit quality.

•Rising stars - A bond whose rating has increased because of the issuing company’s improving credit quality.

Advantages and Disadvantages of High Yield Bonds

Like any financial instrument, high yield bonds come with their own set of advantages and disadvantages.

Advantages

•Higher returns: High yield bonds offer higher yields than investment-grade bonds if they do not default. The bonds with the highest risks typically offer the highest yields.

•Potential for capital appreciation: If the issuing company’s financial performance improves, the price of a high yield bond can significantly increase.

Disadvantages

•Default risk: High yield bonds are more likely to default, which is the most significant risk for investors.

•Higher volatility: Prices of high yield bonds have been historically more volatile than their investment-grade counterparts.

•Interest rate risk: All bonds face the risk that market interest rates will rise and cause the price of a bond to decrease.

•Liquidity risk: High yield bonds generally have higher liquidity risk than investment-grade bonds.

Investment Grade vs Non-Investment Grade

Bonds can typically be classified into investment grade and non-investment grade. When a bond is rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s or Fitch, it is considered investment grade. Bonds rated Ba1 or lower by Moody’s or BB+ or lower by Standard & Poor’s or Fitch are considered non-investment grade.

Investing in High Yield Bonds

There are several ways to invest in high yield bonds:

•Buy high yield corporate bonds directly from broker-dealers.

•Buy into a mutual fund or ETF that holds high yield bonds.

The Effect of Rising Interest Rates on High Yield Bonds

When interest rates rise, the market value of high yield bonds can decline. However, rising interest rates can also benefit high yield bonds as interest rates usually increase when the economy expands.

High Yield Bonds and Credit Rating Agencies

Credit rating agencies evaluate bond issuers and assign ratings. Those issuers considered to have a greater risk of defaulting on repayments are rated below investment grade and thus, must pay higher coupons to attract investors.

Evolution of High Yield Bonds Market

The high yield market has evolved significantly over the years. Today, much high yield debt is used for general corporate purposes such as financing capital needs or consolidating and paying down bank lines of credit.

Benefits of Investing in High Yield Bonds

High yield bonds may offer investors a number of potential benefits:

•Diversification: High yield bonds typically have a low correlation to investment-grade fixed income sectors, which means that adding high yield securities to a broad fixed income portfolio may enhance portfolio diversification.

•Enhanced current income: High yield bonds usually offer significantly greater yields than government bonds and many investment grade corporate bonds.

•Capital appreciation: An economic upturn or improved performance at the issuing company can have a significant impact on the price of a high yield bond.

Risks Associated with High Yield Bonds

Compared to investment-grade corporate and sovereign bonds, high yield bonds are more volatile with higher default risk among underlying issuers. In times of economic stress, defaults may spike, making the asset class more sensitive to the economic outlook than other sectors of the bond market.

Summary and Key Takeaways:

High yield bonds, often referred to as junk bonds, are corporate debt securities that offer higher interest rates due to their lower credit ratings, typically issued by startups or highly indebted firms. These bonds carry risks such as default, volatility, interest rate changes, and liquidity concerns, but also offer potential benefits like higher returns, capital appreciation, and diversification for investors. Their attractiveness hinges on the investor’s risk tolerance and financial goals. The market for high yield bonds has evolved, becoming a significant part of corporate financing for various purposes.

•Definition and Nature: High yield bonds are lower-rated corporate debt securities that provide higher returns due to increased risk.

•Credit Ratings: These bonds are rated below investment grade by major credit rating agencies.

•Subcategories: Includes ‘fallen angels’ (downgraded bonds) and ‘rising stars’ (upgraded bonds).

•Risks: High default risk, volatility, interest rate risk, and liquidity risk.

•Benefits: Offers higher yields, potential for capital appreciation, and portfolio diversification.

•Investment Strategies: Can be invested in directly or through mutual funds and ETFs.

•Market Sensitivity: Sensitive to interest rate changes and overall economic conditions.

•Evolution: The high yield bond market has grown and diversified over time.

•Investor Considerations: Suitable for investors with higher risk tolerance and specific financial goals.

18 Passive Income Ideas for Wealth in Retirement

November 21, 2023

Retirement should be a time of relaxation and enjoyment, free from the constraints of a daily grind. However, to truly embrace the freedom and leisure that retirement offers, it’s essential to have a steady source of income that doesn’t require active involvement. This is where the concept of passive income retirement comes into play.

What is Passive Income Retirement?

Passive income retirement refers to generating a steady stream of income that requires little to no daily effort. Essentially, it’s about earning money while you sleep. However, it’s important to note that generating passive income isn’t an overnight success story. It requires an initial investment, whether in terms of money, time, or effort. However, once your passive income sources are established, they can provide a steady cash flow that can add significantly to your retirement funds.

Benefits of Building Passive Income

Building passive income has several advantages that can significantly boost your financial stability during retirement:

•Wealth Increase: Passive income can significantly contribute to your wealth, providing a financial cushion during your retirement years.

•Early Retirement: If generated effectively, passive income can allow you to retire early, giving you more time to enjoy your golden years.

•Financial Security: Passive income offers a safety net, ensuring you have a steady flow of income even if you lose other sources of income.

•Additional Retirement Income: Passive income can supplement your retirement funds, providing an additional source of income during your retirement.

Passive Income Retirement Ideas

Generating passive income for retirement requires strategic planning and investment. Here are some of the best retirement passive income ideas:

1.High-Yield Savings Accounts: High-yield savings accounts are a fantastic option for retirees seeking to earn a higher interest rate on their savings compared to standard savings accounts. These accounts are particularly beneficial for those who want their savings to grow while maintaining easy access to their funds. While exploring high-yield savings options, consider diversifying your retirement portfolio with high-yield bonds, which can offer potentially higher returns. For purchasing high-yield bonds, visit robertventures.com, which specializes in offering a selection of high-yield bond options.

2.Certificates of Deposit (CDs): Certificates of Deposit (CDs) are a secure and steady investment choice, especially suitable for those aiming to preserve capital while earning a fixed return. By investing in a CD, your money is locked in for a predetermined period at a set interest rate, often yielding higher returns than regular savings accounts. CDs are ideal for retirees who can afford to set aside money for a fixed term, ensuring a guaranteed and predictable income stream.

3.Make Passive Income with Your Own Home or Property: Your home, likely your most valuable asset, offers several opportunities to generate passive income:

1.Rent a Room: House sharing has become increasingly popular. Renting out a spare room in your home can provide a steady source of income and also broaden your social and support network, which is invaluable in retirement. This can be done through various platforms that connect homeowners with potential renters.

2.Be a Vacation Rental: Platforms like Airbnb have revolutionized the way people travel and stay in different locations. You can list your home on Airbnb, either permanently or temporarily, to generate income. This is particularly advantageous if you travel often, allowing you to rent out your home while you are away.

3.Rent Your Driveway: If you live near a popular venue or in a busy area, renting out your driveway can be a lucrative option. Platforms like JustPark facilitate this, allowing you to turn an otherwise unused space into a source of income.

4.Offer a Campsite: For those who live on larger properties or in scenic areas, offering a portion of your land as a campsite can attract travelers and adventurers, providing a unique way to earn money.

4.Invest in Dividend-Paying Stocks: These stocks represent shares in companies that pay out a portion of their profits to shareholders. Investing in dividend-paying stocks can provide a reliable source of income, typically distributed quarterly or annually. It’s essential to choose companies with a stable history of dividend payments and growth potential.

5.Explore Rental Income Opportunities: Purchasing and renting out residential or commercial properties can offer significant income. This strategy requires initial investment but can yield continuous returns. Effective property management is key, including maintenance and securing reliable tenants, to ensure a steady rental income.

6.Fixed Deposits and Senior Citizens Savings Scheme: Fixed deposits in banks or financial institutions offer a predetermined interest rate over a set period. The Senior Citizens Savings Scheme, specifically designed for retirees, provides a higher interest rate and tax benefits, making it an ideal low- risk investment.

7.Invest in Real Estate Investment Trusts (REITs): REITs allow investment in a diversified portfolio of real estate assets without the need to directly purchase property. They offer income through rental yields and potential capital appreciation, managed by professional teams, making them an attractive option for those not keen on direct property management.

8.Build a Dividend Portfolio of Mutual Funds: Mutual funds that focus on dividend-paying stocks can provide regular income. These funds aggregate investments from multiple individuals, allowing for diversified exposure to the stock market. Selecting funds with a history of stable dividends and low expense ratios is crucial.

9.Peer-to-Peer Lending Platforms: This modern form of lending involves directly lending money to individuals or businesses through online platforms. Investors can earn interest on their loans, but they should be aware of the risks involved, including the potential for default.

10.Create an Online Course or eBook: If you have specialized knowledge or skills, creating an online course or writing an eBook can be lucrative. This involves an initial effort to create content, but once published, it can provide ongoing income with little additional effort.

11.Royalties from Intellectual Property: For those who have created a unique product, written a book, composed music, or developed software, royalties can be a significant source of passive income. Each time the intellectual property is used or sold, the creator receives a payment.

12.Affiliate Marketing: By promoting products or services through a blog, social media, or a website, you can earn a commission for each sale made through your referral. This strategy requires building a substantial online presence and audience.

13.Automated or Outsourced Businesses: Investing in a business that runs autonomously or can be outsourced offers passive income. This might involve an upfront investment or time to set up but can yield returns with minimal ongoing involvement.

14.YouTube Channel or Blogging: Creating content about a passion or area of expertise can generate income through ads, sponsorships, or affiliate links. Success in this area requires consistently producing high-quality content and growing an audience.

15.License Photography or Artwork: If you have artistic skills, your photographs or artwork can be licensed to others for use in various media. This can provide a regular income stream each time your work is used.

16.Investing in Solar Energy: Solar energy investments can pay off in two ways: through government incentives (like tax credits or rebates) and by selling excess energy back to the power grid. This requires an initial investment in solar panels or solar projects.

17.Annuities: An annuity is a financial product that pays out a fixed stream of payments. Purchasing an annuity can provide a guaranteed income stream for a specified period or for life, making it a reliable retirement income source.

18.Systematic Withdrawal Plans (SWPs): This involves regularly withdrawing a fixed amount from your mutual fund investments. SWPs can turn a lump sum investment into a predictable income stream, ideal for meeting regular expenses in retirement.

Key Strategies to Generate Passive Income In Retirement

Generating passive income in retirement requires strategic planning and smart investments. Here are some key strategies:

Focus on Assets that Generate Income

To start generating passive income, you need to accumulate assets specifically intended to generate income. Like a seedling growing into a large tree, you need to look for and routinely add to your portfolio of passive income-producing assets.

Understand the Main Assets That Generate Passive Income

The main assets that generate passive income are businesses (privately owned or public stocks), loans, and income real estate. Understanding these assets is crucial for effective investment planning.

Start As Early As Possible

Starting your passive income planning and investment as early as possible can significantly boost your retirement funds. The power of steady compounding can’t be overstated.

Summary and Key Takeaways

Passive income retirement is all about planning and investing wisely to generate a steady stream of income during your retirement years. Here are the key takeaways:

•Passive income retirement provides a steady source of income without active involvement.

•It offers several benefits, including wealth increase, early retirement, financial security, and additional retirement income.

•Some of the best retirement passive income ideas include investing in dividend-paying stocks, exploring rental income opportunities, investing in fixed deposits and senior citizens savings scheme, investing in Real Estate Investment Trusts, building a dividend portfolio of mutual funds, and leveraging Systematic Withdrawal Plans.

•Key strategies for generating passive income in retirement include focusing on income-generating assets, understanding the main assets that generate passive income, and starting as early as possible.

Remember, your golden years should be a time of relaxation and enjoyment. By planning for passive income retirement, you can ensure financial stability and peace of mind during this phase of life.

Perpetual Bonds Unveiled: Definition, Characteristics, and Risks

November 9, 2023

A perpetual bond is a unique type of fixed-income security that is issued without an expiration or maturity date, hence the name “perpetual.” These bonds, also known as “consols” or “perps”, are essentially loan agreements where the issuer commits to making interest payments to the bondholder indefinitely.

What Are Perpetual Bonds?

Perpetual bonds are financial instruments that represent a long-term debt obligation. Unlike conventional bonds, which have a specified maturity date, perpetual bonds do not commit the issuer to repay the principal at a future date. Instead, the issuer is obligated to make periodic interest payments to the bondholder indefinitely, theoretically forever.

Characteristics of Perpetual Bonds

No Maturity Date

Perpetual bonds are distinct in that they lack a maturity date. This means the issuer is not legally obligated to repay the principal amount of the bond, thus the bonds theoretically last forever.

Regular Interest Payments

Despite the absence of a maturity date, perpetual bonds are obligated to make regular interest payments, often referred to as coupon payments, to the bondholder. These payments are typically made semi-annually or annually and are fixed, meaning they do not change over time.

Non-Redeemable

Another key feature of perpetual bonds is that they cannot be redeemed by the bondholder. This means the holder cannot demand the return of the principal amount from the issuer. However, the issuer often retains the right to redeem or “call” the bond at their discretion after a specified period.

Equity-Like Nature

Due to their perpetual nature and lack of principal repayment, perpetual bonds are often considered more similar to equity than debt. Just like a shareholder in a company receives dividends indefinitely, a holder of perpetual bonds receives interest payments forever.

The Appeal of Perpetual Bonds

Perpetual bonds can be an attractive investment for several reasons:

Steady Income Stream

For investors seeking a predictable income stream, perpetual bonds can be an ideal choice. The regular, fixed coupon payments provide a constant flow of income for the bondholder.

Higher Coupon Rates

Perpetual bonds typically offer higher coupon rates compared to similar bonds with a fixed maturity date. This higher interest rate serves as compensation for the perpetual nature of the bond and the associated risks.

Flexibility for Issuers

From the issuer’s perspective, perpetual bonds provide flexibility as they are not obligated to repay the principal amount. This attribute makes them a useful tool for raising capital, particularly in times of economic uncertainty.

Risks Associated with Perpetual Bonds

Despite their appeal, perpetual bonds come with several risks that investors should be aware of:

Credit Risk

Investors are exposed to the issuer’s credit risk indefinitely. If the issuer experiences financial difficulties or goes bankrupt, the investor’s income stream could be at risk.

Interest Rate Risk

Perpetual bonds are also subject to interest rate risk. If market interest rates rise above the bond’s coupon rate, the bond’s market value could decrease.

Call Risk

Since issuers often retain the right to call the bond, investors also face call risk. If the issuer decides to redeem the bond, the investor may be forced to reinvest their funds at a lower interest rate.

Calculating the Value of a Perpetual Bond

The value of a perpetual bond can be calculated using the formula: Present Value = C / r, where C is the annual coupon payment, and r is the discount rate or required rate of return. This formula reflects the present value of all future coupon payments, discounted back to the present day.

A Brief History and Examples of Perpetual Bonds

Perpetual bonds have a long history, with one of the earliest examples being the consols issued by the British government in the 18th century to fund wars and other government expenses. These bonds were a mainstay of the British debt structure until they were redeemed in 2015.

In recent times, perpetual bonds have been used by various entities to secure long-term financing. For example, The Walt Disney Company issued perpetual bonds in 2020, leveraging the low-interest-rate environment to obtain financing without the immediate concern of repayment.

In Asia, perpetual bonds have been particularly popular among banks, with institutions in the Philippines using them to meet Basel III capital requirements. Indian corporations and the government have also issued perpetual bonds, with the latter using them to manage fiscal deficits.

Summary and Key Takeaways

Perpetual bonds are a unique financial instrument that offers regular, fixed-interest payments indefinitely. They offer an attractive income stream, especially for investors seeking a steady, predictable flow of income. However, these bonds come with several risks, including credit risk, interest rate risk, and call risk.

Key takeaways from this article include:

•Perpetual bonds have no maturity or expiration date.

•These bonds offer a steady stream of interest payments indefinitely.

•Perpetual bonds are non-redeemable, but the issuer often retains the right to call the bond.

•Due to their perpetual nature, these bonds are considered more similar to equity than debt.

•Perpetual bonds come with several risks, including credit risk, interest rate risk, and call risk.

•The value of a perpetual bond can be calculated using a simple formula.

•Consulting with a financial advisor can provide valuable insights into investing in perpetual bonds.

By considering these factors and examples, investors can better assess whether perpetual bonds align with their investment goals and risk tolerance.

Top Real Estate Tax Advantages for Investors

November 9, 2023

Investing in real estate can be a lucrative venture for building long-term wealth. Not only does it offer the potential for recurring cash flow and appreciation, but it also provides numerous tax advantages that can significantly impact your financial picture. Understanding and leveraging these real estate tax benefits is essential for maximizing your savings and optimizing your investment strategy.

The Power of Real Estate Tax Deductions

One of the most significant financial perks of real estate investing is the ability to take advantage of tax deductions. These deductions allow you to reduce your taxable income and potentially save money on your taxes. As a real estate investor, you can deduct various expenses directly related to the operation, management, and maintenance of your properties. These deductions may include:

•Property taxes

•Property insurance

•Mortgage interest payments

•Property management fees

•Costs of maintenance and repairs

Additionally, you can also deduct business-related expenses associated with your real estate investment activities. These expenses may include advertising, office space, business equipment, legal and accounting fees, and travel expenses. By carefully tracking and documenting these expenses, you can lower your taxable income and maximize your tax savings.

Depreciation: A Valuable Tax Benefit

Depreciation is another powerful tax benefit available to real estate investors. It allows you to deduct the gradual loss of value of your income-producing properties over time due to wear and tear. The IRS provides guidelines for calculating depreciation based on the property’s market value, recovery period, and depreciation method.

Residential properties can be depreciated over 27.5 years, while commercial properties have a depreciation period of 39 years. By deducting depreciation expenses annually, you can further reduce your taxable income and potentially lower your overall tax liability.

Avoiding Self-Employment Taxes with Real Estate Investments

One unique advantage of real estate investing is the ability to generate income without incurring self-employment taxes. Unlike other self-employed individuals who are responsible for both the employer and employee portions of Social Security and Medicare taxes, rental income from real estate investments is exempt from these FICA taxes.

This means that as a real estate investor, you can potentially save thousands of dollars by avoiding these additional tax obligations. However, it’s important to note that this tax benefit only applies to rental income and not to other types of real estate activities, such as house flipping or wholesaling.

Leveraging Opportunity Zones for Tax Advantages

Opportunity Zones are designated areas established by the Tax Cuts and Jobs Act of 2017 to stimulate economic growth in distressed communities. By investing in these Opportunity Zones, real estate investors can benefit from significant tax advantages. These advantages include:

•Capital Gains Deferral: Investors can defer paying capital gains tax on the profits from the sale of other investments by reinvesting those gains into Opportunity Zone funds.

•Capital Gains Reduction: If the investment in an Opportunity Zone fund is held for a certain period, investors can reduce the amount of capital gains subject to tax.

•Tax-Free Gains: Investors who hold their Opportunity Zone investments for at least ten years can potentially eliminate capital gains tax on the appreciation of their investment.

The Power of 1031 Exchanges

A 1031 Exchange, named after Section 1031 of the Internal Revenue Code, offers real estate investors the opportunity to defer paying capital gains tax by exchanging one investment property for another. This strategy allows investors to “roll over” their gains into a new property, effectively deferring the tax liability until a future sale.

To qualify for a 1031 Exchange, the properties involved must meet certain criteria, including being of equal or greater value and held for business or investment purposes. By utilizing this tax strategy, investors can continue to grow their real estate portfolio without incurring immediate tax consequences, allowing for more significant wealth accumulation over time.

Pass-Through Deductions for Rental Income

Pass-through deductions are another valuable tax benefit available to real estate investors. Under the Tax Cuts and Jobs Act of 2017, owners of rental properties can deduct up to 20% of their net rental income on their personal tax returns. This deduction is aimed at reducing the tax burden on pass-through entities, such as sole proprietorships, partnerships, and S corporations.

To qualify for this deduction, certain criteria must be met, and it is essential to consult with a tax professional for guidance. However, when utilized effectively, this deduction can result in significant tax savings for real estate investors.

“Pass-through deductions provide real estate investors with a powerful tool to lower their tax liability and maximize their after-tax income from rental properties.” - Steve Byrne, Founder of EquiSource

Summary and Key Takeaways

Real estate investing offers a multitude of tax advantages that can significantly impact your financial success. By leveraging tax deductions, depreciation, self-employment tax benefits, Opportunity Zones, 1031 Exchanges, and pass-through deductions, investors can maximize their wealth and minimize their tax obligations.

Key Takeaways:

•Real estate investment tax deductions can lower your taxable income and save you money on your taxes.

•Depreciation allows you to deduct the gradual loss of value of your properties over time, reducing your tax liability.

•Rental income from real estate investments is exempt from self-employment taxes, providing significant tax savings.

•Opportunity Zones offer tax incentives for investing in economically distressed areas, including capital gains deferral and reduction.

•1031 Exchanges allow investors to defer capital gains tax by exchanging one investment property for another.

•Pass-through deductions enable real estate investors to deduct a portion of their net rental income, reducing their overall tax liability.

Understanding and implementing these real estate tax advantages is crucial for maximizing your wealth and optimizing your investment strategy. Consult with a qualified tax professional to ensure you take full advantage of these benefits and make informed financial decisions.

Crypto and Real Estate: The Future of Property Investment

November 9, 2023

In recent years, cryptocurrency has emerged as a disruptive force in various industries, including real estate. This digital form of money, built on blockchain technology, has the potential to revolutionize the way we buy, sell, and invest in properties. With its decentralized nature, enhanced security, and ability to facilitate fast and transparent transactions, cryptocurrency is reshaping the real estate landscape. In this article, we will explore the impact of cryptocurrency on the real estate industry and how it is transforming property investment.

Understanding Cryptocurrency in Real Estate

Cryptocurrency, such as Bitcoin and Ethereum, is a digital form of money that operates on decentralized networks called blockchains. These blockchains serve as a public ledger, recording and verifying transactions. The use of cryptocurrency in real estate involves the integration of blockchain technology to facilitate secure and efficient property transactions.

The Rise of Cryptocurrency in Various Industries

Cryptocurrency has already made significant advancements in sectors such as finance, supply chain management, and healthcare. Its decentralized nature and encrypted transactions have improved efficiency and transparency in these industries. Now, real estate is joining the revolution, leveraging the benefits of cryptocurrency for property transactions.

The Benefits of Cryptocurrency in Real Estate

The integration of cryptocurrency in real estate brings several benefits to buyers, sellers, and investors. Let’s explore some of the key advantages:

•Efficiency: Cryptocurrency transactions can be processed rapidly, reducing the time and paperwork involved in traditional real estate transactions. Smart contracts, self-executing agreements stored on the blockchain, automate and streamline property transactions, ensuring a transparent and efficient process.

•Reduced Costs: By eliminating intermediaries and reducing the need for manual processes, cryptocurrency transactions in real estate can result in cost savings. Buyers and sellers can avoid hefty fees charged by banks, brokers, and other intermediaries.

•Enhanced Security: Blockchain technology provides a secure and tamper-proof record of property transactions. The decentralized nature of blockchain ensures that transactions are verified by multiple participants, reducing the risk of fraud and ensuring the integrity of the process.

•Global Accessibility: Cryptocurrency enables cross-border transactions without the need for complex currency conversions and international wire transfers. This opens up new opportunities for international property investments and expands the potential buyer pool.

•Fractional Ownership: Through tokenization, real estate assets can be divided into digital tokens, allowing for fractional ownership. This enables individuals to invest in high-value properties with smaller amounts of capital, increasing accessibility to real estate investments.

Cryptocurrency’s Impact on Real Estate Transactions

Cryptocurrency is transforming the way real estate transactions are conducted, offering new possibilities and revolutionizing property investment. Let’s explore some of the key areas where cryptocurrency is making an impact:

1.Property Purchases with Cryptocurrency

Cryptocurrency can be used to purchase properties directly from sellers who accept cryptocurrency as a form of payment. These transactions can be completed entirely in cryptocurrency or involve a combination of cryptocurrency and traditional currency. Smart contracts can be utilized to ensure the terms of the transaction are met, providing security and transparency for both parties involved.

2.Tokenization and Fractional Ownership

Tokenization allows real estate assets to be divided into digital tokens, representing fractional ownership of the property. Investors can purchase these tokens, which entitle them to a proportional share of the property’s value and potential rental income. Tokenization provides liquidity, as these tokens can be easily bought, sold, and traded on blockchain-based platforms, creating a more accessible and flexible real estate investment market.

3.Efficient Property Management

Blockchain technology can enhance property management processes. Property owners can utilize smart contracts to automate tasks such as rent collection, lease agreements, and property maintenance. These self-executing contracts ensure that all parties fulfill their obligations, reducing disputes and streamlining property management operations.

4.Real Estate Crowdfunding

Cryptocurrency opens up new avenues for real estate crowdfunding, allowing individuals to pool their resources and invest in properties collectively. Blockchain-based platforms enable transparent and secure crowdfunding campaigns, providing opportunities for smaller investors to participate in real estate projects that were previously inaccessible.

5.Cross-Border Transactions

Cryptocurrency eliminates many of the barriers associated with cross-border real estate transactions. By using a universal digital currency, buyers and sellers from different countries can engage in transactions without the need for complex currency conversions and international banking processes. This simplifies the process and expands opportunities for international property investments.

Main Crypto Real Estate Platforms

As the real estate industry evolves with the introduction of cryptocurrency and blockchain technology, several platforms have emerged as pioneers in this new market. These platforms provide innovative solutions that leverage the power of crypto to facilitate real estate transactions, investment, and management.

•Crypto Real Estate: This platform blends the real estate market with the cryptocurrency world, offering services like listing properties for sale in exchange for cryptocurrency and advising on blockchain integration in real estate operations.

•RealT: Specializing in tokenization, RealT allows for fractional ownership of properties through digital tokens, enabling investors to earn rental income and providing a liquid real estate investment market.

•Propy: Offering a decentralized platform, Propy streamlines the home-buying process with smart contracts that automate several steps, simplifying cross-border transactions and enhancing security.

Preparing for the Crypto Real Estate Revolution

The integration of cryptocurrency in real estate presents exciting opportunities for industry professionals and investors alike. To prepare for this revolution, here are some essential steps to consider:

•Embrace Cryptocurrency Payments: Start accepting cryptocurrency as a form of payment for properties or services related to real estate transactions. This will position you as an early adopter and attract tech-savvy buyers and investors.

•Stay Informed: Continuously educate yourself about cryptocurrency, blockchain technology, and the latest developments in the real estate industry. Stay updated on regulatory changes and industry trends to navigate the evolving landscape effectively.

•Explore Tokenization: Familiarize yourself with the concept of tokenization and fractional ownership. Explore platforms that facilitate real estate tokenization and understand the potential benefits and risks associated with this new investment model.

•Collaborate with Proptech Companies: Proptech companies are at the forefront of the crypto real estate revolution. Collaborate with these companies to leverage their expertise and innovative solutions in streamlining property transactions and management.

Summary and Key Takeaways

The integration of cryptocurrency in the real estate industry is revolutionizing property investment. Through blockchain technology, cryptocurrency offers increased efficiency, reduced costs, enhanced security, and global accessibility. Real estate transactions can be conducted entirely in cryptocurrency, properties can be tokenized for fractional ownership, and property management processes can be automated through smart contracts. By embracing cryptocurrency and staying ahead of industry trends, real estate professionals and investors can position themselves for success in the crypto real estate revolution.

Key Takeaways:

•Cryptocurrency is transforming the real estate industry, offering efficiency, reduced costs, enhanced security, and global accessibility.

•Real estate transactions can be conducted entirely in cryptocurrency, and properties can be tokenized for fractional ownership.

•Smart contracts automate property management processes, reducing disputes and streamlining operations.

•Cryptocurrency enables real estate crowdfunding and facilitates cross-border transactions.

•To prepare for the crypto real estate revolution, embrace cryptocurrency payments, stay informed, explore tokenization, and collaborate with proptech companies.

Private Capital: A Concise Overview for Investors

November 9, 2023

Private capital, a term that has gained prominence in the financial sphere, signifies a collection of investment approaches that primarily focus on private assets. This type of investment stands in stark contrast to publicly traded assets such as stocks and bonds. In this article, we shall delve deeper into the world of private capital, examining its structure, various strategies, and why it has become a preferred investment choice for many institutional investors and ultra-high-net-worth individuals.

Defining Private Capital

In simple terms, private capital refers to funds invested in companies that are not publicly traded. This includes various strategies or asset classes such as private equity, venture capital, private credit, real estate, and infrastructure. These funds are typically organized as limited partnerships, with investors referred to as Limited Partners (LPs) and the fund managers known as General Partners (GPs).

The Structure of Private Capital Funds

Private capital funds, usually managed through a closed-ended fund structure, encompass one or more private capital strategies. Those who manage these funds (GPs) target investors (LPs) as they raise capital. These investments are generally not accessible to the average retail investor due to the high minimum investment required, which often ranges from $5 million to $25 million.

Fundraising and Investment Period

In the initial phase, the GPs prepare to launch a new fund, embarking on a fundraising process. They seek out large institutional investors and ultra-high-net-worth individuals to commit capital. Once the fundraising period ends and the investment period kicks off, the GPs start seeking and conducting deals aligning with their fund’s strategic plan.

Value Creation and Wind Down

Over the fund’s lifetime, the GPs issue capital calls to investors to draw on their committed capital to finance these deals. In the case of private equity and venture capital, they create value in these assets through operational changes, mergers and acquisitions, divestments, or restructuring. As the fund begins winding down, the GPs exit from their investments, generating returns to be dispersed to the LPs.

Types of Private Capital

Private capital is a broad term representing multiple strategies that asset managers use to set up funds, attract investors, and invest in private assets. The main private capital strategies include:

Private Equity

Private equity involves investing in mature businesses by acquiring equity or ownership in the business itself. The private equity manager oversees value creation within the business through restructuring, operational improvements, and other strategies.

Venture Capital

Venture capital, a subset of private equity, focuses on investing in early-stage companies, particularly in the technology industry. It generally involves smaller investments due to the higher risk associated with early-stage companies.

Private Debt

Private debt, also known as private credit, involves making loans to businesses needing capital. Private debt managers generate returns via scheduled interest payments and repayment of the original principal.

Real Estate

Real estate investment managers raise capital to invest in real estate properties. They generate returns by developing new properties, operating and improving existing ones, and then selling them.

Infrastructure

Infrastructure investment managers invest in physical asset projects such as roads, bridges, or energy infrastructure. These investments are generally seen as low volatility asset class as they often tie to macroeconomic factors like inflation or population growth.

Growth of Private Capital

Private capital has witnessed impressive growth over the past few decades, its popularity surging after the Global Financial Crisis of 2008. As traditional investment vehicles became unattractive due to public markets’ volatility and near-zero interest rates, private capital emerged as a haven for investors. Today, the total value of the entire private capital market exceeds $7 trillion.

Private Capital vs. Alternative Investments

Private capital is a subset of alternative investments. The term “alternatives” could cover any asset that serves as an alternative to listed stock or fixed income, such as cryptocurrency or collectibles. However, private capital refers specifically to the funds offered by investment managers that pursue one or more specific private capital strategies.

Private Capital vs. Private Equity

Although often used interchangeably, “private capital” and “private equity” are not identical. Private equity is a subset of private capital. However, private equity is by far the largest and most popular private capital strategy, and the industry has tripled in size over the last decade.

Conclusion and Key Takeaways

Private capital offers a range of investment opportunities that can yield high returns. However, the complexity of the investment strategies and structures requires a deep understanding of the financial landscape and the ability to navigate it effectively.

•Private capital refers to funds invested in private assets as opposed to publicly traded ones.

•Private capital funds are usually managed through a closed-ended fund structure.

•The main private capital strategies include private equity, venture capital, private debt, real estate, and infrastructure.

•Private capital has seen impressive growth over the past few decades, particularly after the Global Financial Crisis of 2008.

•Private capital is a subset of alternative investments, while private equity is a subset of private capital.

Alternative Investment Firms: Beyond Traditional Assets

November 9, 2023

The financial investment landscape is vast and varied. While traditional assets like stocks, bonds, and cash still form the backbone of most portfolios, alternative investments are increasingly catching the attention of savvy investors. Diversification is key to managing risk and boosting potential returns, and alternative investment firms offer a compelling avenue to achieve this.

Understanding Alternative Investments

Alternative investments, by definition, are financial assets that do not fit into conventional investment categories such as stocks, bonds, and cash. This category includes a myriad of investment options, each with its unique characteristics and potential returns.

Types of Alternative Investments

Private Equity

Private equity is a type of alternative investment that involves buying shares in a private company or a group of companies. This investment strategy typically involves active management, with the goal of boosting the value of the company and eventually selling it at a profit.

Private Debt

Investing in private debt means providing loans to private entities through non-bank and non- traditional channels. This form of investment yields returns through interest payments and the repayment of the initial loan.

Hedge Funds

Hedge funds are investment vehicles that trade in relatively liquid assets using diversified investment strategies. They aim to generate high returns and are generally accessible only to institutional investors and high-net-worth individuals.

Real Estate

Investing in real estate involves acquiring physical properties or property-based securities. The goal is to generate income through rent and to benefit from capital appreciation over time.

Commodities

Commodities are tangible goods that have real-world uses, such as gold, oil, or agricultural products. Investing in commodities can act as a hedge against inflation and offer diversification benefits.

Collectibles

Collectibles are unique, rare, or valuable items that can appreciate in value over time. They include art, rare coins, vintage cars, and other valuables.

Structured Products

Structured products are complex financial instruments that are based on traditional securities like stocks, bonds, and market indices. They offer customized investment options to meet specific risk- return profiles.

Role of Alternative Investment Firms

Alternative investment firms play a crucial role in facilitating investments in these unconventional asset classes. They offer expertise and resources to manage and monitor these investments, ensuring compliance with regulations, and providing investors with regular updates on performance.

Benefits of Investing in Alternative Investments

Investing in alternatives offers several potential benefits. Because they have a low correlation with traditional investments, they can provide portfolio diversification, reducing overall risk. They can also offer higher return potential compared to traditional investments.

However, it’s essential to note that alternative investments also come with certain risks and challenges, including higher fees, less regulation, and limited liquidity. Therefore, investors must thoroughly understand these risks and consider their overall investment goals and risk tolerance before venturing into alternative investments.

Investing in Alternative Investments

Investors can access alternative investments through various channels, including private equity firms, real estate investment trusts (REITs), and hedge fund managers. Each of these channels comes with its unique features, benefits, and risks. Therefore, it’s essential to conduct comprehensive due diligence before committing capital.

Regulatory Standards for Alternative Investments

While alternative investments are subject to regulations by the U.S. Securities and Exchange Commission (SEC), they typically face less stringent regulatory requirements compared to traditional investments. Therefore, it’s vital for investors to understand the legal and regulatory landscape of alternative investments and ensure compliance.

Tax Implications of Alternative Investments

The tax rules for alternative investments can be complex and vary significantly depending on the type of investment and the investor’s tax status. Therefore, it’s crucial to consult with a tax advisor or financial professional to understand the potential tax implications of investing in alternatives.

Performance Appraisal of Alternative Investments

Evaluating the performance of alternative investments can be challenging due to their unique characteristics and the lack of readily available market data. However, it’s critical to regularly appraise their performance to make informed investment decisions and manage risks effectively.

The Future of Alternative Investments

The alternative investment industry is expected to continue growing as more investors recognize the potential benefits of diversifying their portfolios beyond traditional assets. As the industry evolves, it’s crucial for investors to stay abreast of the latest trends and developments to make informed investment decisions.

Summary and Key Takeaways

Alternative investment firms provide a unique opportunity for investors to diversify their portfolios beyond traditional assets. While investing in alternatives comes with its unique risks and challenges, the potential for higher returns and portfolio diversification makes them an attractive proposition for savvy investors.

Key takeaways:

•Alternative investments include a broad range of asset classes beyond traditional stocks, bonds, and cash.

•These investments can offer diversification benefits and potential for higher returns.

•It’s crucial to understand the risks, regulatory environment, and tax implications of investing in alternatives.

•Regular performance appraisal is essential to manage risks effectively.

•The future looks promising for alternative investments as more investors recognize their potential benefits.

Debt Yield in Real Estate Investing

November 9, 2023

The world of real estate investment is filled with various metrics and ratios that investors use to assess the potential profitability and risk of their investments. One such critical financial metric is Debt Yield. This article provides an in-depth exploration of the concept of debt yield, its calculation, implications, and its role in real estate financing.

What Is Debt Yield?

Debt yield is a financial ratio that lenders use to measure the risk associated with a real estate loan. It is calculated by dividing the net operating income (NOI) of a property by the total loan amount. This ratio provides an estimate of the return a lender would receive if a borrower defaults and the property is foreclosed.

The Significance of Debt Yield

Debt yield offers a standardized way of assessing net operating income (NOI) against the total loan value. This ratio is used to evaluate individual loans and compare different loans. It is considered a valuable index of risk that allows lenders to measure the potential return on their investment, specifically in the event of a default by the borrower.

Lenders use debt yield as a risk assessment tool to gauge how long it would take for a property to generate sufficient income to recover an outstanding loan balance. This offers an understanding of how quickly a lender could recoup its losses if a borrower defaults on a loan.

How to Calculate Debt Yield

Calculating debt yield involves a simple formula:

Debt Yield = Net Operating Income (NOI) / Total Loan Amount

For instance, if a property generates a net operating income of $300,000 per annum, and the loan amount is $3 million, the debt yield would be 10% ($300,000 / $3,000,000).

What Does Debt Yield Indicate?

A higher debt yield implies a lower level of risk for the lender. This is because a higher net operating income in relation to the loan amount suggests that the property is generating adequate income to service the debt.

On the other side, a lower debt yield might signal a higher risk for the lender. In this scenario, a property might not be generating enough income to cover the loan repayments, which could lead to difficulties in recovering the loan amount in case of a default.

What Is an Acceptable Debt Yield?

The acceptable debt yield can vary depending on several factors, including the type of property, its location, and the overall economic conditions. Most lenders typically seek a minimum debt yield of around 10% to mitigate risk.

However, for desirable properties or those in prime locations, lenders may accept a slightly lower debt yield, around 9%. It’s rare but not unheard of for exceptional properties to have a debt yield as low as 8%.

Debt Yield in Comparison with Other Lender Criteria

While debt yield is a useful tool for assessing risk, lenders also consider several other factors when evaluating the viability of a real estate loan. These include:

Loan-to-Value Ratio (LTV)

The LTV ratio measures the relationship between the loan amount and the property’s purchase price. Lenders generally prefer an LTV ratio of 80% or less.

Debt Service Coverage Ratio (DSCR)

The DSCR is another important metric that lenders use. It is calculated by dividing the net operating income (NOI) of a property by the total amount of debt payments. Lenders usually prefer a DSCR of at least 1.15 to 1.25.

Capitalization Rate (Cap Rate)

The Cap Rate represents a real estate investment’s rate of return, expressed as a percentage. Lenders consider this rate to understand the potential return on an investment.

Debt Yield and Commercial Real Estate

Debt yield serves as a consistent risk measurement tool in underwriting commercial real estate loans. It remains unaffected by interest rate fluctuations and variable property values, making it particularly useful in the current real estate market.

Summary and key takeaways

Debt yield is a pivotal financial ratio in real estate, offering lenders a measure of the risk tied to a loan by comparing a property’s net operating income (NOI) to the total loan amount. It serves as an indicator of how quickly a lender might recover their investment in case of a borrower’s default.

While invaluable, it’s among several metrics utilized to thoroughly assess real estate investments.

•Debt yield measures the risk associated with a real estate loan.

•It’s calculated as: Debt Yield = Net Operating Income (NOI) / Total Loan Amount.

•A higher debt yield suggests lower risk for lenders.

•Typical acceptable debt yield is around 10%, though prime properties might have as low as 8%.

•Debt yield works alongside other metrics like Loan-to-Value Ratio (LTV), Debt Service Coverage Ratio (DSCR), and Capitalization Rate (Cap Rate).

•It’s particularly vital in underwriting commercial real estate loans.

•Investors should weigh multiple metrics, not just debt yield, for a holistic view of real estate investments.

Understanding Real Estate Debt Funds: A Comprehensive Guide

October 27, 2023

Real estate debt funds are rapidly gaining prominence in the world of alternative lending. They occupy a crucial niche in commercial real estate financing, providing short-term capital for various real estate projects. Let’s delve deeper into understanding what a real estate debt fund is and how it operates.

What is a Real Estate Debt Fund?

A real estate debt fund is a pool of capital backed by private equity, aimed at lending to prospective real estate buyers or existing owners of real estate assets. These funds offer loans collateralized by senior real estate assets to borrowers for a variety of commercial and business real estate needs.

The Role of Real Estate Debt Funds

The primary role of real estate debt funds is to fill the lending gaps left by banks and other traditional financial institutions. They offer loans and terms that traditional lenders can’t or won’t provide. This makes them a viable option for borrowers with complex financial situations or those who lack access to conventional credit.

Who Uses Real Estate Debt Funds?

These funds primarily cater to commercial real estate borrowers. Some common loan types offered by these funds include bridge loans or lease-up financing, construction loans, and property rehabilitation or redevelopment loans.

The Rise of Real Estate Debt Funds

Real estate debt funds first gained traction following the 2008 housing crisis. With traditional lenders like banks grappling with significant liquidity issues and commercial real estate credit drying up, private lenders, including real estate debt funds, stepped in to fill the void.

The Impact of Regulatory Changes

Regulatory changes post-crisis, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act and increased liquidity requirements under Basel III, further constrained banks and other traditional capital lending sources. This created additional opportunities for real estate debt funds.

How Real Estate Debt Funds Generate Income

Real estate debt funds primarily generate income through the interest charged on the loaned capital. In the event of a borrower defaulting, the fund can acquire the title to the collateral underlying the loan, providing an additional income source.

Interest Rates and Fees

The interest rates charged by these funds often start at 9% or higher, depending on market conditions. Besides interest, these funds also charge various fees, including due diligence, origination, servicing, draw, modification, extension, or exit fees.

Loan Amounts and Terms

The loan amounts offered by real estate debt funds can range from $5 million to $150 million or more. These are typically short-term loans, usually between 1 and 3 years. The loan-to-cost (LTC) or loan-to-value (LTV) ratios for these loans depend on various factors, such as location and specific property attributes.

The Appeal of Real Estate Debt Funds

One of the key attractions of real estate debt funds is their ability to provide capital quickly. Their streamlined processes allow them to meet the needs of businesses requiring fast capital, an advantage especially beneficial in the real estate sector, where securing funding in time is crucial.

Capitalizing on Market Disruptions

In times of economic uncertainty or market disruptions, real estate debt funds can find ample opportunities. This is because such periods often lead to a tightening of liquidity, causing banks and other traditional lenders to scale back their lending activities. In such scenarios, debt funds can step in to meet the capital needs of borrowers.

Real Estate Debt Funds vs. Equity

Investing in real estate debt is markedly different from equity investing. While equity investing involves partial or full ownership of a property, thereby involving a greater appetite for risk, debt investing focuses on minimizing risk to maximize the probability of a fixed return.

Diversification and Risk Mitigation

Investing in real estate debt funds provides a unique opportunity for diversification. As these funds invest capital across multiple projects, the failure of a single project doesn’t significantly impact the overall investment. Moreover, the senior position of these loans in the capital stack offers added security.

Getting Started with Real Estate Debt Fund Investments

Investing in real estate debt funds can be an attractive option for investors seeking steady income and lower risk. However, like any investment, it comes with its own set of challenges and risks. Potential investors should carefully consider these factors and consult with trusted advisors before making an investment decision.

Real Estate Debt Funds Examples

1.Blackstone Mortgage Trust: Blackstone Mortgage Trust is one of the largest real estate debt funds globally. It primarily focuses on originating and acquiring senior mortgage loans on commercial properties. The fund targets high-quality assets in major markets and aims to generate stable income for its investors. Blackstone Mortgage Trust has a diverse portfolio across property types, including office buildings, hotels, and retail properties.

2.Starwood Property Trust: Starwood Property Trust is another prominent real estate debt fund that specializes in commercial mortgage lending. It offers a range of financing solutions, such as first mortgages, mezzanine loans, and preferred equity investments. The fund focuses on high-quality assets in prime locations and has a track record of delivering attractive risk-adjusted returns to its investors.

3.Apollo Commercial Real Estate Finance: Apollo Commercial Real Estate Finance is a leading real estate debt fund that provides financing solutions for commercial properties. The fund primarily focuses on originating and acquiring first mortgage loans, but also invests in subordinate debt and other real estate-related investments. Apollo Commercial Real Estate Finance targets assets that offer attractive risk-adjusted returns and has a disciplined underwriting process.

4.PIMCO Commercial Real Estate Debt Fund: PIMCO is a well-known investment management firm that offers a range of investment products, including real estate debt funds. The PIMCO Commercial Real Estate Debt Fund focuses on senior mortgage loans secured by institutional-quality commercial properties. The fund aims to generate income through interest payments and has a team of experienced professionals who actively manage the portfolio.

5.TIAA Real Estate Account: TIAA Real Estate Account is a real estate debt fund offered by TIAA, a leading financial services organization. The fund invests in a diversified portfolio of commercial mortgage loans, primarily on stabilized properties. TIAA Real Estate Account focuses on high-quality assets with strong cash flows and aims to provide stable income and potential capital appreciation to its investors.

Summary and key takeaways

Real estate debt funds, essential players in alternative lending, offer tailored solutions in commercial real estate financing, especially where traditional banking falls short. Originating in response to the 2008 crisis and adapting to subsequent regulatory changes, these funds present a diversified and steady return investment opportunity, though they come with inherent risks.

•Definition: Debt funds pool capital, primarily from private equity, to lend to real estate stakeholders.

•Role: They address lending gaps left by traditional financial institutions.

•Loan Types: Offerings include bridge, construction, and redevelopment loans.

•Origins: Their significance grew post-2008 due to liquidity challenges of traditional lenders.

•Income: Primarily from loan interests, fees, and, in case of defaults, collateral acquisition.

•Quick Capital: Their processes cater to urgent capital requirements in real estate.

•Economic Disruptions: Such periods see these funds stepping up as traditional lenders pull back.

•Debt vs. Equity: Focuses on risk reduction and steady returns, unlike equity investments.

•Investor Note: Promising returns come with risks, emphasizing informed decisions and expert consultations.

Disclaimer: This article offers general information about real estate debt funds and should not be construed as legal, financial, investment, or tax planning advice. Always consult with trusted advisors and conduct thorough due diligence before making any investment decisions.

A Comprehensive Guide to Corporate Bonds

October 27, 2023

Investing in the financial market can be complex, with a myriad of options available, each carrying its own risk and reward. One such investment option is the corporate bond. This guide aims to provide an in-depth understanding of corporate bonds, helping you discern if they might be the right investment choice for you.

What is a Corporate Bond?

A corporate bond can be defined as a kind of debt security that a corporation issues to raise capital. The investors who purchase these bonds are effectively lending money to the company. In return, the company is legally bound to repay the principal amount when the bond matures and to make regular interest payments in the interim.

In essence, the investor does not own any part of the company, unlike buying shares, but is entitled to receive the interest and the principal. This obligation remains in place even if the company encounters financial difficulties, making corporate bonds a relatively safer investment.

Types of Corporate Bonds

Corporate bonds come in different forms, each with distinct characteristics. Here’s a look at some of the major types:

1.Fixed-rate Bonds: These bonds have a set interest rate that remains unchanged throughout their tenure. This predictable income stream can be attractive to conservative investors seeking stability.

2.Floating-rate Bonds: In contrast, these bonds have variable interest rates that adjust periodically based on a predetermined formula or a benchmark index. This can potentially lead to higher returns in a rising interest rate environment.

3.Zero-coupon Bonds: These bonds do not pay periodic interest. Investors purchase them at a discount and redeem them at their full face value at maturity. The difference between the purchase price and the redemption value serves as the interest.

4.Convertible Bonds: These bonds can be converted into shares of the issuing company under certain conditions specified in the bond indenture. They can offer the potential for capital appreciation if the company’s stock price increases.

5.High-yield Bonds: Also known as ‘junk’ bonds, these are rated below investment-grade. They offer higher yields to compensate for the increased risk.

Credit Rating of Corporate Bonds

Credit rating agencies, such as Moody’s Investors Service and Standard & Poor’s Corporation, rate corporate bonds. These ratings reflect the agencies’ appraisal of the issuer’s creditworthiness and its ability to make timely principal and interest payments.

In the Moody’s rating scale, bonds rated Baa3 or above are considered investment-grade, while those rated lower are considered below investment-grade. On the S&P scale, bonds rated BBB– or above are considered investment-grade, and those rated lower are considered below investment-grade.

Disclosures of Corporate Bonds

Issuers are required to disclose information about bond issues and their financial condition in a prospectus filed with the Securities and Exchange Commission (SEC). The prospectus, along with other financial disclosures, can be accessed in the SEC’s EDGAR database.

Liquidity and Taxability of Corporate Bonds

The large market size for outstanding corporate bonds generally provides liquidity. However, liquidity can vary depending on a bond’s features, credit rating, and other market conditions.

The interest income from corporate bonds is subject to federal, state, and local taxes. If purchased at a discount, they may subject investors to capital gains taxes when sold or redeemed.

Fees Associated with Corporate Bonds

On new issue corporate bonds purchased in the primary market, brokerage firms may receive a concession from the issuer. If a concession isn’t available, the brokerage reserves the right to charge a commission.

Commissions will also be charged for transactions in the secondary market.

Risks Associated with Corporate Bonds

Investing in corporate bonds carries its own set of risks. The prices of corporate bonds can rise or fall depending on interest rate changes. Furthermore, all corporate bonds carry the credit risk of the issuer defaulting or being unable to make timely interest and principal payments.

Moreover, some corporate bonds have call provisions, allowing the issuer to redeem the bonds prior to the stated maturity date, generally during periods of declining interest rates. This can have a detrimental impact on the investor’s returns.

Bankruptcy and Corporate Bonds

In the event of a company defaulting on its bonds and going bankrupt, bondholders will have a claim on the company’s assets and cash flows. The bond’s terms determine the bondholder’s place in line, or the priority of the claim.

In the case of a secured bond, the company pledges specific collateral as security for the bond. If the company defaults, holders of secured bonds have a legal right to foreclose on the collateral.

On the other hand, unsecured bonds, also known as debentures, have a general claim on the company’s assets and cash flows. They may be classified as either senior or junior (subordinated) debentures.

How to Buy Corporate Bonds

Corporate bonds are typically issued in blocks of $1,000 in face or par value. An investor can either buy them directly when they are issued or from the secondary over-the-counter market. Brokerage firms like Robert Ventures, Vanguard, Fidelity, and Charles Schwab have platforms to buy individual corporate bonds.

Summary and Key Takeaways:

Corporate bonds offer a way for companies to raise capital by borrowing from investors. In exchange for their investment, bondholders are promised regular interest payments and the return of the principal amount at maturity. While they can be an attractive investment avenue, it’s vital to understand their nuances and potential risks.

•Corporate bonds are debt securities companies issue to raise capital. Investors lend money and receive interest in return.

•Investors don’t own part of the company, making bonds different from shares.

•There are various types of corporate bonds: fixed-rate, floating-rate, zero-coupon, convertible, and high-yield.

•Credit rating agencies like Moody’s and S&P gauge a bond’s reliability.

•Buying corporate bonds has associated fees and potential risks, including price fluctuations and issuer default.

•In case a company goes bankrupt, bondholders have varied claims on assets depending on the bond type.

•Bonds can be bought directly or via brokerages in the secondary market.

Understanding Return on Invested Capital (ROIC)

October 24, 2023

The world of finance and investing is filled with acronyms, and one that often comes up is ROIC, which stands for Return on Invested Capital. ROIC is a key performance metric that investors and analysts use to evaluate a company’s profitability and efficiency in terms of capital allocation. This metric reveals how effectively a company is using its capital to generate returns, making it a crucial tool for investors when assessing the financial health and valuation of a company.

What is ROIC?

ROIC is a profitability ratio that measures the return that an organization earns on the capital it has invested in its business. It essentially shows how efficiently a company is using the investors’ funds to generate income. The higher the ROIC, the better, as it indicates a company is investing in profitable projects and effectively using its capital.

The formula for calculating ROIC is:

ROIC = Net Operating Profit After Taxes (NOPAT) / Invested Capital

Here, NOPAT is the operating profit that a company has earned after taxes but before interest has been paid. Invested capital, on the other hand, is the total amount of money raised by a company by issuing securities, which includes the sum of the company’s equity, debt, and capital lease obligations.

The Significance of ROIC

ROIC is a key indicator of a company’s efficiency in using its capital to generate profits. It’s a measure of the return that a company makes above the average cost it pays for its debt and equity capital. If a company’s ROIC exceeds its weighted average cost of capital (WACC), it’s creating value. If not, it suggests that the company may not be using its capital effectively, which could be a red flag for investors.

When ROIC is used in conjunction with other financial metrics, it can provide a comprehensive view of a company’s financial health. For instance, comparing a firm’s ROIC with its WACC can reveal whether invested capital is being used effectively. Moreover, a high ROIC can indicate that the company is likely to trade at a premium, assuming other factors are constant.

How to Calculate ROIC

Calculating ROIC involves a few steps. First, you need to calculate NOPAT. This can be done by adjusting the operating profit for taxes:

NOPAT = (Operating Profit) x (1 – Effective Tax Rate)

Next, you need to calculate the invested capital. This can be done by adding the book value of a company’s equity to the book value of its debt, and then subtracting non-operating assets, including cash and cash equivalents, marketable securities, and assets of discontinued operations.

Finally, you divide NOPAT by the invested capital to get the ROIC:

ROIC = NOPAT / Invested Capital

ROIC & Company Value Determination

ROIC can play a significant role in determining the value of a company. A firm that earns returns on investments that are greater than the cost of acquiring the capital is considered a value creator and typically trades at a premium. Excess returns can be reinvested, ensuring future growth for the company.

Conversely, a company whose returns are equal to or less than the cost of capital is considered a value destroyer. Such companies may not be destroying value, but they lack the excess capital to invest in future growth.

ROIC in Industry Comparison

ROIC can be a valuable tool for comparing companies within the same industry. If one firm consistently earns higher returns than its peers, it’s likely to capture market share over time. This could indicate a competitive advantage, leading to a premium trading valuation relative to other stocks.

However, it’s important to note that what might be considered a high ROIC can vary from industry to industry. Capital-intensive businesses, like manufacturing or energy companies, might have a lower ROIC compared to less equipment-intensive industries, such as software companies.

Limitations of ROIC

While ROIC is a useful metric, it’s not without limitations. One of its main drawbacks is that it doesn’t provide insights into which segment of the business is generating value. Furthermore, certain one-off events, like a windfall from foreign exchange rate fluctuations, can distort ROIC calculations.

Therefore, it’s crucial to consider these factors when using ROIC to make investment decisions.

ROIC in Real-World Application

Let’s consider a real-world example to illustrate the application of ROIC. Suppose Company A has an operating profit of $2 million and an effective tax rate of 20%. Its NOPAT would be $1.6 million (i.e.,

$2 million x (1-0.2)).

Then, let’s assume that the company’s invested capital, after considering equity, debt, and non- operating assets, comes to $10 million. Therefore, the ROIC would be 16% (i.e., $1.6 million / $10 million), indicating that the company is generating a 16% return on its invested capital.

Summary and Key Takeaways

Return on Invested Capital (ROIC) is a critical metric for assessing a company’s financial performance and efficiency in using its capital to generate profits. It helps investors determine whether a company is creating value or not. When used alongside other financial indicators, ROIC provides a holistic view of a company’s financial health. However, it has limitations, such as its inability to pinpoint which business segments generate value and susceptibility to distortions from one-off events. Key takeaways include:

•ROIC measures a company’s ability to generate returns on the capital it has invested.

•A higher ROIC indicates efficient capital utilization and potential value creation.

•When ROIC exceeds the weighted average cost of capital (WACC), a company is typically considered to be creating value.

•ROIC is valuable for comparing companies within the same industry and identifying potential competitive advantages.

•Different industries may have varying benchmarks for what constitutes a high ROIC.

•Limitations include a lack of insight into value generation at the segment level and susceptibility to one-time events.

•ROIC should be used in conjunction with other financial metrics for a comprehensive assessment of a company’s financial health.

What is a Qualified Purchaser?

October 20, 2023

In the realm of investment, certain classifications allow investors to partake in exclusive opportunities. Two of these categories are the Qualified Purchaser and the Accredited Investor. While both share similarities, they also exhibit unique characteristics. This article aims to highlight these differences, criteria for qualification, and the investment capabilities each category offers.

Understanding Investment Classifications

Investors are classified into different categories based on their financial credentials, investment knowledge, and risk tolerance. These classifications determine the type of investment opportunities they can access. The two prominent classifications in the investment world are Qualified Purchasers and Accredited Investors.

Qualified Purchaser vs Accredited Investor

While both Qualified Purchasers and Accredited Investors are investor classifications that allow access to exclusive investment opportunities, they differ in specific aspects. The key difference lies in the financial thresholds required and the type of investments they can access.

Requirements for Qualified Purchasers and Accredited Investors

Qualified Purchaser Requirements

A Qualified Purchaser needs to meet high financial thresholds that are primarily based on the value of their investments. The specific requirements for different types of entities are as follows:

•Individuals: Must own >$5M in investments

•Family or Estate Planning Entities: Must own >$5M in investments

•Investment Managers: Must manage >$25M in investments

•Qualified Institutional Buyers under Rule 144A: Must own >$100M in investments

Accredited Investor Requirements

On the other hand, an Accredited Investor must meet either the net worth or annual income threshold. The specific requirements include:

•Net Worth: >$1M (excluding the value of the primary residence, either individually or in conjunction with a spouse or partner)

•Annual Income: >$200K (individually) or >$300K (jointly with a spouse or partner) for at least the past two years with a reasonable expectation of maintaining the same income in the current year.

Investment Opportunities for Qualified Purchasers and Accredited Investors

Qualified Purchasers have a broader range of investment opportunities than Accredited Investors. While both categories can invest in private funds and companies, Qualified Purchasers can invest in funds exempt from the Securities and Exchange Commission (SEC) registration under both Sections 3(c)(1) and 3(c)(7) of the Investment Company Act. In contrast, an Accredited Investor can only invest in a Section 3(c)(1) fund.

SEC Regulation of Qualified Purchasers and Accredited Investors

The Securities and Exchange Commission (SEC) regulates both categories of investors to protect them from the risks of investing in unregistered securities. These securities are typically issued by privately held companies and are not traded on public markets. Hence, the SEC sets stringent criteria for investors to qualify as either Accredited Investors or Qualified Purchasers.

Understanding 3(c)(1) and 3(c)(7) Funds

Accredited Investors are allowed to invest in 3(c)(1) funds, which can have up to 100 beneficial owners. In contrast, Qualified Purchasers can invest in 3(c)(7) funds that can have up to 2,000 beneficial owners. However, if a 3(c)(7) fund crosses this threshold, it is subject to additional regulatory requirements.

Investment Thresholds and Criteria

The financial thresholds for Accredited Investors are significantly lower than those for Qualified Purchasers. Accredited investors must have a net worth of more than $1 million (excluding the primary residence) or earn an income above $200,000 per year ($300,000 combined with a spouse) for at least three years. Meanwhile, Qualified Purchasers must have at least $5 million worth of investments.

Benefits of Being a Qualified Purchaser or an Accredited Investor

Being a Qualified Purchaser or an Accredited Investor opens the door to exclusive private market investment opportunities not available to many retail investors. These opportunities may include private equity funds, hedge funds, and other types of pooled investments not required to be registered with the SEC.

Differences in Investment Capabilities

The investment capabilities of Accredited Investors and Qualified Purchasers also differ. Accredited Investors can invest in 3(c)(1) funds, which are limited to 100 or 250 beneficial owners, depending on the fund size. In contrast, Qualified Purchasers can invest in 3(c)(7) funds, which can have up to 2,000 qualified purchasers.

Summary and Key Takeaways

In conclusion, understanding the differences between a Qualified Purchaser and an Accredited Investor can significantly impact one’s investment options. The key differences lie in the financial thresholds required and the investment capabilities each category offers. By understanding these classifications, investors can make more informed decisions and maximize their investment opportunities.

Unlocking Wealth: The Power of Compound Interest Explained

October 10, 2023

Compound interest, this powerful financial concept, has the uncanny ability to turn a modest sum of money into a veritable fortune over time. It’s all about letting your money work for you instead of you working for your money.

Understanding Compound Interest Calculation

At its core, compound interest is the interest earned not only on the initial amount (principal) you deposit or borrow, but also on the interest that accumulates over time. This results in your money growing at an accelerating rate rather than a simple linear progression.

The formula used to calculate compound interest is:

Where:

•A stands for the total amount of money accumulated after n years, including interest.

•P represents the principal amount (the initial amount of money).

•r is the annual interest rate (in decimal).

•n denotes the number of times that interest is compounded per year.

•t signifies the number of years.

Let’s consider an example: You’ve managed to save up $10,000 (P), and you invest it in a savings account with a yearly interest rate (r) of 5%, compounded annually (n=1). After five years (t), how much would you have? Plugging these values into our formula gives us a total sum of approximately $12,763. That’s an impressive $2,763 more than what you initially saved!

Simple Interest vs Compound Interest

Why should you care about compound interest when there’s something called simple interest? Well, with simple interest, you earn interest only on the principal. So in our earlier example, if we were using simple instead of compound interest, after five years, you’d have earned just $2,500—$263 less than with compound interest. Over time, this difference only grows more pronounced.

Understanding the power of compounding is crucial for anyone aiming to grow their wealth. It’s a simple yet powerful concept that can make a big difference in your financial journey. So buckle up, because we’re just getting started with the wonders of compound interest!

Factors Affecting Compound Interest

With the foundation of understanding compound interest established, it’s time to delve deeper into the factors that influence its growth. Two major elements come into play when calculating compound interest - compounding periods and interest rate.

Compounding periods – When it comes to compound interest, the frequency of compounding can make a significant difference. The more frequently interest is compounded (say annually, semi-annually, quarterly or even daily), the higher the returns. This is because each time interest is added to your principal amount, it becomes part of your investment from which you earn further interest. The power of compounding truly shines with more frequent periods!

Interest rate – Just like a powerful engine propels a car forward, a higher interest rate fuels the growth of your investment. A higher rate leads to more substantial amounts being added to your principal during each compounding period. As a result, your wealth accelerates over time at an increased pace.

These factors intertwine in the realm of financial planning where compound interest calculations become a key tool in accelerating wealth growth over time.

Continuous Compounding and Exponential Growth

Continuous compounding is like your regular compound interest but on a turbo charge. Instead of calculating the interest periodically, continuous compounding calculates it every single moment.

Mathematically, it uses a magical number known as e (approximately 2.71828) to calculate your returns. This might sound complicated but here’s the simple takeaway: The more frequently interest is compounded, the faster your wealth grows.

But why does this happen? Well, each compounding period generates a little bit of extra interest, and that extra interest also starts earning interest. Over time, this creates a snowball effect, causing your wealth to grow at an ever-accelerating rate.

This phenomenon is what we refer to as exponential growth. In the context of financial planning, it’s like planting an apple tree today and reaping an entire orchard tomorrow.

So remember, when you’re making your next investment decision, consider the power of continuous compounding and let it exponentially grow your wealth!

Ready to tap into the power of compounding? Here are some tips:

•Start investing early: The sooner you begin, the more time compound interest has to work its magic.

•Reinvest your earnings: Instead of withdrawing your investment income, reinvest it to further fuel the compounding process.

•Stay patient: Remember, compound interest is a marathon, not a sprint. It takes time to see significant growth.

Maximizing Compound Interest: Saving and Investing Strategies

Optimizing Your Savings

The first step is to ensure your savings account isn’t just sitting idle. Look for high-yield savings accounts that offer competitive compound interest rates. This way, every dollar you save works harder for you over time. It’s all about transforming your basic savings into a growing snowball of wealth.

Investment Strategies

Next, consider investment accounts. The stock market may seem daunting, but it can be a powerful tool for capitalizing on compound interest. Index funds, in particular, are a popular choice due to their steady long-term growth and minimal management.

Loan Interest Calculations

Lastly, don’t forget about loans. While we often think of interest as something we want to avoid, understanding how compound interest works in this context can help you make smarter borrowing decisions and potentially save big over the life of your loan.

Remember, the magic of compounding won’t appear overnight, but with patience and consistency, it could potentially accelerate your wealth growth beyond what you imagined possible.

Compound Interest in Retirement Planning

Harness the power of compound interest when planning your retirement. This financial marvel can turn even modest savings into a substantial nest egg given enough time.

•Compound interest plays a pivotal role in retirement planning. With each compounding period, your retirement fund grows exponentially, not merely adding, but multiplying wealth over time.

•When it comes to investment options, consider mutual funds. These investment vehicles bring diversity to your portfolio and typically offer higher returns over the long term.

•Utilize compound interest to grow your retirement funds. Start early, reinvest the earnings, and watch your principal swell.

•Remember, while accumulating wealth, it’s equally significant to pay off debts. Compound interest can be a double-edged sword; as much as it can accelerate wealth growth, it can also amplify your debt if left unchecked.

Retirement might seem far off today, but with the magic of compounding, a secure financial future is within reach!

The Takeaway: Unleashing the Power of Compound Interest

Compound interest, a creation that’s been hailed as the eighth wonder of the world, holds the key to unlocking long-term financial growth. It’s not just about numbers and calculations, but a potent tool that can transform your financial reality.

The beauty of compound interest lies in its simplicity. A little patience, some disciplined investing, and voila! You’ve set a powerful force into motion. This force, given enough time, will snowball your wealth and potentially lead you on a path to financial independence.

And remember, it’s never too late or too early to start. So why wait? Let the magic of compounding do the heavy lifting while you sit back and watch your wealth grow!

Comparative Analysis: Why Some Investors Prefer Bonds Over Stocks

October 10, 2023

Investing is key to building wealth, and one common form of investment is in bonds and stocks. These two types of investments are fundamentally different in nature and come with their own sets of risks and rewards.

Bonds, often seen as safer investments, are essentially loans that investors give to corporations or governments that promise a return over a specific period. On the other hand, stocks represent ownership in a company and the potential for higher returns, accompanied by higher risk.

Understanding Bonds

Bonds are essentially loans, but instead of you borrowing from a bank, you’re the one lending money. When you buy a bond, you’re loaning your money either to a corporation or the government. In return, they promise to pay you back with interest over a specific period.

There are several types of bonds to consider:

•Treasury bonds and notes: These are issued by the federal government and come with a promise of payback within 10-30 years.

•Treasury bills: These short-term investments mature in a year or less.

Corporate bonds: Companies issue these to raise capital for various business needs.

Investing in bonds can be both rewarding and risky. On the bright side, bonds offer regular income through interest payments and the return of principal at maturity. Plus, they add diversification to an investment portfolio. However, they’re not without risk. The main risk is if the issuer fails to make payments or goes bankrupt.

Interest rates also play a significant role in bond performance. As rates rise, bond prices fall—and vice versa. Why? As new bonds are issued with higher yields (to match the now-higher interest rates), existing bonds with lower yields become less attractive.

Understanding Stocks

Stocks - an investment term that floats around quite a bit. But what does it actually mean? Well, when you purchase stocks, you’re buying a piece of a company. You’re choosing to invest in their future performance with the hope of reaping capital gains. This is known as equity investment, which is quite different from investing in bonds - a form of debt investment.

Constructing an investment portfolio? Then stocks may be your best friend! They can provide potentially high returns, but beware, high returns often come with high risks. Unlike bonds, stocks don’t promise fixed income or a return on principal. Instead, their value tends to fluctuate based on the company’s performance and market factors.

Comparatively, the risks and returns of stocks can make for a roller-coaster ride in your financial journey. So strap in tight; it might get bumpy!

Comparative Analysis: Bonds vs. Stocks

Stocks and bonds present distinct risk and return profiles tailored to diverse investor preferences. The differences between stocks and bonds are significant, as they each offer unique investment opportunities with varying degrees of risk and potential returns.

Risk and Return Profile

First off, let’s break down the risk and return profile of bonds. Bonds, whether they’re treasury or corporate, offer a lower-risk investment pathway. This is because bonds promise a fixed interest payment at regular intervals, creating a predictable income stream for investors. However, this safety net comes with a trade-off - lower potential returns compared to stocks.

On the flip side, investing in stocks can be likened to riding a roller-coaster - thrilling yet filled with ups and downs. Stocks offer higher potential returns but also come with increased volatility. When you buy a stock, you’re essentially buying a piece of the company - your fortunes rise and fall with that of the company.

There’s an inverse relationship between stock and bond prices. Bond prices typically go down when the stock market is bullish (i.e., prices are rising). Conversely, bond prices usually go up when stocks are bearish (i.e., prices are falling).

Why does this happen? Well, it boils down to investor behavior and market sentiment. During bullish markets, investors tend to flock towards higher-risk investments like stocks to maximize their returns. This increased demand drives up stock prices but decreases bond demand, leading to lower bond prices.

On the other hand, during bearish markets or periods of economic uncertainty, investors often seek refuge in safer investments like bonds, driving up their prices while stock prices take a hit.

In essence, stocks versus bonds isn’t just about comparing risks and returns; it’s about understanding how these two investment vehicles interact within broader market dynamics. This nuanced understanding can help investors strategically balance their portfolios and weather different market conditions. So the next time you’re asked, “What is the difference between stocks and bonds?”, you know it goes beyond just risk and return!

Impact of Interest Rates

Interest rates pull the strings behind the scenes on the grand stage of ‘stocks versus bonds’. They perform a dance of influence, swaying both bond prices and yields, as well as stock performance.

For bonds, it’s a ballet of inverse proportions. When interest rates pirouette upwards, bond prices take a bow and descend. Why? It’s simply because new bonds come with higher yields reflecting the increased interest rates, making existing bonds with their lower yields less attractive. On the flip side, if interest rates decide to shuffle downwards, existing bond prices rise to stardom.

Now turn your attention to stocks. The impact of interest rates on these market dancers is somewhat more complex. Higher interest rates can lead to increased borrowing costs for companies, potentially reducing profits and making stocks less enticing. Conversely, lower interest rates can fuel economic growth and boost stock appeal.

In this enthralling ‘bonds v stocks’ performance, understanding how interest rates choreograph movement can help investors spotlight potential risks and returns.

Conclusion

Bonds, with their predictability and security, attract those who seek refuge in a stormy financial climate. On the other hand, stocks flaunt their high return potential, luring the risk-takers willing to ride the market’s roller coaster.

Investors with an eye on safety often lean towards bonds. They appreciate bonds’ immunity to stock market volatility and enjoy the regular income they offer. Despite lower returns, these individuals understand that slow and steady can win the race in the investment world.

On the flip side, stocks appeal to those craving growth. These investors willingly accept market volatility for a shot at substantial returns. They are comfortable with the fact that every upward climb may be followed by a steep fall. In essence, both asset classes have their unique charms and challenges. The deciding factor isn’t which is ‘better’ but rather what fits best with an investor’s individual goals, risk tolerance, and financial standing.

Bond Basics: A Comprehensive Guide to How Bond Investing Works

October 10, 2023

Bonds are an integral component of the financial market. A bond essentially acts as a loan made by an investor to a borrower, typically corporate or governmental. So, let’s dive right into bond basics and understand how do bonds work

Government Bonds

At the helm of the bond market, we find Government Bonds. These bonds signify debt securities issued by a government to support government spending and obligations. When you invest in government bonds, you’re lending money to the government for a specified period.

The role of these bonds is paramount in the financial market. They offer a secure investment avenue for investors while providing governments with essential funding. These bonds are considered low-risk due to the backing of the government.

But how do government bonds work? In essence, when you purchase a government bond, you are buying the promise of fixed periodic interest payments and the return of the principal amount at maturity. The rate of interest is known as the ‘coupon’, which can be fixed or variable.

Treasury bonds, notes, bills, and other debt instruments issued by government departments or agencies can all be classified as government bonds.

Treasury Bonds: An Overview

One of the most known types of government bonds are the Treasury Bonds. Essentially, these are long-term investments issued by the U.S. Department of the Treasury. They’re a reliable investment vehicle because they’re backed by the full faith and credit of the U.S. government.

Key Features and Benefits

Treasury bonds come with several unique features:

•Long-term maturity: Treasury bonds mature in 10 to 30 years.

•Fixed interest payments: Twice a year, bondholders receive interest payments.

•Non-callable: The government cannot buy back the bond before its maturity date.

The benefits of investing in treasury bonds are numerous:

•Low risk: Since they’re backed by the U.S. government, there’s virtually no default risk.

•Interest income: Regular interest income can be a good source of steady cash flow for investors.

•Favorable tax treatment: Interest income is exempt from local and state taxes.

Investing Mechanics

So, how does one invest in treasury bonds? It’s pretty straightforward:

•You can buy treasury bonds directly from the U.S. Department of the Treasury through its website, TreasuryDirect

•You select the amount you want to invest (the minimum is $100).

•After purchase, your bonds are stored electronically in your TreasuryDirect account.

The allure of treasury bonds lies in their simplicity and reliability. With low risk, steady income, and favorable tax treatment, they’re an essential part of understanding bond basics

Corporate Bonds

Just as we’ve explored the world of treasury bonds, let’s dive into another integral part of the bond universe - corporate bonds. These are a type of bond issued by corporations to raise money for various business purposes like funding research, infrastructure, or even debt management.

Corporate bonds play a pivotal role in the financial market. They offer an avenue for companies to generate funds outside of equity financing. This allows investors to earn a steady income from interest payments while enjoying a higher yield compared to government bonds.

Key Concepts in Bond Investing

Understanding the nuts and bolts of bond investing is crucial for making informed decisions. Let’s delve into some key concepts.

Credit risk is an essential facet of bond investing. It refers to the likelihood that the issuer of the bond won’t be able to make principal or interest payments. For example, if a company like Robert Ventures issues bonds, investors might observe factors such as business performance and market conditions to gauge credit risk.

Next up is bond duration. This isn’t just about time—duration is a measure that shows how much bond prices are expected to change if interest rates move. A higher duration implies more sensitivity to interest rate changes, which can impact the value of your investments.

Speaking of which, let’s talk about interest rates. There’s an inverse relationship between bond prices and interest rates—if one goes up, the other typically goes down. So if you’re holding a bond and interest rates rise, the price of your bond might drop.

Lastly, understanding bond maturity dates is imperative. The maturity date is when the issuer returns the principal amount to the investor. Knowing this date allows investors to plan their investment strategy and cash flows effectively.

These concepts serve as a compass guiding you through the complex landscape of bond investing.

Investing in Bonds: Benefits and Risks

Investing in bonds comes with its own set of unique benefits. One of the most significant advantages is predictability. Bonds often provide a fixed interest rate, ensuring a steady stream of income. This makes them an excellent choice for investors who prefer stability over the volatility often associated with other types of investments.

Another advantage lies in the ownership rights that bonds offer. Unlike shareholders, bondholders do not have an equity stake in the company. Instead, they are considered creditors with a claim on the company’s assets should it fail to make payments.

Understanding the loan structure of bonds is crucial. When you invest in a bond, you’re essentially lending money to the issuer for a fixed period. In return, the issuer agrees to pay you interest at regular intervals and return the principal amount at maturity.

Speaking of maturity, this is another key aspect of investing in bonds. The maturity date refers to when the issuer must repay the principal amount borrowed. The face value or par value of a bond is what will be returned to you upon maturity.

The yield to maturity (YTM) is another important concept in bond investing. It represents the total return you will receive if you hold the bond until it matures, accounting for both interest payments and any capital gain or loss if you purchased at a price different from face value.

It’s essential to remember that while bonds provide several benefits, they are not without risks—credit risk and interest rate risk being two major considerations. Despite these risks, understanding these aspects can help you make informed decisions in your investment journey.

Bonding with Bonds

From the depths of government bonds to the heights of corporate offerings, like Robert Ventures’ high-yielding opportunities. We’ve navigated the choppy waters of credit risk, bond duration, and interest rate impact.

Bond investing is not just about numbers and rates; it’s a world where understanding your investment is key. That’s why we stressed the significance of bond maturity date and yield to maturity calculations.

Remember, it’s crucial to understand bond basics to successfully navigate this financial seascape. As we’ve seen, U.S. Treasury securities can greatly affect the bond market, while callable bonds and coupon rates hold their own surprises.

Just like a compass guiding us through unknown territories, this comprehensive guide will help you learn how bonds work. So why not grab that compass and set sail on your own bond-investing adventure? With knowledge in your pocket and curiosity at your helm, you’re well-equipped to explore further into the fascinating world of bonds!

The Tax Truth: Is Passive Income Subject to Taxation?

October 10, 2023

Passive income is money you earn with minimal daily effort, often stemming from investments or enterprises that don’t require your direct involvement. While this sounds like a dream come true, it’s crucial to understand the tax implications tied to it. The taxman may not be as passive when it comes to your earnings!

What is Passive Income?

Passive income is money earned from investments or ventures that require minimal active involvement. It’s the magical cash flow that trickles into your bank account while you sleep, travel, or binge-watch your favorite shows. But not all sources of passive income are created equal, and they certainly don’t carry the same tax implications.

Types of Passive Income

Primarily, there are three major types of passive income. Each with its unique tax considerations:

•Rental Income: This is the cash flow you receive from renting out properties — be it residential real estate or commercial spaces. Depending on your location and rental terms, this type of income can incur various tax implications. For instance, in most cases, expenses related to maintaining a rental property can be deducted from taxable income.

•Limited Partnership: As a limited partner in a business venture, you contribute capital but not much time or effort. Your earnings from this setup qualify as passive income. However, the tax situation here can be quite complex - profits may be subject to self-employment taxes in some scenarios.

•S Corporations: If you’re an investor in an S corporation but don’t actively participate in its daily operations, your dividends qualify as passive income. The good news? These dividends are typically taxed at a lower rate compared to ordinary income.

Remember: While passive income can provide financial independence and freedom, it’s essential to understand its tax implications fully. After all, nobody wants unpleasant surprises when tax season rolls around!

Passive vs Active Income Tax

Department of the Treasury
Internal Revenue Service

Publication 925
Cat. No. 64265X

Passive Activity and At-Risk Rules

For use in preparing

2021 Returns

Contents

Future Developments 1

Introduction 2

Passive Activity Limits 2
Who Must Use These Rules? 2
Passive Activities 3
Activities That Aren't Passive Activities 5
Passive Activity Income and Deductions 7
Grouping Your Activities 8
Recharacterization of Passive Income 10
Dispositions 12
How To Report Your Passive Activity Loss 13

At-Risk Limits 13
Who Is Affected? 13
Activities Covered by the At-Risk Rules 13
At-Risk Amounts 14
Amounts Not at Risk 15
Reductions of Amounts at Risk 16
Recapture Rule 16

How To Get Tax Help 16

Index 18

Future Developments

When it comes to taxation, understanding the distinction between passive and active income is vital. Passive income typically stems from ventures like rental income, limited partnerships, or S corps where your participation is not materially significant. On the other hand, active income arises from services you actively perform, like wages, tips, or salaries.

The IRS treats these income types differently. For instance, active income may be subject to higher tax rates compared to passive income due to progressive tax brackets. This could make passive income appear as a more attractive option. However, don’t forget that passive activities are subject to the Net Investment Income Tax (NIIT) of 3.8% if your Modified Adjusted Gross Income (MAGI) exceeds certain thresholds.

A savvy strategy to reduce tax liability incorporates both types of income. Balancing active and passive income sources can help optimize your overall tax situation and potentially lead to more money in your pocket after Uncle Sam takes his share.

So it’s fair to say - knowledge is power when it comes to taxes. Understanding the nuances between passive and active income for tax purposes can greatly influence how much you owe at year’s end.

Taxation of Passive Income

If you’ve ever wondered how passive income taxes work, then this section is for you. Let’s delve into the tax rules for passive income and how to calculate and pay taxes on these earnings.

Passive income taxation can be a bit complex due to the differing tax rules for each type of passive income. For instance, rental income from real estate properties is usually taxed as ordinary income, while dividends from stocks are taxed at the dividend tax rate. Understanding these nuances is crucial to ensuring accurate tax calculations.

When it comes to calculating and paying taxes on passive income, your total taxable passive income for the year is reported on your annual tax return. This total includes all forms of passive income, such as rent, royalties, dividends, and interest. Depending on your overall financial situation and the amount of your passive income, you might need to make estimated tax payments throughout the year to avoid underpayment penalties.

One aspect of passive income taxation that often gets overlooked is potential tax benefits. Certain types of passive income offer specific tax advantages. For example, investing in real estate can provide depreciation deductions which reduce taxable income.

Capital Gains Taxes on Passive Income

A crucial part of understanding passive income taxation is grasping how capital gains taxes apply. Capital gains occur when you sell an investment or real estate property for more than you paid for it. The profit made from this sale is subject to capital gains tax.

There are two types of capital gains: short-term and long-term. Short-term capital gains (from assets held for less than a year) are typically taxed at ordinary income rates, while long-term capital gains (from assets held for more than a year) receive preferential tax treatment with lower rates.

However, with strategic planning, you can minimize capital gains taxes. One common strategy involves holding onto investments for longer periods to qualify for long-term capital gain rates. Another involves offsetting capital gains with capital losses.

When it comes to reporting, capital gains from passive income are declared on Schedule D of your tax return. Be sure to keep accurate records of your investment transactions to ensure correct reporting.

Navigating the ins and outs of passive income taxation can be quite a task. But with a clear understanding of the rules, you can manage your taxes effectively and possibly even find ways to lessen your tax liability.

Passive Income That is Not Taxed

Believe it or not, there are instances where passive income is not taxed. Just imagine earning money without the taxman getting a slice of your pie! Let’s explore some examples:

•Tax-Free Municipal Bonds: A popular source for tax-free passive income. When you invest in these bonds, you’re essentially lending money to a municipality. The interest you earn is generally exempt from federal taxes and often from state and local taxes as well.

•Inheritance: In most cases, if you inherit money or property, this income is not considered taxable by the IRS.

•Life Insurance Proceeds: If you’re fortunate to be a beneficiary of a life insurance policy, the payout you receive is typically not taxable.

However, it’s critical to understand that while these sources may provide tax-free income, they may still have implications for your overall tax situation. This could even potentially push you into a higher tax bracket.

So, while there are opportunities for untaxed passive income, they come with their own set of rules and regulations that need careful consideration.

Tax Tips for Passive Income

Cracking the code of passive income taxation may seem complex, but fear not! There are strategies you can employ to navigate this labyrinth.

•Reporting Losses and Credits: It’s not all doom and gloom in the world of passive income. When it comes to tax time, reporting losses from your passive income sources can help offset your taxable income. The IRS provides Form 8582 for this purpose - don’t let it gather dust!

•Understanding the Passive Activity Credit: This little-known secret can be a game-changer. If your passive activities generate credits (like the Low-Income Housing Credit or Rehabilitation Credit), you’ve hit the jackpot! These credits directly reduce your tax liability, making Uncle Sam a bit more bearable.

•Maximizing Tax Deductions: Think of this as your secret weapon in the fight against taxes. Expenses incurred while generating passive income? Deductible! Home office used for managing your investments? Deductible (with some limitations)! It’s a treasure trove of opportunities to reduce that pesky tax bill.

Remember, knowledge is power. By understanding these tax tips for passive income, you’re on your way to maximizing your profits and keeping that hard-earned money where it belongs - in your pocket!

Conclusion

In the quest for financial freedom, passive income plays a pivotal role. But knowledge is power! Understanding that passive income is taxed differently than active income and that certain forms of passive income are not taxed at all can make all the difference.

Tax planning should never be an afterthought. It’s essential to devise a thoughtful tax strategy to maximize returns from your passive income. While tax laws can seem convoluted, remember this: Every dollar saved in taxes is another dollar working for you.

If you’re interested in adding some level of predictability to your portfolio, make sure to take a look at our fixed-rate bonds, with tax-free advantages, which could be a great addition to your portfolio.

For personalized advice aligned with your unique circumstances, don’t hesitate to consult with a tax professional. They can help you navigate the labyrinth of taxation and ensure you’re on the right path toward optimal financial health.

The Fundamentals: How to Generate Passive Income

October 10, 2023

Imagine a life where your bank account grows while you sleep, travel, or spend quality time with your loved ones. Welcome to the world of passive income! This concept is a financial game changer that allows you to earn without active involvement. A golden ticket to financial freedom, it’s like having an army of miniature money makers working tirelessly for you.

When we talk about passive income, it’s essentially the money you earn without actively laboring for it. This income stream could stem from a rental property, a side business, or investments where you don’t need to be physically present. There are several types of passive income that can boost your financial stability:

•Bonds

•Certificates of Deposit (CDs)

•Annuities

•Rental Properties

•Real Estate Investment Trusts (REITs)

•Dividend Stocks

•Peer-to-Peer Lending

Each type holds the potential to create a stable financial cushion, enabling your cash flow to grow while you sleep.

Examples of Passive Income Investments

•Bonds: A bond, in its simplest form, is a loan you give to a company or government. In return, they pay you interest at a fixed rate over a specific period until the bond matures. That interest is your passive income. Take the case of Robert Ventures’ private bonds. While regular bonds rates are of up to 5-6% annually, our bonds offer annual returns up to 10%, with options for monthly payments or compounding. And the best part? You can start with just $1,000.

•Certificates of Deposit (CDs): If bonds are loans you give out to the government, CDs are loans you take from banks. You deposit a fixed amount in a bank for a specific period (say six months to five years). The bank pays you interest over that period. When the CD matures, you get your initial investment back along with the interest earned.

•Annuities: Annuities are contracts between an investor and an insurance company. You make a lump sum payment or a series of payments to the insurer. In return, they make periodic payments to you, immediately or at some future date. Annuities can provide a lifetime income stream - now that’s what I call “money while you sleep”!

•Rental Properties: Investing in rental properties is another excellent way to generate passive income. This involves purchasing a property and renting it out to tenants. The rent you collect can cover the costs associated with owning the property (like mortgage payments, taxes, and maintenance), and anything left over is your passive income. But remember, being a landlord isn’t for everyone - it requires time, effort, and dealing with occasional difficult tenants or vacancies.

•Real Estate Investment Trusts (REITs): If you like the idea of investing in real estate but don’t want the hassle of being a landlord, REITs could be your answer. These are companies that own, operate or finance income-producing real estate. When you invest in a REIT, you’re essentially buying shares of this real estate portfolio. They are required by law to distribute at least 90% of their taxable income to shareholders annually in the form of dividends.

•Dividend Stocks: Investing in dividend-paying stocks is another method of earning passive income. When you buy shares of such companies, you become part-owner. As a result, when these companies make a profit, they distribute a portion of it to their shareholders in the form of dividends. These dividends can be reinvested to buy more shares or taken as cash. Be mindful though; investing in stocks always carries a degree of risk.

•Peer-to-Peer Lending: This is a relatively new passive income option, enabled by the internet. Platforms like LendingClub and Prosper allow you to lend money directly to individuals or small businesses in return for interest. You can diversify your risk by lending small amounts to many different borrowers. But remember, the risk of default is higher in peer-to-peer lending than in traditional banking systems.

These examples illustrate different ways to earn passive income. Each has its advantages and quirks, so choose wisely based on your financial goals and risk tolerance. Remember, it’s not about getting rich quick; it’s about building wealth patiently.

Alternative investments usually provide higher yields than the ones mentioned above. They can have several different structures and can be from various sectors, and eventually one will fit your profile. With Robert Ventures fixed-rate bonds, for example, you can watch your money work for you and keep a peace of mind of consistent yields.

Robert Ventures Bonds: Passive Income up to 10% annually

In the sea of future passive income opportunities, Robert Ventures will stand as a beacon. Our soon-to-be-available bonds are set to serve as a robust vehicle for consistent and predictable income.

To fully grasp the value they will bring, it’s important to recognize that Robert Ventures Bonds are not just standard bonds. They will be backed by a diversified portfolio of real estate and digital assets, designed to generate steady passive income with attractive annual returns up to 10%.

Our upcoming fixed-rate bonds will offer options for both 1-year and 3-year terms. Investors will be able to choose between compounding their returns or receiving monthly payments, providing flexibility tailored to individual financial goals.

Additionally, our bonds will feature a zero-fee structure. This means no hidden charges diminishing your returns - a testament to the transparent investment experience Robert Ventures is committed to offering.

What truly distinguishes Robert Ventures is our unique investment strategy. With over 20 years of experience from our CEO, our targeted investments will be in the Outer Banks area of North Carolina, and we will also focus on digital asset investments in the Web3 sector.

Curious for more? Click here to discover how Robert Ventures can be your ticket to generating robust passive income.

Highest Interest Strategies for Savings Accounts

September 27, 2023

Introduction

In the quest for financial freedom, one route stands out — high-interest savings accounts. It’s a simple, straightforward approach to make your hard-earned money work for you. But not all savings accounts are created equal. Your priority? Pinpointing those offering the highest interest rates for maximum earnings.

Understanding High-Yield Savings Accounts

For anyone seeking to maximize earnings from savings, a high-yield savings account is the go-to option. But how can you determine which high-yield savings account is best for you? Let’s break it down.

Choosing the Best High-Yield Savings Account

When starting your journey towards financial growth, it’s essential to do your homework. Here are some key factors to consider when choosing the best high-yield savings account:

•Interest Rates: The higher the interest rate, the greater your potential earnings. Look for banks that offer competitive rates.

•Accessibility: Consider how easy it will be to access your funds. Some accounts may have restrictions on withdrawals.

•Minimum Balance Requirements: Some accounts require a minimum balance to earn the highest interest rate or avoid fees.

•Customer Service: You want a bank that provides excellent customer service and is responsive to your needs.

In deciding between online-only banks and traditional brick-and-mortar banks, there are trade-offs to consider. Online-only banks often offer higher rates because they have lower overhead costs, but they may lack physical locations for in-person service. On the other hand, brick-and-mortar banks provide face-to-face interaction and more services but may offer lower interest rates.

FDIC-Insured Accounts

One crucial factor when choosing a savings account is ensuring it’s FDIC-insured. FDIC (Federal Deposit Insurance Corporation) insurance protects up to $250,000 per depositor, per insured bank, for each account ownership category in case of a bank failure. This means your money is safe even if the bank goes under.

Selecting a high-yield savings account isn’t just about grabbing the highest interest rate you can find; it’s also about finding an account that suits your needs and financial goals. With these tips in mind, you’re well on your way to maximizing your savings and building a stronger financial future.

Let’s now delve into the role of Annual Percentage Yield (APY) in maximizing your earnings and some prime examples of high APY savings accounts.

Maximizing Earnings with Highest APY Savings Accounts

When it comes to maximizing earnings, a high-yield savings account is the secret weapon of savvy savers. These accounts offer savings rates that are significantly higher than those of traditional brick-and-mortar banks. But, what’s the catch? It all comes down to APY - Annual Percentage Yield.

APY is a crucial factor as it represents the actual amount you earn or pay on an investment or loan in a year. It includes the effect of compounding interest, meaning you earn interest on your interest—a saving powerhouse!

For instance, consider two savings accounts - one with an APY of 0.5% and another offering 2%. Investing $10,000 in each account, with the power of compound interest, will yield $50 and $200 respectively after one year. That’s four times more with the higher APY!

Online-only banks like Ally Bank and Marcus by Goldman Sachs often offer the highest APY savings accounts. They can afford to do so because they don’t bear the expense of maintaining physical branches. Remember though, rates aren’t set in stone and can change based on market conditions. Therefore, it’s important to periodically compare savings rates to ensure you’re getting the best deal.

To sum up, a high-yield savings account with a favorable APY can significantly boost your earnings over time compared to traditional savings accounts. By understanding how APY works and actively comparing rates, you can take full advantage of this powerful saving tool.

Always remember that selecting the highest yield savings account requires careful consideration of these factors to fully reap the benefits.

Source: Bankrate

Investors can access Bankrate to find the best investment alternatives of banks, credit unions, and other financial institutions. Bankrate is a trusted and comprehensive platform that provides expert advice, tools, and data-driven insights to help individuals make informed financial decisions. They offer a wide range of services, including:

•Rate Comparisons: Bankrate offers comparisons of rates on various financial products such as mortgages, credit cards, auto loans, and savings accounts. This allows users to find the best rates available in the market.

•Financial Calculators: Bankrate provides a variety of calculators that help users determine things like mortgage payments, retirement savings, and loan interest costs.

•Expert Advice: The platform features articles, guides, and expert advice on a range of financial topics. This helps users understand complex financial concepts and make informed decisions.

•Reviews and Recommendations: Bankrate reviews various financial products and institutions, offering recommendations based on their findings. This aids users in choosing the best products suited to their needs.

•High-Yield Savings Accounts: as seen in the picture above, Bankrate offers a curated list of the best high-yield interest savings accounts. This helps investors find accounts that offer competitive interest rates, maximizing their returns.

Bankrate serves as a comprehensive guide for investors and individuals looking to navigate the financial landscape. Whether you’re looking to invest, save, or borrow, Bankrate provides the necessary tools and insights to ensure you make the best financial decisions.

It’s also important to monitor and adjust your savings strategies regularly. While high-yield savings accounts often offer more attractive returns than traditional options, rates do fluctuate based on market conditions. Therefore, staying on top of these changes and adjusting your savings strategy accordingly ensures you’re always getting the best return on your savings.

Robert Ventures: An Alternative to High Interest Savings Accounts

While high-yield savings accounts remain a popular choice for those seeking safe and predictable returns, exploring alternatives with the potential for increased earnings is worthwhile. At Robert Ventures, you will soon find such an alternative through our fixed-rate bonds, offering annual returns of up to 10%.

These fixed-rate bonds are notable for their predictability. Similar to high-yield savings accounts, they provide a fixed return rate, but often at a higher yield. This means you can anticipate earning more on your investment without the concern of fluctuating interest rates.

You will have the option to choose between 1-year or 3-year terms, and between monthly payments or compounding. Such flexibility allows you to customize your investment strategy to align with your financial goals and risk tolerance.

The bonds from Robert Ventures will be backed by real estate and digital assets, providing an additional layer of diversification beyond traditional savings or CD investments. Investing in these bonds will be akin to investing in a portfolio of diverse assets, including real estate properties in North Carolina’s Outer Banks area and digital assets Bitcoin and Ether.

The combination of higher potential returns, predictability, flexibility, and diversification positions Robert Ventures as an appealing alternative to the best high-yield savings accounts.

Conclusion

We’ve journeyed through the landscape of high-yield savings accounts, underscored the paramount importance of highest interest rates in growing your savings, and examined the characteristics of online-only vs traditional brick-and-mortar banks. The significance of APY (Annual Percentage Yield) in maximizing earnings also came under our spotlight, along with a handful of top-tier APY savings accounts.

But remember, financial growth isn’t just about a single strategy. It’s about exploring, adapting, and innovating. That’s where options like Robert Ventures Bonds come into play. Offering the predictability of fixed-rate bonds and an alternative to CD investments - they could be your ticket to diversifying your portfolio and maximizing earnings. So why wait? Start today and let your money do the hard work!

The Stability of CDs: Are Rates Fixed or Variable?

September 27, 2023

Introduction

As investors, we’re always on the lookout for opportunities that offer a stable return. One such option is Certificates of Deposit (CDs). But here’s the rub: are CD rates fixed or variable? This question takes center stage in investment discussions, as it significantly impacts your expected earnings. And that’s what we’re here to discuss today. Grasping the difference between fixed and variable rates in CDs can be a game-changer in your wealth-building journey. So, buckle up and let’s dive right into understanding the stability of CDs!

Before diving deeper into the world of Certificates of Deposit (CDs), we need to understand a key player in this space: the Fixed-rate CD. In essence, a fixed-rate certificate of deposit is an investment tool where your money earns a guaranteed set interest rate over a specified term.

So, why go for fixed-rate CDs?

•Predictability: The interest rate doesn’t change over the term. You know exactly what your money will earn.

•Security: Your investment is safe and insured up to $250,000 by the Federal Deposit Insurance Corporation (FDIC).

However, it’s not all sunshine and rainbows. Fixed-rate CDs typically offer limited liquidity - penalties apply if you withdraw funds before the end of the term. This feature makes them less flexible than other investment options. Yet, with FDIC insurance offering protection against loss, fixed-rate CDs can be a solid choice for risk-averse investors.

Are CD Rates Fixed or Variable?

When you drill down to the heart of it, are CD rates fixed or variable? The answer is surprisingly both. Yes, you read that right. Depending on the type of certificate of deposit (CD) you choose, CD rates can be either fixed or variable. Let’s dive a bit deeper into this.

With Fixed-Rate CDs, the interest rate remains constant throughout the term. This predictability is what makes them appealing to investors who prefer a guaranteed return.

On the flip side, we have Variable-Rate CDs. These CDs come with an interest rate that fluctuates based on an index or a benchmark rate. While this might sound risky, it could also mean higher returns if rates go up. Banks are nothing if not adaptable, and many offer both options to match different investment appetites. So whether you’re a risk taker or prefer playing it safe, there’s likely a CD out there with your name on it.”

Current CD Rates

Certificate of Deposit (CD) rates are determined by a variety of factors. Primarily, they are influenced by the Federal Reserve’s monetary policy. When the Fed changes its policy rate, financial institutions typically follow suit and adjust their CD rates accordingly. The adjustments can go either way - if the Fed raises its rates, banks usually increase their CD rates to attract more deposits, and vice versa.

Another factor that impacts CD rates is the overall economic environment. In times of economic growth and stability, banks may reduce their CD rates because they can rely on other sources of funding. However, during economic downturns or periods of uncertainty, banks may raise their CD rates to encourage more people to deposit their money. This is because CDs are a secure form of deposit for consumers and a reliable source of funds for banks.

Also, CD rates vary according to the bank that you’ll be depositing your money to. For example, traditional banks like Chase, Bank of America and Wells Fargo are currently providing, depending on your balance and term, APYs from 0.01% to 1.50%.

Source: Bankrate

At the same time, other banks and financial institutions, such as the ones below, can provide investors with higher and competitive yields: you can find renowned banks, such as Barclays, with a 4.5% APY for a 5-year term CD.

CD

LendingClub	APY as of Sep 19	Min. deposit	Term	Est. earnings	
	5.00%	$2,500	6mo	$617	Learn More →

Member FDIC ★★★★☆ 4.2 ⓘ

Promoted offer: Earn more - guaranteed returns & competitive rates. Member FDIC.

Offer details ⌄

CD

ALLIANT	APY as of Sep 19	Min. deposit	Term	Est. earnings	
	5.15%	$1,000	1yr	$1,288	Learn More →

Insured by NCUA ★★★★★ 4.7 ⓘ

Promoted offer

Offer details ⌄

CD

BARCLAYS	APY as of Sep 19	Min. deposit	Term	Est. earnings	
	4.50%	$0	5yr	$6,155	Learn More →

Member FDIC ★★★★★ 4.8 ⓘ

Promoted offer

Offer details ⌄

CD

EverBank	APY as of Sep 19	Min. deposit	Term	Est. earnings	
	5.25%	$1,000	9mo	$978	Learn More →

Member FDIC ★★★★½ 4.6 ⓘ

Promoted offer

Offer details ⌄

Source: Bankrate

On websites like Bankrate, you can get more clearance on what are the current CD rates available in the market and have the means to compare alternatives to CDs, such as soon-to-be-available Robert Ventures Bonds, with more accuracy.

Tax Considerations for Fixed-Rate CD Interest Earnings

When it comes to taxes on fixed-rate CD interest earnings, there are a few key factors to keep in mind. First and foremost, the interest earned from a fixed-rate CD is typically taxed as ordinary income. This means that the rate you pay will depend on your overall taxable income.

In the United States, for example, this could range from 10% to 37%, depending upon your tax bracket. It’s also worth noting that unless you hold your fixed-rate CD in a tax-advantaged account like an IRA, you’ll owe taxes on the interest each year—even if you don’t withdraw the funds.

Certain countries or regions may offer tax advantages or special considerations for fixed-rate CDs. Therefore, it’s always advisable to consult with a tax professional or financial advisor familiar with your specific situation to ensure you’re making the most of your investment.

Robert Ventures Bonds: A Fixed-Rate Alternative to Fixed Rates CDs

Expanding your investment horizons beyond traditional CDs, we soon venture into the realm of Robert Ventures bonds. These upcoming bonds present an enticing alternative, promising attractive returns with fixed rates. Offering more flexibility than the rigid structure of CDs, Robert Ventures bonds introduce term options and a unique strategy.

Our bonds come with a twist, potentially leading to higher returns compared to conventional savings accounts or brokered CDs. That’s right! With these unique features and advantages, Robert Ventures bonds are indeed worth considering as a profitable fixed-rate alternative to CD rates.

When comparing fixed-rate CDs and Robert Ventures bonds, several key factors distinguish these two investment options. Let’s explore these differences.

Firstly, returns. Fixed-rate CDs typically offer lower returns compared to the anticipated returns of Robert Ventures bonds. These bonds are designed to provide an annual return of up to 10%, outperforming many traditional savings vehicles like CDs. Next, risk. While fixed-rate CDs are a low-risk investment due to FDIC insurance, Robert Ventures bonds, though not FDIC insured, will be regulated under the SEC’s Reg A+. This provides a degree of regulatory oversight.

This regulation implies that investors might have the option to sell their investments before maturity without incurring penalties, adding a layer of flexibility to the investment.

To decide between the two options, consider these factors:

•Your risk tolerance: Are you comfortable with higher risk for potential higher returns?

•Your liquidity needs: Do you need easy access to your funds?

•Your return expectations: Are you looking for a conservative growth or an aggressive one?

Remember, every investment decision is personal and should align with your unique financial goals and situation. Investing in both can also be a strategy for diversification and balancing risk versus reward.

Conclusion

In this financial journey, we’ve delved into fixed-rate CDs, understanding them inside out. We established that CD rates can indeed be both fixed and variable, with each type catering to specific investment preferences. The tax implications of fixed-rate CD interest earnings also came under our radar.

One cannot stress enough the importance of grasping CD-rate stability. It’s crucial to thoroughly comprehend whether they are fixed or variable, as it could significantly impact your financial planning and wealth accumulation efforts. Remember to consider Robert Ventures bonds if you’re looking for an exciting alternative. With attractive returns and flexible terms, these could potentially add a new dimension to your portfolio. Happy investing!”

The Annuity Blueprint: Understanding How Annuities Work

September 27, 2023

Introduction to Annuities

Welcome to the world of annuities! It’s a place where you can sit back and let your money do the hard work. But how do annuities work, you ask? Let’s break it down.

Annuities are contract-based financial products sold by insurance companies. They are designed to provide a steady flow of income, typically during retirement years. It’s like having a paycheck even after bidding farewell to your 9-to-5 job.

There are three main types of annuities:

•Fixed Annuities: These come with guaranteed interest rates and offer consistent payments.

•Variable Annuities: With these, the payments vary based on the performance of your investment portfolio.

•Indexed Annuities: These are a hybrid, offering minimum guaranteed payments with additional earnings tied to market performance.

It’s important to note that each type has its own set of features and benefits tailored to specific investment goals and risk tolerance levels.

Annuities can be an excellent tool for creating that much-desired retirement income. They offer regular payments and sometimes a guaranteed lifetime income benefit, ensuring that you don’t outlive your savings. This makes them a key player in the financial planning game!

Understanding How Annuities Work

Just like a thrilling book, annuities have two main parts or “phases”: the accumulation phase and the annuitization phase.

The accumulation phase is your initial stage. It’s when you’re busy working, earning, and putting money into the annuity. Think of it as tucking away acorns for winter. Each payment you make grows tax-deferred until it’s time to crack open those acorns during retirement.

Once you hang up your work boots and step into retirement, you enter the annuitization phase. This part is when your annuity starts paying out those accumulated funds. It’s like your personal money tree that keeps dropping dollars every month.

And here’s a cherry on top: your annuity growth is tax-deferred. This means that while your money is growing in the accumulation phase, you won’t owe any taxes. You’ll only pay once you start receiving payments during the annuitization phase.

The magic of annuities lies in their ability to provide a steady income stream during retirement while offering tax advantages to annuitants. So, if you’re planning for a worry-free retirement with a secured income, understanding how annuities work is your first step!

Are Annuities Safe?

Can an annuity lose money? It’s a nagging question that haunts many potential investors. The answer isn’t black and white, as the safety of annuities hinges on several factors.

Primarily, the type of annuity in question plays a significant role. Fixed annuities, for instance, offer a guaranteed rate of return and are generally considered safe. The risk grows with variable annuities, where the return fluctuates based on market performance. This means there is a chance of losing money if investments underperform.

Moreover, the financial strength of the insurance company issuing the annuity is another critical consideration. If the company goes under, your investment could be at risk. Therefore, it’s crucial to research and choose a reputable company with strong financial ratings.

Remember that while annuities come with certain guarantees, they are still subject to credit and interest rate risks. Hence, it’s wise to consider these factors and consult with a financial advisor before diving into annuities.

Are Annuities a Good Investment?

Source: Forbes

A common question that arises when talking about retirement planning is “are annuities a good investment?” The answer isn’t quite a simple yes or no, it’s more of an ‘it depends’.

To start with the positives, annuities provide a predictable income stream for life and can be customized to match specific needs. You don’t have to worry about outliving your savings, and there is the added benefit of tax-deferred growth.

There are some potential drawbacks to consider. Annuities often come with high fees that can eat into your returns. Plus, they aren’t very liquid investments - accessing your money early can result in hefty surrender charges.

When deciding if annuities are a good fit for your investment portfolio, consider your financial goals, risk tolerance, and retirement timeline. It’s important to assess multiple facets of annuities before committing your hard-earned money.

Next up, let’s explore some alternatives to annuities. There’s a whole world of investment options out there!

Alternatives to Annuities

When it comes to securing a solid financial future, it’s vital to explore all available options. While annuities offer the assurance of regular payments and guaranteed retirement income, they aren’t the only option worth considering. Alternatives to annuities provide opportunities for growth, diversification, and potentially higher returns. Soon, one such alternative that will be gaining popularity is Robert Ventures Bonds.

Robert Ventures Bonds as an Alternative

Think of Robert Ventures as your future gateway to potentially higher returns with managed risk. We will be offering private bonds with annual returns of up to 10%, striving to redefine the investing landscape. Our soon-to-be-available fixed-rate bonds have a unique appeal, offering:

•Options for 1-year or 3-year terms.

•Choices between monthly payments or compounding.

•A minimum investment requirement of just $1,000.

•A zero-fee structure that supports tax-free Individual Retirement Accounts (IRAs).

What will set Robert Ventures apart is our diversification strategy. Future investments will be carefully spread across real estate in the Outer Banks area of North Carolina, and digital assets Bitcoin and Ether.

While annuities typically lock you into a fixed rate, Robert Ventures Bonds will offer flexibility and control, allowing investors to tailor their portfolios according to their risk tolerance and financial goals, choosing between compound growth or monthly payments.

The prospect of putting your money into alternative investments like these might seem daunting. However, consider that our manager, Joe Robert, has over 20 years of experience in crafting balanced portfolios. Our seasoned team will constantly monitor market trends and adjust strategies as needed.

Comparing Robert Ventures Bonds with annuity rates will offer an intriguing perspective. Given the macroeconomic conditions, investing with Robert Ventures could potentially yield higher returns, outpacing inflation rates – a challenge for many annuity products.

We encourage you to visit Robert Ventures in the future to learn more about our investment options and how they can be a part of your retirement planning strategy.

As you continue your quest for financial freedom, remember the importance of diversification. Annuities can be a part of your portfolio, but they don’t have to be the sole focus. Consider exploring alternatives like Robert Ventures Bonds for a potentially winning financial strategy.

Comparing Annuities and Robert Ventures Bonds

Annuities and the upcoming Robert Ventures bonds each present distinct paths for retirement income. Here’s a detailed comparison:

•Income Options: Annuities, depending on their type (immediate income annuity or deferred income annuity), guarantee a steady income for life or a set period. Robert Ventures bonds, set to be available soon, will offer customizable options like monthly payments or the choice to compound.

•Growth Potential: Variable annuities might offer higher growth potential tied to market performance but come with increased risk. Robert Ventures bonds, on the other hand, will have fixed rates with potential annual returns of up to 10%.

•Fees: Annuities often come with substantial fees, including surrender charges, mortality and expense risk charges, and management fees. In contrast, Robert Ventures will stand out with a zero-fee structure.

•Tax Advantages: Both investment types offer tax benefits. Annuities allow tax-deferred growth of earnings until withdrawal, while Robert Ventures plans to support tax-free IRAs.

•Safety: Annuities are generally considered safe, though some types involve market risk. Robert Ventures bonds, while not FDIC insured, will be regulated under the SEC’s Reg A+, providing a level of investor confidence.

In deciding between alternative annuity choices like Robert Ventures bonds and traditional annuities, it’s important to consider your personal financial objectives, risk tolerance, and income needs during retirement. Both can be integral parts of a diverse retirement portfolio.

Conclusion

Reflecting on our discussion, we’ve delved into the details of annuities: their purpose, various types, mechanisms, safety aspects, and investment merits. Additionally, we invite you to explore an upcoming alternative - Robert Ventures Bonds. With their promise of predictability, diversification, and competitive rates, these bonds are poised to offer a fresh option for investors.

However, it’s crucial to remember that your financial journey is unique. No two paths are the same, and rightly so. Annuities and the soon-to-be-available Robert Ventures Bonds are just two choices among a plethora of financial options. Embrace this journey, immerse yourself in information, explore the myriad possibilities. Unlock your financial future with a thoughtfully selected mix of investments tailored to your individual needs and objectives. Here’s to successful investing!

Top Savings Accounts & Their Best Alternatives

September 27, 2023

In the financial world, where every percentage point matters, finding accounts with the highest savings yields is crucial. These accounts are not just about keeping your money safe; they’re about growing it. A high-yield savings account is a type of federally insured savings product that offers interest rates much better than the national average. For instance, while the national savings average hovers around 0.45% APY, some high-yield savings accounts can offer rates around 4% APY.

Understanding High-Yield Savings Accounts

If you’re keen on growing your savings, a high-yield savings account is your go-to option. Unlike traditional savings accounts, these accounts offer above-average interest rates, giving savers the chance to earn more from their deposits.

Why are they beneficial? Well, the answer lies in their generous Annual Percentage Yields (APYs). The APY reflects the total amount of interest you’ll earn in a year, factoring in compound interest. This means the higher the APY, the more money you’ll rake in at the end of the year.

When evaluating the APY of savings accounts, consider factors such as:

•The bank’s reputation and customer service

•Accessibility and ease of fund withdrawal

•Minimum balance requirements

•Fees for services

Examples of institutions offering high-yield savings accounts include online banks like Ally Bank and credit unions such as Alliant Credit Union. These institutions tend to offer higher rates than traditional brick-and-mortar banks because they have lower overhead costs.

Comparing Savings Account Interest Rates

To maximize your earnings, comparing savings account interest rates from different banks and financial institutions is crucial. Various online financial services provide information on current interest rates, making it easier to make an informed decision.

Some popular banking institutions known for competitive rates include Goldman Sachs’ Marcus and Barclays Online Banking among others. These banks often adjust their rates in response to economic conditions, so keep an eye out for changes that could affect your savings growth.

Another key consideration when choosing a high-yield savings account is the Federal Deposit Insurance Corporation (FDIC) coverage. This insurance protects your money up to $250,000 per depositor, per FDIC-insured bank—an essential safety net if your bank happens to fail.

To sum things up—high-yield savings accounts with competitive APYs can significantly maximize your earnings. But don’t forget to compare rates, consider the bank’s reputation and services, and ensure your money is FDIC-insured.

Websites to find the Highest Savings Yields

To help investors like you find the most trustworthy savings accounts with the highest rates, we compiled a few websites that regularly review and rank the best savings accounts, providing insights on the best APYs. By regularly checking these websites and comparing their rates, you can stay informed and choose the best high-yield savings account that suits your needs.

•NerdWallet: A comprehensive platform that reviews and ranks the best savings accounts, providing insights on the best APYs. They also offer detailed information on various financial products and institutions.

•Bankrate: Renowned for its financial data and advice, Bankrate provides up-to-date information on the best savings account rates, along with calculators and other financial tools.

•Forbes: Known for its financial news and rankings, Forbes often publishes lists of the best banks and savings accounts based on interest rates and other factors.

•MagnifyMoney: A subsidiary of LendingTree, this website offers comparisons of various financial products, including high-yield savings accounts.

•DepositAccounts: This platform provides detailed comparisons of different bank products, including savings accounts, CDs, and more, based on interest rates and customer reviews.

•The Simple Dollar: A financial advice website that often reviews and recommends the best savings accounts based on interest rates, fees, and other factors.

Robert Ventures Bonds as an Alternative

Have you ever thought about bonds as an alternative to high-yield savings accounts? Robert Ventures could soon be your go-to for this venture. They’re planning to offer fixed-rate bonds with annual returns of up to an impressive 10%. That’s a figure that’s not seen every day, right?

The bonds from Robert Ventures are set apart from ordinary financial products due to two key factors:

1.Predictability: With fixed rates and options for either 1-year or 3-year terms, you’ll know precisely what to expect. No hidden surprises or shocks.

2.Diversification: By investing in both real estate and digital assets, your investment will be spread out, helping to mitigate risk.

Entering the world of Robert Ventures bonds is also financially accessible. You can begin with a minimum investment of just $1,000. With choices for monthly payments or compounding, these bonds are designed to appeal to both passive income seekers and those aiming for long-term growth.

And here’s an additional perk - Robert Ventures plans to support tax-free IRAs! That’s right! This means investing with Robert Ventures could also offer tax benefits.

Are you intrigued by this alternative? Gain a deeper understanding of our strategy and discover more about our planned fixed-rate bonds.

Remember, making your money work for you isn’t a privilege exclusive to finance experts. With upcoming options like Robert Ventures bonds, you can elevate your financial strategy and forge a path towards greater wealth.

Conclusion

We’ve recently delved into the intriguing world of high-yield savings accounts. By uncovering their potential, we’ve recognized them as a vital tool for enhancing your savings and broadening your financial scope. Yet, in every scenario, there’s always room for an alternative, and this is where Robert Ventures steps in. Our soon-to-be-available fixed-rate bonds present an attractive path, promising substantial annual returns along with benefits not typically found in similar products.

Imagine stepping into a realm where your money works more efficiently for you. Venture into the future with Robert Ventures bonds and embrace a new horizon of financial growth.

Home Financing 101: What Constitutes a Fixed Rate Mortgage?

September 27, 2023

Introduction to Fixed Rate Mortgages

At the heart of home financing lies the concept of a fixed rate mortgage. A fixed rate mortgage is a home loan with an interest rate that remains unchanged throughout the term of the loan. This kind of mortgage provides stability and predictability as it shields you from fluctuating interest rates, giving you peace of mind knowing that your monthly payments are constant.

Understanding fixed-rate mortgages is crucial in securing a stable financial future. However, like any financial instrument, they come with their own set of pros and cons. While they offer protection against interest rate hikes, if the rates fall, you’re locked into a higher payment. So, it’s essential to weigh these factors before deciding on your home financing strategy.

Understanding Fixed Rate Mortgages

First of all, it’s key to understand the loan term in a fixed-rate mortgage. It’s the agreed period over which you’ll repay your loan. Common loan terms are 15 and 30 years, although other durations are often available.

But what makes up your monthly mortgage payment? Two key components: principal and interest.

•Principal refers to the original amount of the loan, which decreases as you make payments.

•Interest, on the other hand, is the cost of borrowing money. It’s calculated as a percentage of your remaining loan principal.

In a fixed-rate mortgage, these two factors come together to form a predictable monthly payment. Whether it’s the first month or the last, your payment stays constant, barring changes in tax or insurance costs.

Choosing the right loan term depends on your financial goals and situation. For instance, a shorter term (e.g., 15 years) means higher monthly payments but less spent on interest over time. On the other hand, a longer term (e.g., 30 years) lowers monthly payments but increases total interest costs.

Remember, selecting an appropriate loan term is crucial in ensuring that your mortgage aligns with your long-term financial plans.

Key Features of Fixed Rate Mortgages

What sets the fixed rate mortgages’ interest rates? It’s primarily influenced by economic factors and creditworthiness. While it might seem complex, remember this - once set, your interest rate stays the same for the entire loan term.

That brings us to the heart of its appeal - predictability. Your monthly payments remain consistent throughout the life of the loan, creating a financial landscape as reliable as clockwork. Whether rates rise or fall elsewhere, you can rest easy knowing exactly what your mortgage payment will be each month.

Advantages and Disadvantages of Fixed Rate Mortgages

Like any financial instrument, fixed rate mortgages come with their own set of pros and cons.

Advantages

Fixed rate mortgages offer the security of knowing exactly what your principal and interest payments will be throughout the life of the loan. This predictability makes budgeting easier and guards against potential rate increases in an unpredictable market.

Compared to adjustable rate mortgages (ARMs), where interest rates can fluctuate over time, a fixed rate provides peace of mind. ARMs may start with lower rates but can rise significantly over time - a risky proposition if you’re planning on owning your home for many years.

Disadvantages

On the flip side, fixed rate mortgages often start with higher interest rates than ARMs. This means your initial payments could be higher compared to starting with an ARM.

Another point to consider is that if market interest rates drop significantly, you’re stuck paying the original higher rate unless you refinance your mortgage, which could involve fees.

Choosing Between Fixed and Adjustable Rate Mortgages

So how do you choose between a fixed or adjustable rate mortgage? Consider your risk tolerance and financial goals. If security and budget predictability are top priorities, a fixed rate mortgage might be your best bet. On the other hand, if you’re comfortable with some level of risk for potentially lower initial payments, an adjustable rate mortgage might be worth considering.

Remember, choosing a mortgage is a significant decision; it’s essential to understand all aspects before committing.

Conclusion

Fixed rate mortgages have their own charm, offering predictability in repayments and the comfort of knowing exactly what portion of your income will be dedicated to home financing. They provide a stable platform for long-term financial planning.

10 Passive Income Ideas for Financial Freedom

September 5, 2023

Passive Income Investments

Passive income investments represent a broad category of income-generating activities that require minimal ongoing effort. For the average investor, these can prove to be a sound strategy for generating wealth and achieving financial freedom.

Benefits of Passive Income Investments

The allure of passive income lies in its potential to provide an additional stream of income. This additional cash flow can help to diversify your income sources and reduce reliance on a single source of revenue such as a salary.

1.Financial Security: With passive income investments, you can build financial security by establishing dependable revenue streams.

2.Time Freedom: These investments can also provide you with the freedom to spend your time as you see fit since they don’t require constant attention.

3.Wealth Accumulation: As passive income streams generate earnings over time, they contribute to overall wealth accumulation.

Passive Investing Strategies for Long-Term Wealth Creation

Passive investing involves building a diverse portfolio and minimizing buying and selling actions. By focusing on long-term growth rather than short-term gains, investors can enjoy compounded returns over time.

“At Robert Ventures, we believe that passive investing is a cornerstone strategy for long- term wealth creation.”

In summary, there are numerous paths towards generating passive income through investment strategies. With careful consideration and proper planning, these strategies can help create sustainable wealth and achieve financial independence.

1.Real Estate Investment as a Passive Income Source

The allure of passive income! Who wouldn’t want to earn money whilst chilling on their couch or vacationing at some tropical paradise? Well, investing in real estate could be your golden ticket to this enticing world.

The Power of Rental Properties

Rental properties, my friends, can be a cash cow. Secure some reliable tenants and voila! You’ve got a steady stream of monthly cash flow. But let’s unpack this a bit further.

1.The Initial Investment: Yes, you need to purchase the property first. This might involve amortgage unless you’re lucky enough to have a hefty sum of cash lying around. But think of this as planting the seed for your money tree.

2.Securing Tenants: This is where the magic happens. Once you’ve got tenants paying monthly rent, your property starts earning its keep. Sure, there might be some landlord responsibilities - but hey, there are property management companies who can handle this for you.

3.Cash Flow: With the rent covering your mortgage repayments (and hopefully more), each month brings in passive income. It’s like having a job that pays you while you sleep.

But remember - rental properties aren’t just about immediate gains. There’s a potential goldmine in long-term benefits too!

Long-Term Appreciation: Your Property Value’s Secret Growth Spurt

Over time, your property value may well go up. This means when you eventually sell it (if you choose to do so), it could fetch more than what you initially paid for it - even after considering inflation and costs. So alongside your monthly rental income, there’s an additional cherry on top waiting for you in the future.

“Real estate cannot be lost or stolen, nor can it be carried away.” - Franklin D Roosevelt

Investing in real estate offers an opportunity to earn significant passive income and potentially multiply your wealth over time. So why not consider taking that plunge into the world of bricks and mortar? After all, they’re not making any more land!

“Investing in rental properties not only provides immediate cash flow but also offers potential appreciation over time.”

2.Investing in Peer-to-Peer Lending Platforms

Dive into the world of Peer-to-Peer Lending Platforms and see how they can turn your cash into a powerful passive income generator. These platforms are modern, digital marketplaces that bring together borrowers in need of funds with investors who have cash to spare. The magic lies in the fact that as an investor, you’re not just lending your money, you’re earning an interest on it.

1.Connecting People: Think of peer-to-peer lending platforms as the matchmakers of the financial world. They connect people who need money (borrowers) with people looking to invest their money (investors).

2.Investing Your Cash: As an investor, you choose which loans to fund based on your risk tolerance and the borrower’s creditworthiness.

3.Earning Interest: Once you’ve lent out your money, you then sit back and watch as the borrower’s repayments - complete with interest - flow back into your account.

Some of its perks include:

•Passive Income Generation: Your money works for you without any active involvement from your side.

•Higher Returns: Because peer-to-peer lending cuts out traditional banking intermediaries, it often offers higher returns than other investments.

•Risk Diversification: You can spread your investments across multiple loans to diversify risk.

So if you’re looking to put your idle cash to work and enjoy watching those interest payments roll in month after month, then it’s time to consider peer-to-peer lending platforms as a possible move in your passive income playbook!

3.Earning Passive Income Through Dividend Stocks

If you’re keen on building a diversified passive income portfolio, it’s hard to overlook the potential of dividend stocks. Companies that are financially healthy and profitable often distribute a portion of their earnings back to shareholders in what’s known as dividends. These payouts provide a steady income stream for investors, independent of market fluctuations.

Now, let’s delve a little deeper into how dividend stocks work and why they are an attractive option for passive income:

1.Reliable Returns: Unlike growth stocks that rely on increasing stock prices for returns, dividend stocks offer returns through regular dividend payouts. This can be particularly appealing during periods of market volatility when stock prices may not be stable.

2.Compounding Growth: Reinvesting dividends can lead to compounding growth. Simply put, when you use your dividends to buy more shares of the same stock, you increase the number of shares that will earn dividends in the future. Over time, this creates a snowball effect, leading to exponential growth in your investment.

3.Flexibility: Dividend stocks offer flexibility in terms of payout options. Some companies allow shareholders to choose between cash dividends or additional shares (also known as dividend reinvestment plans or DRIPs).

4.Tax Advantages: Qualified dividends are taxed at a lower rate than regular income in many countries, making them a tax-efficient form of passive income.

It’s worth noting though that while investing in dividend stocks can be potentially rewarding, it also comes with risks like any other investment strategy. It’s crucial to conduct thorough research and consider factors such as the company’s financial health, dividend yield, and payout history before diving in.

In conclusion, if done right, investing in dividend stocks can serve as an effective strategy for generating passive income over time and contribute towards achieving financial independence.

4.The Advantages of Index Funds for Generating Passive Income

Index funds are becoming increasingly popular among investors looking for a simple, cost-effective way to build wealth over time. They are mutual funds or exchange-traded funds (ETFs) that track specific financial market indexes. This means they replicate the performance of a certain section of the market - like the S&P 500 or Nasdaq Composite.

One of the main selling points of index funds is their simplicity. You don’t need to be a Wall Street expert to understand how they work. They aim to match the performance of a specific index. So, if the index goes up, your investment goes up. If it goes down, your investment follows.

Index funds are known for their cost-effectiveness. Traditional actively managed funds often come with high fees because they require teams of analysts and portfolio managers to make investment decisions. In contrast, index funds are passively managed.

•They simply replicate the composition of an index.

•There’s no need for a team making buy and sell decisions.

•This results in lower operating expenses and consequently lower fees for investors.

5.Exploring REITs as a Source of Passive Income

One more promising avenue to earn passive income is through Real Estate Investment Trusts (REITs). REITs are companies that own, operate, or finance income-generating real estate. They offer an ideal way for investors to access the benefits of real estate investment without the need to directly buy or manage any property themselves.

In essence, when you invest in a REIT, you’re buying shares in a corporation that manages a portfolio of properties. The beauty of this approach is twofold:

1.Diversification: Rather than having all your eggs in one basket (or one building), you have a stake in a variety of real estate assets. These can range from residential complexes and office buildings to shopping malls, hospitals, and even data centers!

2.Accessibility: Unlike purchasing a property outright, which can require significant upfront capital, investing in REITs can be started with relatively small amounts of money.

The real icing on the cake here is the regular dividend payments. These dividends are generated from the income produced by the real estate assets managed by the REIT. So not only do you get to participate in the ups and downs of the real estate market, but you also receive a steady stream of income along the way – talk about having your cake and eating it too!

“Investing in REITs allows for real estate exposure and regular dividend payments - all without having to lift a finger for property management.”

So if you’re looking for an accessible and diversified way to dip your toes into real estate while earning passive income, REITs might just be your next investment sweet spot.

6.High-Yield Savings Accounts: A Passive Income Powerhouse

Unlike conventional savings accounts, high-yield savings accounts offer significantly higher interest rates, which can substantially enhance passive income generation. In addition to being FDIC insured up to the legal maximum, these accounts often have no monthly fees and require no minimum balance.

When it comes to selecting the best high-yield savings accounts, it is crucial to consider factors such as interest rate, accessibility, account features, and customer service. For instance, Ally Bank offers a competitive APY and has an excellent reputation for customer service, while CIT Bank provides tiered interest rates that reward larger balances.

Comparing High-Yield Savings Account Offerings

Different high-yield savings accounts come with varying benefits. Some offer a consistently competitive APY, while others provide a high introductory rate that drops after a few months. Some institutions even offer additional features like ATM access or mobile check deposit. It’s essential to compare these offerings and choose an account that aligns with your financial goals.

•Marcus by Goldman Sachs: Known for its consistently competitive APY

•American Express National Bank: Offers a high APY with no minimum balance requirement

•Varo Money Inc: Provides a high APY for those who meet certain monthly requirements

7.Certificates of Deposit: Secure Your Future Earnings

CDs stand out as another highly viable option for passive income generation. When you invest in a CD, you agree to leave your money in the bank for a specified period (term), in exchange for earning interest at a predetermined rate.

The best CD rates can typically be found at online banks like Ally Bank and Marcus by Goldman Sachs, which often outperform their brick-and-mortar counterparts in this regard. It’s wise to shop around to find the best 1-year CD rates or the best 5-year CD rates respective to your investment timeline.

While CDs require you to lock in your funds for the term of the CD (with penalties for early withdrawal), they generally offer higher returns than traditional savings accounts. They are considered low-risk investments perfect for conservative investors seeking stable growth of their capital.

As we delve deeper into the world of passive income generation, remember that knowledge is power

- understanding various investment vehicles will enable you to make informed decisions about where best to grow your money.

8.Investment Apps and Platforms for Passive Income

The digital age offers a myriad of possibilities for generating passive income. Among these, investment apps and platforms have emerged as accessible, flexible, and efficient tools for building wealth.

Investment Apps and Their Features

A host of investment apps are available today, each designed with unique features to help you grow your wealth passively. Robinhood, for example, is known for its commission-free trading, making it an attractive option for novice investors looking to start small. On the other hand, Acorns rounds up your daily purchases to the nearest dollar and invests the difference in diversified portfolios.

Tip: When choosing an investment app, consider factors such as fees, investment options, user experience, and customer support.

Crowdfunding Apps for Passive Income

In recent years, crowdfunding has developed into a viable source of passive income. Some platforms allow individuals to invest in innovative projects or businesses. If the project succeeds, investors receive a return on their investment. This method can yield high returns but also comes with a risk if the project fails.

Diversification With Dividend Exchange Traded Funds (ETFs)

For investors seeking diversification and regular income streams, dividend exchange traded funds (ETFs) provide an excellent solution. These ETFs pool together dividend-paying stocks across various sectors, providing exposure to multiple companies with one single investment. Vanguard High Dividend Yield ETF (VYM) and iShares Select Dividend ETF (DVY) are examples of popular dividend ETFs offering attractive yields.

Choosing The Right Financial Brokerage Firm

The selection of a financial brokerage firm plays a significant role in your passive income journey. Firms such as Charles Schwab or Fidelity offer research tools, educational resources, and customer service to assist in informed decision-making. As always at Robert Ventures, we strongly recommend conducting thorough research before committing to any specific platform or investment strategy.

Consider the above strategies as building blocks to create a robust passive income portfolio. Harnessing these tools effectively can pave the way to financial freedom.

9.Real Estate Passive Income Investments

Investing in real estate can serve as a lucrative avenue of passive income. This sector offers diverse investment options, each with its unique potential for generating stable returns.

Types of Real Estate Investments

Real estate investments span a wide range, from residential properties to commercial buildings. Each type presents various levels of potential returns and associated risks:

1.Residential Properties: These include single-family homes, apartments, townhouses, and vacation houses where a tenant pays rent.

2.Commercial Real Estate: This category encompasses office buildings, retail stores, warehouses and more. They often yield higher returns but entail greater risks.

3.Industrial Real Estate: These properties include factories, mines or even farms.

4.Mixed-Use Real Estate: These are properties that combine any of the above categories.

Benefits and Considerations

Real estate investments offer several benefits:

•Stable Cash Flow: Properties rented out can provide steady income.

•Appreciation Potential: The value of real estate generally increases over time.

•Tax Advantages: Certain expenses related to owning and managing properties can be deducted for tax purposes.

However, it’s essential to consider the associated challenges such as property maintenance costs, market fluctuations, and potential legal issues.

Rental Properties

Rental properties are one common approach to real estate passive income investments. By leasing out residential or commercial spaces, investors can earn consistent rental income. However, it’s crucial to factor in associated expenses like repairs, insurance and property taxes.

Real Estate Investment Trusts (REITs)

For those who prefer not to directly manage properties, REITs offer an alternative route. REITs are companies that own or finance income-producing real estate across a range of sectors. Investors earn dividends from the trust’s real estate profits—offering a way to engage in real estate investment without needing to buy or manage properties themselves.

In essence, real estate affords diverse opportunities for passive income generation. Whether through direct ownership or REITs participation, investors can find a strategy that fits their risk tolerance and financial goals.

10.High-Yield Cash Accounts and Money Market Funds

High-yield cash accounts provide an avenue for reaping passive income. These types of accounts offer significantly higher interest rates compared to regular savings accounts. By parking your cash in these high-yield accounts, you can earn more money without lifting a finger.

Money market funds, on the other hand, are mutual funds that invest in short-term, high-quality investments issued by U.S. corporations, and federal, state and local governments. They offer a higher yield than ordinary savings and checking accounts and are considered safe investments.

11.Interest-Paying Bonds

Yet another strategy for generating passive income is through interest-paying bonds. When you purchase a bond, you’re essentially lending money to the issuer (a company or government) in exchange for periodic interest payments and the return of the bond’s face value when it matures.

Here are some key points about interest-paying bonds:

•They pay interest periodically, providing a consistent stream of income.

•The risk level varies depending on the issuer. Government bonds are generally considered lower risk than corporate bonds.

•They have various durations, from short-term to long-term commitments.

By incorporating these strategies - high-yield cash accounts, money market funds, and interest- paying bonds - into your passive income portfolio, there’s potential for increased financial security. It’s crucial to remember that all investments come with risks and it’s important to make informed decisions based on your risk tolerance and financial objectives.

Remember, at Robert Ventures, we’re always here to guide you on your journey towards financial freedom.

Top 5 Passive Income Investments for Financial Freedom

September 5, 2023

Introduction to Passive Income Investments

Passive income, a term often bandied about in financial circles, is a form of earning that requires little to no active involvement from the investor. Unlike active income where you trade your time and skills for money, passive income streams continue to generate earnings even when you are not actively working on them.

So, what is the meaning of passive income? In essence, it’s about making your money work for you. This approach can yield multiple benefits:

•Consistent earnings: Passive income investments can provide a steady flow of earnings with minimal effort, thereby enhancing your financial stability.

•Time flexibility: Since these investments don’t require continuous active involvement, they free up time that you can use for other pursuits.

•Potential for growth: With reinvestment, passive income can grow over time, creating wealth in the long run.

Among the diverse range of passive income examples include real estate rentals, dividend stocks, peer-to-peer lending platforms, and more. Each offers a unique blend of benefits and risks worth considering.

But why is passive income critical to financial freedom? The answer lies in its capacity to build wealth without tying you down to a traditional 9-to-5 job. It provides a financial cushion that can help you weather unexpected expenses or make strategic investments for future growth. By diversifying your revenue streams beyond active employment, you create a safety net that fosters autonomy and resilience.

In summary, investing in passive income avenues can be an effective strategy towards achieving financial freedom. As we delve deeper into this topic, we’ll explore several types of passive income investments and their potential roles in your financial journey.

“The key to financial freedom and great wealth is a person’s ability or skill to convert earned income into passive income.” - Robert Kiyosaki

1.Real Estate Investments

Passive income real estate is a strategic way to generate steady cash flow without the need for constant active involvement. This investment strategy involves purchasing properties and earning income through rental payments or property appreciation.

Income-Producing Real Estate Opportunities

There is an array of income-producing real estate opportunities that can generate substantial passive income, including:

•Rental Properties: These include single-family homes, multifamily apartments, commercial buildings, and vacation rentals.

•Real Estate Investment Trusts (REITs): These are companies that own or finance income-producing real estate across a range of property sectors.

•Turnkey Real Estate Investments: These are fully renovated properties that are ready to be rented out immediately after purchase.

Benefits and Risks of Investing in Rental Properties

Investing in rental properties offers several benefits. They provide a steady stream of rental income, potential for long-term capital appreciation, and tax benefits such as depreciation and mortgage interest deductions. However, it’s important to note that owning rental properties also comes with responsibilities like maintenance, tenant management, and dealing with vacancies.

1.1Rental Properties

Multifamily apartments, a type of rental property, are particularly attractive as they offer multiple streams of rental income from a single location. When considering the purchase of rental properties, it’s vital to assess factors such as the location’s desirability for tenants, potential rental income, and operating expenses.

Managing rental properties effectively is crucial for maintaining profitability. This includes ensuring regular maintenance to prevent costly repairs down the line, screening tenants carefully to minimize vacancies and default risks, and setting competitive rental rates.

Exploration of Real Estate Investment Trusts (REITs)

Moving on to Real Estate Investment Trusts (REITs) - these are companies that own or finance income-producing real estate. They allow individuals to invest in portfolios of large-scale properties the same way they invest in other industries - through the purchase of stock.

1.2Real Estate Investment Trusts (REITs)

What are REITs and How Do They Work?

In simple terms, when you invest in a REIT, you’re buying shares in a corporation that owns real estate assets. This offers investors an opportunity to profit from real estate ownership without having to buy, manage or finance any properties themselves.

Benefits of Investing in REITs

REITs can be an attractive investment for several reasons:

1.Diversification: REIT portfolios often contain numerous properties in different geographic locations and across various sectors.

2.Dividends: By law, REITs must distribute at least 90% of their taxable income as dividends to shareholders annually.

3.Liquidity: Unlike physical real estate investments which can take time to sell, REIT shares can be bought or sold on major stock exchanges at any time during trading hours.

Types of REITS

There are three main types of REITs:

1.Equity REITs: These trusts invest in and own properties (making money from their rents).

2.Mortgage REITS: These trusts invest in property mortgages or mortgage-backed securities (making money from interest on these investments).

3.Hybrid REITS: These combine the investment strategies of equity REITs and mortgage REITS.

Each type carries its own unique set of risks and rewards which should be evaluated before investing.

The world of passive income real estate investing is vast with various opportunities available for those willing to delve in. Whether you choose turnkey investments, rental properties, or REITs — each option offers its own unique path towards achieving financial freedom through passive income.

2.Stock Market Investments

Investing in the stock market can be a powerful way to grow wealth and generate passive income. Passive investing refers to a buy-and-hold strategy where an investor acquires securities and holds them for a long duration, irrespective of fluctuations in the market. This investment approach is based on the idea that over the long term, markets provide a good rate of return despite periods of volatility or decline.

Benefits of Dividend Stocks for Passive Income

Dividend stocks can serve as a reliable source of passive income. When companies earn profits, they distribute a portion of these earnings to shareholders in the form of dividends. This payment is usually made on a regular basis – often quarterly, semi-annually or annually.

•Steady Income: Dividend stocks can provide investors with a steady stream of cash flow regardless of market conditions.

•Potential for Capital Appreciation: Besides dividends, investors can also benefit from an increase in the stock’s price over time.

•Reinvestment Opportunity: Dividends can be reinvested to purchase more shares, leading to compounding returns over time.

2.1Dividend Stocks

So, what exactly are dividend stocks? Simply put, these are shares in companies that pay out dividends to their shareholders. The dividend yield – a financial ratio that shows how much a company pays out in dividends each year relative to its share price – can be an important factor for investors looking for income-generating investments.

Advantages of Investing in Dividend Stocks

Investing in dividend-paying stocks has several advantages.

1.Lower Risk: Companies that have a history of paying dividends are often well-established with stable earnings and cash flows.

2.Hedge Against Inflation: Dividends can help protect against inflation since many companies raise their dividend payments over time.

3.Tax-Efficient: Qualified dividends are taxed at a lower rate than ordinary income in many countries.

Strategies for Identifying Reliable Dividend Stocks

Identifying high-quality dividend stocks requires careful analysis. Here are some strategies:

1.Look at the Dividend History: Companies with a consistent history of paying and increasing dividends could be good candidates.

2.Evaluate the Payout Ratio: This is the percentage of earnings paid out as dividends. A lower ratio means the company retains more profits for growth, while a high ratio might not be sustainable in the long run.

3.Consider the Company’s Financial Health: Companies with strong balance sheets and cash flows are more likely to maintain or increase their dividends.

Investing in dividend stocks offers an attractive way to earn passive income and build wealth over time. But like all investments, it’s important to do your homework before diving in.

Next up: peer-to-peer lending - another unique avenue gaining popularity among those seeking passive income streams.

3.Peer-to-Peer Lending

Peer-to-peer lending, also known as P2P lending, is a modern method of direct borrowing and lending between individuals, facilitated by online platforms. This innovative investment avenue allows investors to potentially earn higher interest rates compared to traditional savings and investment products while enabling borrowers to access loans relatively quickly.

P2P lending generates passive income as investors lend their money to borrowers in return for interest payments. The process bypasses traditional financial intermediaries like banks, often resulting in more attractive returns for lenders and competitive rates for borrowers.

Benefits of Peer-to-Peer Lending Investments

•Higher Potential Returns: P2P platforms often offer interest rates that surpass those provided by traditional financial institutions, offering an opportunity for higher potential returns.

•Diversification: Investors can lend small amounts to multiple borrowers, thereby spreading the risk across various loans.

•Flexibility: P2P platforms generally allow investors to choose the loans they want to fund based on their risk tolerance and return expectations.

Risks Associated with Peer-to-Peer Lending

Investing in peer-to-peer lending comes with its own set of risks:

•Credit Risk: The primary risk associated with P2P lending is credit risk—the possibility of borrowers defaulting on their loans.

•Platform Risk: The failure of a P2P platform could pose a significant risk to the investor’s capital.

•Liquidity Risk: Unlike stocks or bonds, peer-to-peer loans can’t be easily sold or transferred, making them less liquid.

To mitigate these risks, it’s crucial to diversify your investments across different loans and maintain a careful selection process when choosing which loans to fund.

Strategies for Successful Peer-to-Peer Lending

1.Diversification: Spread your investments across many different loans to minimize the impact if a borrower defaults.

2.Risk Assessment: Thoroughly review the creditworthiness of borrowers before lending. Most P2P platforms provide credit scores or ratings for each borrower.

3.Investment Horizon: Consider your investment horizon carefully. Loans with longer terms might offer higher returns but come with increased risks.

4.Platform Selection: Choose a reputable P2P platform that aligns with your investing needs and risk tolerance.

While peer-to-peer lending can be an effective way to generate passive income, it requires careful consideration and strategy. As with all investments, understanding the risks involved is key to success.

4.Index Funds and Mutual Funds

Financial freedom often hinges on passive income opportunities. Index funds and mutual funds are two such avenues for investors seeking a steady income stream. With the potential for consistent returns and diversification of risk, these investments can serve as cornerstones in an effective financial strategy.

4.1Index Funds

In essence, an index fund is a type of mutual fund or exchange-traded fund (ETF) with a portfolio constructed to mirror a particular market index. This strategy ensures that the fund performs in line with the chosen index.

`”An index fund does not attempt to outperform the market; instead, it mirrors the performance of the selected index.”

Index funds offer several benefits to those seeking passive income:

•Low Costs: Index funds are passively managed, meaning they require less active decision- making from fund managers. As such, they typically have lower fees than actively managed funds.

•Diversification: Since an index fund tracks a broad market index, it inherently offers exposure to a wide array of companies across various sectors.

•Simplicity: Investing in an index fund requires minimal effort and knowledge from the investor. Once you invest in the fund, it automatically follows the selected index.

However, it’s worth noting that while index funds often provide reliable returns over time, their performance is tied to the market’s overall health. In other words, when the market suffers, so too will your investment.

Contrasting index funds with actively managed funds can further underline their appeal. While actively managed funds rely on a manager’s skill to outperform the market—an approach that may lead to higher gains—they also entail more risk and higher costs due to frequent buying and selling of assets.

4.2Mutual Funds

Mutual funds are another avenue for generating passive income. They work by pooling money from multiple investors to invest in a diversified portfolio of stocks, bonds, or other assets.

“A mutual fund is like having a small slice of a large pie—each investor owns shares that represent a portion of the holdings.”

Among mutual funds’ advantages:

•Diversification: Like index funds, mutual funds offer diversification as they invest in various securities.

•Management: Professional managers oversee mutual fund investments, making decisions based on thorough research.

•Accessibility: Mutual funds generally have low minimum investment requirements, making them accessible to individual investors.

When considering mutual funds for passive income generation, it’s important to consider the different types available:

•Income Funds: These focus primarily on generating income—through dividends or interest payments—rather than capital appreciation.

•Balanced Funds: These aim for a mix of safety, income and capital appreciation by investing in both equities and fixed-income securities.

•Money Market Funds: These invest in short-term fixed-income securities such as government bonds and treasury bills.

While mutual funds offer numerous benefits, they’re not without drawbacks—primarily their fees. Actively managed mutual funds often come with higher fees than passively managed investments like index funds due to their hands-on approach.

The world of passive income investing is multifaceted—with each option offering its strengths and weaknesses depending on your financial goals and risk tolerance. By understanding these nuances within index and mutual fund investing, you’ll be better equipped to make informed decisions that align with your financial freedom journey.

Moving onto another form of passive investment: Bonds and Certificates of Deposit (CDs). Like mutual and index funds, these present opportunities for those seeking consistent yields without requiring active management. In our next section, we delve into these types of investments— providing an overview along with their respective benefits and risks.

5.Bonds and Certificates of Deposit (CDs)

As we continue to delve into the top five passive income investments, we now shift our focus to bonds and certificates of deposit (CDs). Both can be valuable tools in an investor’s portfolio, offering steady income with relatively low risk.

Bonds as a Passive Income Investment

At its most basic level, a bond is a loan that an investor makes to a borrower, typically a corporation or a government entity. In return for the funds, the borrower promises to pay a fixed amount of interest at regular intervals until the bond matures, at which point the initial investment is returned.

There are several types of bonds available for investment. Government bonds are considered the safest, while corporate bonds offer higher potential returns but also carry more risk. Municipal bonds issued by cities or states fall somewhere in between.

Some benefits of investing in bonds include:

•Regular income from interest payments

•Higher potential returns than savings accounts or CDs

•Lower risk compared to stocks

However, investing in bonds is not without risks. Changes in interest rates can affect bond prices and consequently your investment value. The risk of default, where the borrower fails to make interest payments or repay the loan at maturity, should also be considered.

Certificates of Deposit (CDs) - A Low-Risk Option

Certificates of deposit (CDs) are time deposits offered by banks with a fixed term, often six months, one year, or five years. Similar to bonds, when you purchase a CD, you are essentially lending your money to the bank for a predetermined period.

In exchange for leaving your money untouched during this term, the bank pays you interest. Typically, longer terms and larger deposit amounts will earn higher interest rates.

The advantages of investing in CDs include:

•Guaranteed return on investment

•Insurance by the Federal Deposit Insurance Corporation (FDIC) up to $250,000

•Higher interest rates compared to regular savings accounts

However, CDs come with their own set of drawbacks. Early withdrawal from a CD before its maturity date often incurs penalties that could wipe out any earned interest. Additionally, CD rates may not keep pace with inflation over time.

Investing in both bonds and CDs can provide reliable streams of passive income. While they may not offer the high potential returns associated with equities or real estate investments, their lower risk profiles make them attractive options for investors seeking stability and predictability in their income streams.

Conclusion

Passive income investments are a pivotal part of any wealth-building strategy. The top five passive income investments we’ve discussed in this article are:

1.Real Estate Investments: Providing income-generating opportunities through rental properties or REITs.

2.Stock Market Investments: Offering potential for steady cash flow from dividend stocks.

3.Peer-to-Peer Lending: A unique avenue that leverages technology for lending and borrowing, generating returns on your invested capital.

4.Index Funds and Mutual Funds: Delivering broad market exposure, diversification, and potential dividends.

5.Bonds and Certificates of Deposit (CDs): Low-risk options that provide fixed returns over time.

Diversification is a key principle in investing, including passive income strategies. It involves spreading your investments across different types of assets to reduce risk. Diversification can help to smooth out the bumps on your financial journey, leading to more consistent returns over time. Remember, not all investments need to be high risk to be profitable; a well-diversified portfolio can deliver steady returns while minimizing potential losses.

For beginners, starting small is advisable with passive income investments. Start with an amount you’re comfortable losing as all investments come with some level of risk. As you gain experience and confidence, gradually increase your investment amounts.

Educating yourself about these investments is crucial before diving in. Understand the dynamics of each investment type, their benefits and risks, and how they fit into your overall financial goals.

Lastly, consider seeking advice from financial advisors or leveraging robo-advisors for automated investment management. These resources can provide valuable insights based on your personal financial situation and goals.

With careful planning and strategic choices, passive income investments can become a significant contributor to your financial freedom journey.

Top 10 Fixed Income Investments for Stable Returns

September 5, 2023

Introduction to Fixed Income Investments

Investing can often seem like a complex labyrinth, with countless paths and dead-ends. One of these paths leads to fixed income investments.

Before delving into this topic, let’s define what fixed income is. Fixed income is a type of investment where investors lend their money to a corporation, government, or other entity. In return, these investors receive regular interest payments and eventually get the initial amount back - the principal.

Moving on to fixed income investments, these follow the same principle but on a larger scale. They encompass various instruments such as bonds or money market funds where the issuer promises regular payments and return of the principal at maturity. This definition brings us to another question: Why are fixed income investments important for stable returns?

The answer lies in the predictable nature of these investments. They offer guaranteed returns in the form of interest payments, providing a steady income stream. This predictability makes them less risky compared to equity investments, creating an appealing choice for investors seeking stability.

For instance, consider a bond with a 5% annual interest rate and a $1000 face value. Here, regardless of market conditions, you would receive $50 each year until maturity – that’s the beauty of fixed income investments.

With this background in mind, it’s clear why many investors look towards fixed income securities as part of their investment portfolio. These assets provide not only stability but also diversification - an essential ingredient in risk management strategy.

Understanding the nuances of fixed income investments will help navigate through uncertain financial markets with more confidence and knowledge. So let’s delve deeper into this fascinating world and explore some top options that could be key for generating stable returns.

Low-Risk Fixed Income Investments

Investing in low-risk instruments is a fundamental strategy for preserving capital and achieving a steady, albeit modest, income stream. Three primary options exist for risk-averse investors: savings accounts, certificates of deposit (CDs), and money market accounts.

Savings Accounts

A savings account is one of the simplest and most common investment vehicles available. Often provided by banks and credit unions, these accounts provide a safe place to store cash while earning a minimal amount of interest.

Features and Benefits

•Guaranteed Safety: The principal amount in a savings account is fully protected as these accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor.

•Liquidity: Savings accounts offer high liquidity. Investors can withdraw their money at any time without any penalties.

•Interest Earnings: Though the interest rate on savings accounts is not high, it offers a steady income stream with zero risk.

Certificates of Deposit (CDs)

Certificates of Deposit or CDs are time-bound savings accounts offered by banks with a fixed interest rate. They have a specified term length, from few months to several years, during which the investor agrees not to withdraw the funds.

Features and Benefits

•Higher Interest Rates: CDs typically offer higher interest rates than regular savings accounts due to the term commitment.

•FDIC Insured: Just like savings accounts, CDs are also insured by the FDIC up to $250,000 per depositor.

•Fixed Return: The return on CDs is fixed at the time of investment, shielding investors from interest rate fluctuations.

However, CDs lack liquidity as early withdrawal usually incurs penalties. Therefore, they’re best suited for individuals who won’t need access to their saved capital during the term of the CD.

Money Market Accounts

Money market accounts blend features of both savings and checking accounts. They pay interest based on current rates in the money markets and often include check-writing and debit card privileges.

Features and Benefits

•Competitive Interest Rates: Money market accounts often offer more competitive rates than standard savings accounts due to higher minimum balance requirements.

•Accessibility: Though they may not be as liquid as regular savings accounts, money market accounts usually allow for more withdrawals per month than standard savings options.

•FDIC Insured: These accounts are also insured by FDIC up to $250,000 per depositor.

It’s worth noting that while all three options preserve capital and protect against market volatility, they also offer lower returns compared to other investment types.

Choosing between them depends on individual financial goals. For short-term objectives or emergency funds, a regular savings account or money market account might be most suitable due to their liquidity. For longer-term goals where funds won’t be needed for some time, CDs can provide higher yields with just as much safety.

Low-risk investments lay an essential foundation for any diversified portfolio. In our next section we delve into other fixed income investment options that offer guaranteed returns while ensuring safety and protection against downside risk.

Fixed Income Investment Options

Understanding the landscape of fixed income investment options is crucial for investors who prioritize guaranteed returns, stability, downside protection, and safety. The universe of these investments is vast and includes Public Provident Fund (PPF), Bank Fixed Deposits (FDs), RBI Floating Rate Savings Bonds, and Senior Citizen Savings Scheme. Each option comes with a unique set of features and benefits that can be advantageous depending on an investor’s financial goals and risk tolerance.

Public Provident Fund (PPF)

A PPF account is a long-term investment option that offers attractive interest rates and returns that are fully exempted from tax. This makes it an ideal investment choice for individuals looking for avenues to save taxes.

Benefits of PPF

•Tax Efficiency: Investments made towards PPF are eligible for deductions under section 80C of the Indian Income Tax Act. Additionally, the interest earned and the returns are not subject to income tax.

•Risk-free Returns: Being a government-backed scheme, investments in PPF come with little to no risk.

•Long-term Wealth Creation: With a maturity period of 15 years, PPF serves as an excellent tool for long-term savings.

Bank Fixed Deposits (FDs)

Bank FDs are one of the most popular fixed income investment options, known for their stability and guaranteed returns.

Benefits of Bank FDs

•Guaranteed Returns: The return rate is predetermined at the time of investing, ensuring steady growth of your capital.

•Flexibility: FDs offer flexibility in terms of tenure which can range anywhere from seven days to ten years.

•Safety: As they are not linked to the market, FDs are not subject to market risks making them a safe investment option.

RBI Floating Rate Savings Bonds

RBI Floating Rate Savings Bonds provide protection against fluctuating interest rates and ensure that your earnings remain aligned with market trends.

Benefits of RBI Floating Rate Savings Bonds

•Profit from rising rates: These bonds have a floating interest rate which changes every six months. So if there’s a hike in general levels of interest rates, you profit.

•Government Backing: These bonds are issued by the Reserve Bank of India, providing them with a high level of security.

•Regular Income Stream: Interest on these bonds is paid semiannually creating a regular income stream for bondholders.

Senior Citizen Savings Scheme

The Senior Citizen Savings Scheme (SCSS) is a government-backed savings instrument offered to Indian residents aged over 60 years. It provides a regular stream of income with the highest levels of safety and tax saving benefits.

Benefits of SCSS

•High Interest Rates: SCSS offers one of the highest interest rates among the various small savings schemes in India.

•Security: Being a government-backed scheme, SCSS is considered one of the safest investment options available.

•Tax Benefit: Investments under this scheme qualify for tax benefits under Section 80C of the Income Tax Act up to Rs 1.5 lakh in a financial year.

As we navigate through the myriad fixed income investment options available, understanding each one’s features and benefits can guide us to make informed decisions best suited for our financial needs.

Fixed Income Investments for Retirement

An integral part of retirement planning revolves around fixed income investments. They serve as a reliable source of regular income post-retirement and can offer a safety net against market volatility. We’ll delve into retirement plans, IRA accounts, Roth IRA accounts, and 401(k) rollover options as suitable fixed income investment vehicles.

Retirement Plans

Retirement plans are not just about stashing away money for the future; they’re about investing wisely to ensure consistent returns during your golden years. These plans typically invest in a mixture of stocks, bonds, and other fixed income securities to generate steady income over time.

•Steady Income: Retirement plans offer a regular source of income after retirement.

•Tax Advantages: Many retirement plans provide tax advantages, either offering tax-free growth or allowing for tax deductions on contributions.

•Compound Interest: The power of compounding works effectively in retirement plans where your earnings generate even more earnings over time.

Individual Retirement Accounts (IRAs)

IRAs are specially designed investment tools for retirement savings. They allow individuals to make pre-tax contributions, which can grow tax-deferred until withdrawn in retirement.

•Pre-Tax Contributions: The funds contributed to an IRA are often tax-deductible, reducing your taxable income.

•Tax-Deferred Growth: Investments in an IRA grow tax-deferred until withdrawal, allowing the power of compounding to work its magic.

•Flexible Investment Options: IRAs often allow a wide range of investment choices including stocks, bonds, mutual funds, and ETFs.

Roth IRA Accounts

A Roth IRA is an individual retirement account allowing qualified withdrawals on a tax-free basis provided certain conditions are met. It’s unique due to its post-tax contribution feature.

•Tax-Free Withdrawals: Qualified distributions from a Roth IRA are tax-free, providing significant savings during retirement.

•Post-Tax Contributions: Contributions to a Roth IRA are made with post-tax dollars. While there’s no immediate tax benefit, it sets up the potential for tax-free income during retirement.

•No Required Minimum Distributions (RMDs): Unlike traditional IRAs, Roth IRAs do not require minimum distributions at a certain age, providing flexibility in managing retirement income.

401(k) Rollover Options

When changing jobs or retiring, many people opt for 401(k) rollover options as fixed-income investments. Rolling over a 401(k) can maintain the tax-deferred status of your retirement savings and provide continuity in investment strategy.

•Continued Tax-Deferred Growth: By rolling over a 401(k), you continue to defer taxes on the investment growth.

•Potential for Lower Fees: Some rollover options may have lower fees than the original 401(k) plan.

•Consolidation of Assets: A rollover can simplify financial planning by consolidating multiple 401(k)s into one account.

Inflation-Protected Fixed Income Investments

Investing in fixed income instruments that offer protection against inflation is a vital aspect of asset preservation. These investments help safeguard the purchasing power of returns and shield investors from the erosive impacts of rising price levels.

U.S. Treasury Bills

One such investment tool is U.S. Treasury Bills. These are short-term securities issued by the U.S government, carrying a maturity period of one year or less. They come with the full backing of the

U.S. government, rendering them virtually risk-free.

Features and Benefits of U.S. Treasury Bills

•Offered at a discount to face value, the return on investment for Treasury Bills is obtained as the difference between the purchase price and their face value at maturity.

•Their short-term nature makes them highly liquid, providing flexibility to investors.

•As income from Treasury Bills is exempt from state and local taxes, they can enhance post-tax returns.

While Treasury bills may not directly offer inflation protection, their short maturity period allows investors to reinvest their returns frequently, potentially capturing higher interest rates during periods of rising inflation.

Series I Savings Bonds

Another instrument providing a hedge against inflation is Series I Savings Bonds. These are low-risk bonds that grow in value with inflation-indexed earnings.

Features and Benefits of Series I Savings Bonds

•The interest on Series I bonds comprises two components - a fixed rate that stays constant for the life of the bond, and an inflation rate that is adjusted semiannually.

•They can be held for up to 30 years, offering long-term investment potential.

•Interest earned is tax-deferred until redemption or final maturity, making them tax-efficient.

Series I bonds provide a reliable stream of income irrespective of fluctuations in market interest rates, safeguarding investors from unexpected spikes in inflation.

Treasury Inflation-Protected Securities (TIPS)

Lastly, Treasury Inflation-Protected Securities (TIPS) specifically address inflation risk. TIPS are treasury securities indexed to inflation to protect investors from a decrease in purchasing power.

Features and Benefits of TIPS

•The principal value of TIPS adjusts with changes in the Consumer Price Index (CPI), ensuring that interest payments rise with inflation.

•On maturity, investors receive either the adjusted principal or original principal (whichever is higher), preserving capital even during deflationary periods.

•Like other treasury securities, TIPS also enjoy freedom from state and local taxes.

At Robert Ventures, we believe these instruments play a significant role in building resilient portfolios capable of weathering various economic scenarios. Understanding their unique features can help investors make informed decisions about incorporating them into their broader financial planning strategy.

The next section will reiterate upon these top 10 fixed income investments for stable returns and explain why diversification can be crucial in achieving near-term financial goals.

Fixed Income Investments offer stability and predictable returns, making them a crucial part of any well-rounded investment portfolio. The top 10 options reviewed in this article are:

1.Money Market Accounts

2.Senior Citizen Savings Scheme

3.IRA accounts

4.Roth IRA accounts

5.401(k) Rollover Options

6.U.S. Treasury Bills

7.Series I Savings Bonds

8.Treasury Inflation-Protected Securities (TIPS)

Each one brings its own set of features and benefits, catering to a wide range of investor profiles.

Diversification remains a key principle in investing - it helps to balance the risk and return of your portfolio effectively. By including a mix of these fixed income investments, you can aim to secure steady returns while managing risks.

Considering your near-term financial goals is vital. For example, if you are nearing retirement, focusing more on low-risk options like 401(k) rollovers or Senior Citizen Savings Scheme might be advantageous.

Fixed income investments have a unique place in the investment landscape. They provide a reliable source of income, protect your capital, and even guard against inflation, all while offering peace of mind that comes with knowing exactly what return you’ll receive on your investment.

At Robert Ventures, we believe in empowering our clients with knowledge to make informed investment decisions. We hope this guide helps you understand the value fixed income investments can bring to your overall investment strategy.

Understanding Compound Interest: The Key to Financial Growth

September 5, 2023

Introduction to Compound Interest

Understanding compound interest is instrumental in financial growth. It’s the cornerstone of savings and investments, making it a critical concept for anyone looking to grow their wealth over time.

Compound Interest Definition

Compound interest is the interest calculated on the initial principal, which also includes all the accumulated interest from previous periods of a deposit or loan. In simpler terms, it’s the “interest on interest” that makes a sum grow at a faster rate.

The significance of compound interest lies in its potential to multiply wealth over time, turning even small savings into significant amounts.

The Basics

Compound Interest on Savings Accounts

Savings accounts are one of the most common ways individuals experience compound interest. Banks pay interest on the amount saved (initial principal), and this interest compounds over time, leading to an exponential increase in savings.

Initial Principal and Its Importance

The initial principal plays a crucial role in compound interest calculations. It refers to the original sum of money saved or invested before any interest accumulates. Higher the initial principal, greater will be the accrued compound interest.

Compounding Periods and Their Impact

Compounding periods refer to how often interest is added to your principal. These periods can range from daily to annually. The more frequently compounding occurs, the greater the amount of compound interest generated.

Calculating Compound Interest: Examples and Formulas

Step-by-Step Calculation Examples

Let’s take an example where you invest $1000 at an annual interest rate of 5% compounded annually for 10 years.

Using the formula for calculating compound interest (A = P (1 + r/n)^(nt)), where:

•A is the amount of money accumulated after n years, including interest.

•P is the principal amount (the initial amount you start with).

•r is the annual interest rate (in decimal).

•n is the number of times that interest is compounded per year.

•t is the time in years.

The calculation would look like this:

A = $1000 (1 + 0.05/1)^(1*10) A = $1628.89

So, after 10 years, your investment would grow to $1628.89.

Different Scenarios

If we change our compounding period from annually to quarterly:

A = $1000 (1 + 0.05/4)^(4*10) A = $1643.31

The total sum grows slightly because of more frequent compounding within a year.

Factors Influencing Compound Interest

Interest Rate Impact

Interest rates directly affect how much compound interest accrues on an investment or savings account. A higher interest rate leads to higher compound returns and vice versa.

Compounding Period Effect

As demonstrated earlier, more frequent compounding periods result in higher returns due to increased occurrences of “interest on interest”.

Simple vs Compound Interest

Unlike compound interest that grows exponentially by earning “interest on interest”, simple interest grows linearly as it only earns from the initial principal amount each period.

For instance, if you invest $1000 at an annual simple rate of 5% for 10 years:

Simple Interest = Principal * Rate * Time = $1000 * 5/100 * 10 = $500

Even without doing any complex math, it’s plain that your money grows significantly faster with compound than simple interest over time.

Compound Interest = Future Investment Value – Initial Principal = ($1628 - $1000) = $628

In conclusion, understanding how compound interest works can lead to powerful long-term financial benefits. Whether saving or investing, knowing how much your money can grow over time through compound effect can help make informed financial decisions.

Compound Interest in Financial Investments

When we delve into the realm of financial investments, compound interest emerges as a potent tool for wealth accumulation. It works on the simple premise that earnings from an investment are reinvested to generate their own earnings.

Take capital gains, for instance. These represent the increase in value of an investment over time. When you sell an asset for more than its purchase price, the difference is a capital gain. By reinvesting these gains, you allow them to multiply through compound interest. If you invest $10,000 and earn a 5% capital gain, your investment value becomes $10,500. Any further gains would apply not just to the initial $10,000 but also the $500 gain, enhancing growth.

Mutual funds are a prime example of investments where compound interest plays a significant role. Profits from mutual funds can be reinvested to buy more units of the fund. This process, known as compounding, results in exponential growth over time.

Compound Interest and Bond Investments

Bonds present a perfect opportunity to witness compound interest at work. When you invest in bonds, you’re essentially lending money to an entity, like a government or corporation, which in return promises to repay the principal along with interest upon maturity.

The advantages of compound interest in bond investments are multiple:

•Steady Income Stream: Bonds usually offer semi-annual or annual interest payments, which can be reinvested for compounding benefits.

•Capital Preservation: As the principal amount is typically returned at maturity, bonds can be seen as less risky compared to stocks.

•Diversification: Being fixed-income securities, bonds provide a balancing element in an investment portfolio that is heavily weighted in equities.

A notable example is the upcoming offering at Robert Ventures, where we plan to offer bonds with up to 10% annual returns. Investors will have two main term options: 1 year at 8% annually with monthly payments, or 3 years at 10% annually with the same. If you opt to compound your investment, the potential yields increase - 1 year at 8.3% annually and 3 years at 10% annually. This compounding effect showcases how reinvesting interest can enhance overall returns.

Compound Interest in Retirement Planning

Retirement planning may seem like a distant task for many young investors; however, time is a crucial factor when it comes to harnessing the full potential of compound interest.

Beginning your retirement savings journey early gives your money more time to grow through compounding. Even modest contributions can accumulate into significant sums over decades due to this exponential growth.

Consider this scenario: if you start saving $200 per month towards retirement from age 25 with a conservative annual return rate of 5%, your savings would amount to approximately $398,500 by age 65, thanks to compound interest! Imagine if you could save slightly more on a monthly basis!

Incorporating compound interest into retirement plans requires strategic thinking:

•Consistent Investment: Regularly contribute towards retirement funds such as Individual Retirement Accounts (IRAs) or employer-sponsored plans like 401(k).

•Reinvestment: Reinvest dividends and capital gains instead of cashing out.

•Long-Term Approach: Resist withdrawing from your retirement fund prematurely as it hampers compounding.

Thus, understanding and leveraging compound interest is not just about growing wealth but also about securing one’s future financial well-being.

Maximizing Compound Interest: Tips and Strategies

Choosing the Right Savings Accounts for Optimal Compound Interest

One of the initial steps to maximize compound interest is selecting a savings account that offers competitive interest rates. Not all savings accounts are created equal. Some offer higher interest rates, shorter compounding intervals, and fewer restrictions or fees.

Consider accounts with high Annual Percentage Yields (APYs), as they result in more frequent compounding and consequently, greater returns. For instance, let’s imagine two savings accounts: one compounds interest annually while the other does it monthly. If both offer a 5% annual interest rate, the latter would yield more due to its monthly compounding.

Investing in Dividend Stocks to Enhance Compound Interest Growth

Dividend stocks can be another avenue for capitalizing on compound interest. These stocks pay out a portion of company earnings to shareholders, typically on a quarterly basis. By reinvesting these dividends, investors can purchase additional shares of stock, which in turn generate their own dividends - creating a cycle that can significantly boost investment growth over time.

A case in point is the S&P 500 index. Historical data shows that an investment in this index since its inception without reinvesting dividends would have grown around 40 times. However, with dividend reinvestment, the same investment would have grown over 1,000 times!

The Power of Reinvesting Interest and Returns

Reinvesting the interest earned can significantly amplify the power of compound interest. As Albert Einstein purportedly said, “Compound interest is the eighth wonder of the world. He who understands it earns it; he who doesn’t pays it.”

Reinvested interest earns further interest, leading to exponentially growing returns over time - a phenomenon known as ‘compounded returns.’ To illustrate:

Suppose you invest $500 in one of Robert Ventures’ bonds offering an annual return of 10%. Without compounding (i.e., if you withdraw your interest every year), you’d earn $50 yearly, amounting to

$150 after three years. But if you choose to compound your investment annually, your total return after three years would be approximately $165.

Choosing appropriate compounding intervals can further optimize these returns. The more frequently interest is compounded per year (quarterly, monthly or daily), the more beneficial it is for maximizing gains.

Investing in Corporate Bonds for Fixed Returns

Another approach to amplify your returns and consequently achieve financial freedom faster is investing in corporate bonds. Corporate bonds are essentially a loan you give to a company in return for periodic interest payments and the return of the principal amount at the end of the bond’s term.

Due to their fixed returns, corporate bonds often offer higher potential yields compared to traditional savings or investment accounts. This makes them an attractive option for those looking to optimize their income stream. For example, if you invested in a corporate bond from a company that offers a 7% annual return, you would earn significantly more compared to leaving your money in a savings account with a 3-4% interest rate.

However, it’s essential to note that higher returns come with higher risks. Therefore, it’s crucial to conduct thorough due diligence before investing in any corporate bond. Evaluate the financial health and creditworthiness of the issuing company, and only invest if you’re comfortable with the associated risk level.

In conclusion, while corporate bonds can be a lucrative investment vehicle, they should be chosen wisely. Always remember: never invest more than you can afford to lose and always diversify your investment portfolio.

Key Factors in Understanding Compound Interest

Understanding compound interest involves considering several key factors:

•Interest Rate: This is the percentage of your investment that you’ll earn as additional income yearly.

•Compounding Frequency: As mentioned earlier, more frequent compounding intervals lead to higher yields.

•Investment Duration: The longer your money stays invested, the more time compound interest has to work its magic.

•Principal Amount: A higher principal amount leads to larger absolute returns.

Variables such as inflation and taxes can also affect net returns from investments involving compound interest:

•Inflation: While compound interest increases your wealth nominally, inflation reduces its real value over time.

•Taxes: Taxes can eat into your compounded earnings unless you opt for tax-advantaged investments like certain types of bonds or Individual Retirement Accounts (IRAs).

Despite these caveats, understanding and strategically employing compound interest remains central to achieving long-term financial objectives.

Next we will summarize everything we’ve learned about compound interest and highlight its importance for financial growth.

Conclusion

The exploration of compound interest reveals its vital role as a catalyst for financial growth. This fundamental concept in finance, which enables investors to earn interest on both their initial investment and the accrued interest, can notably amplify the growth of savings and investments over time.

Key insights from understanding this financial principle include:

•Compound Interest as a Powerful Financial Tool: It’s a formidable force in multiplying wealth over time, making it an indispensable tool for long-term financial planning.

•The Advantage of Early Investments: Starting to invest early allows more time for money to grow exponentially due to compound interest.

•Importance of Account Selection: Opting for the right savings or investment vehicle with a higher interest rate can significantly optimize compound interest growth.

•Inflation and Taxes Affect Real Returns: These factors can diminish the actual earnings from compound interest, so they should be factored in when projecting potential returns.

At Robert Ventures, we encourage investors to leverage the power of compound interest for their long-term financial success. Whether through our soon-to-be-offered bonds with potential annual returns of up to 10% or other investment opportunities, embracing compound interest can be a transformative element in your wealth-building journey. Remember, each investment made today can yield substantial returns in the future. Start now to see your wealth expand exponentially over time.

Comparing CD Rates: 1 Year vs. Longer Terms

September 5, 2023

Introduction

Certificate of Deposits (CDs) play a vital role in financial planning and investment strategies. Comparing CD rates across different terms can be a key factor in maximizing returns on investment. Whether for short-term or long-term goals, understanding CD rates helps investors make informed decisions. This article delves into the intricacies of CD rates, focusing on the comparison between 1- year CDs and longer-term CDs. The aim is to provide essential insights that can guide investors in shaping their financial planning strategy effectively.

Understanding CD Rates

Recognized as a key component in the financial planning process, certificate of deposit rates, or CD rates, refer to the interest a bank pays for investing money in a Certificate of Deposit (CD). To better comprehend what CD rates are and how they function, consider them as a form of time-bound agreement between an individual and the bank. During this period, the individual cannot withdraw their invested money without incurring a penalty.

CD rates can be influenced by several factors, with term length and market conditions being the most prominent. Typically, longer-term CDs offer higher interest rates compared to short-term CDs. This is because banks value the liquidity provided by having funds deposited over an extended period. On the contrary, market conditions like inflation and monetary policy can also impact CD rates. For instance, during periods of low inflation, banks may offer lower CD rates.

Distinguishing between fixed-rate CDs and variable-rate CDs is essential. Fixed-rate CDs have an unchanging rate throughout the term of the investment. On the other hand, variable-rate CDs have fluctuating interest rates that correspond with changes in market indices such as the prime rate or Treasury bill rate.

Lastly, let’s delve into some examples to illustrate the varying CD rates for different terms:

•6-Month CD: A 6-month CD often offers lower interest rates due to its short term. For instance, Bank A may offer a 0.25% APY on their 6-month CD.

•1-Year CD: A 1-year CD usually provides moderate interest rates. To illustrate, Bank B might provide a 0.5% APY on their 1-year CD.

•5-Year CD: Lastly, a 5-year CD typically comes with higher interest rates due to its longer term. For example, Bank C may offer a 1% APY on their 5-year CD.

This knowledge about how CD rates operate and vary based on term lengths and types can help investors make informed decisions while comparing different investment options.

Pros and Cons of 1-Year CD Rates

Investing in a 1-year CD can yield several benefits. One significant advantage is the potential to earn higher interest rates compared to traditional savings accounts.

Typically, banks offer more attractive interest rates for CDs, including short-term CDs, to incentivize individuals to keep their money deposited for a set period.

Another strength lies in the flexibility of accessing funds. Once the 1-year term concludes, investors regain full access to their fund. This feature makes 1-year CDs an appealing option for those who might need their investment returned in a relatively short timeframe.

In contrast, potential disadvantages must also be considered when investing in 1-year CDs. The most prominent downside is the comparatively lower interest rates than longer-term CDs.

For instance, a 5-year CD often carries a higher annual percentage yield (APY) than its 1-year counterpart due to the extended commitment from the investor.

Investors should carefully weigh these factors before deciding whether a 1-year CD aligns with their financial goals and risk tolerance.

Early Withdrawal Penalties

When considering CD investments, CD early withdrawal penalties are a significant point of discussion. These penalties are incurred when an investor withdraws funds from the CD before the end of the term. The penalty usually equates to a loss of interest earned, potentially even a portion of the principal investment.

This factor can greatly influence the decision to opt for a shorter-term CD. For instance, if an investor foresees needing access to their funds within the next year, they might choose a 1-year CD to avoid early withdrawal penalties. In contrast, investing in longer-term CDs requires a solid understanding of one’s financial stability and liquidity needs to prevent premature withdrawals and resulting penalties.

Thus, it becomes evident that while CDs offer higher returns, they also necessitate careful planning and consideration of one’s financial outlook in order to maximize benefits and avoid potential pitfalls such as early withdrawal penalties.

No-Penalty CDs

A unique offering in the realm of Certificates of Deposit is the no-penalty CD. These CDs provide investors with a special advantage: they can withdraw their money at any time after a short initial period, usually seven days, without facing any penalties.

While the flexibility to access funds without any penalties is appealing, there are certain trade-offs to consider:

•No-penalty CDs typically offer lower interest rates than traditional CDs.

•The interest rate may not rise even if market rates increase.

In the current financial marketplace, several institutions offer no-penalty CDs. For instance, Ally Bank offers an 11-month no-penalty CD with competitive rates. It’s essential for investors to research thoroughly and choose a no-penalty CD that best matches their financial goals and risk tolerance.

Longer-Term CD Rates

When examining certificate of deposit (CD) term lengths, it’s essential to look beyond the short-term options. Long-term CDs, those with maturity dates of two, three, five years or even more, offer distinct advantages and disadvantages that investors should be aware of.

Advantages of Longer-Term CDs

High Interest Rates: One of the primary benefits of long-term CDs is their higher interest rates. Banks often incentivize longer commitments by offering increased rates on these products compared to their shorter-term counterparts.

Disadvantages of Longer-Term CDs

Just like any investment vehicle, long-term CDs are not devoid of drawbacks. The two main concerns generally revolve around:

Liquidity: With a longer commitment comes decreased accessibility to your funds. It’s essential to consider your liquidity needs carefully before opting for a long-term CD.

Interest Rate Risk: While higher interest rates are a plus, the potential for changing market conditions brings about an element of risk. If interest rates rise significantly during your CD term, your money could be locked in at a lower rate.

Despite these considerations, for those with a low-risk tolerance and no urgent need for access to their funds, long-term CDs can be a valuable component of a diverse investment portfolio.

CD Rate Trends

Analyzing CD rate trends can give potential investors valuable insights. Recent trends indicate a general decrease in CD rates. This trend is influenced by several factors, most notably economic conditions and Federal Reserve policies.

Economic Conditions: The state of the economy plays a crucial role in determining CD rates. When the economy is strong, banks may offer higher CD rates to attract more deposits, which they can then lend out. Conversely, during periods of economic downturn, banks may lower their rates.

Federal Reserve Policies: The Federal Reserve’s monetary policy also significantly impacts CD rates. When the Fed lowers interest rates to stimulate the economy, banks typically follow suit and reduce their CD rates.

Analysts anticipate that current low-rate conditions might persist for a while due to ongoing uncertainties associated with the global pandemic and other geopolitical events. However, investors should remain vigilant and monitor these trends closely, as they can change in response to shifts in economic conditions and Federal Reserve policies.

Finding the Best CD Rates by Term Length

Securing the best CD rates by term length is a goal for many investors. As such, there are several strategies and tools to aid this pursuit.

Firstly, it’s crucial to define your financial goals and timeframe. This will guide your decision on the term length of the CD. Shorter terms typically offer lower rates but quicker access to funds, while longer terms can provide higher rates at the cost of liquidity.

Online resources can significantly aid in comparing CD rates from different banks. Websites such as Bankrate, Nerdwallet, and The Balance often compile and update lists of competitive CD rates from various banks nationwide. These resources offer an easy way to review offerings side-by-side and make an informed decision.

In addition to these online tools, it’s beneficial to consider both national and local rates. While national banks often offer competitive rates due to their scale, don’t overlook smaller local banks or credit unions. They may provide higher interest rates or more flexible terms as part of their strategy to compete with larger institutions.

Remember that while finding the best rate is important, it should not be the sole factor in your decision-making process. Other factors such as customer service, account features, and bank reputation should also be considered when choosing a bank for your CD investment.

Robert Ventures Bonds

For investors searching for an alternative to traditional CDs, Robert Ventures will soon provide a compelling option. These bonds are set to offer a unique combination of stability and high returns, poised to become a popular choice among US investors.

The main attraction of Robert Ventures bonds will be their fixed-rate returns. In contrast to variable- rate CDs, whose rates might fluctuate with market conditions, Robert Ventures will offer fixed annual returns of up to 10%. This level of certainty allows investors to plan their financial future with more precision.

However, the allure of Robert Ventures extends beyond just impressive returns. The security of these investments is also significant. With backing by real estate and digital assets.

Understanding the importance of selecting the right maturity date for financial planning, Robert Ventures will offer two primary term options: 1-year terms with an 8% annual yield, and 3-year terms offering a higher return of 10% annually. For those opting to compound their investment, the yields could reach up to 8.3% annually for 1-year terms and as high as 10% annually for 3-year terms.

In summary, Robert Ventures bonds are poised to provide a valuable alternative for those seeking higher yields without compromising on security or stability.

Benefits of Investing in Robert Ventures Bonds

Investors aiming to maximize their returns will soon find Robert Ventures bonds an appealing option. A key advantage will be the high yield, potentially offering up to 10.47% APY. This high return possibility could significantly boost an investor’s earnings over time.

Another benefit that will set Robert Ventures apart is the option for compounding. When investors choose to reinvest their interest income, they can leverage compound interest, leading to potentially higher yields as time progresses.

A distinctive feature of Robert Ventures will be its portfolio adjustment strategy. Focusing on real estate and technology assets, Robert Ventures plans to actively manage its investment portfolio in response to market conditions and opportunities. This proactive approach is intended to help minimize risk while striving to maintain stable and consistent returns.

For those investing with an IRA account, Robert Ventures is expected to offer noteworthy tax advantages. Designed with IRA investors in mind, these bonds are anticipated to come with specific tax benefits that can further enhance overall returns. Both Traditional IRA and Roth IRA options will offer unique tax advantages that can accelerate wealth growth.

Thus, investing in Robert Ventures bonds is projected to offer a combination of high yield, the opportunity for compounding, and risk minimization through strategic portfolio adjustments. When combined with the tax advantages for IRA investors, it positions itself as a compelling choice for those seeking steady and significant returns.

Robert Ventures' fixed-rate bonds will stand out as a unique offering, delivering diversification that goes beyond the ordinary

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Last updated September 21, 2023

This Cookie Policy explains how Robert Ventures LLC ("**Company**," "**we**," "**us**," and "**our**") uses cookies and similar technologies to recognize you when you visit our website at https://robertventures.com ("**Website**"). It explains what these technologies are and why we use them, as well as your rights to control our use of them.

In some cases we may use cookies to collect personal information, or that becomes personal information if we combine it with other information.

What are cookies?

Cookies are small data files that are placed on your computer or mobile device when you visit a website. Cookies are widely used by website owners in order to make their websites work, or to work more efficiently, as well as to provide reporting information.

Cookies set by the website owner (in this case, Robert Ventures LLC) are called "first-party cookies." Cookies set by parties other than the website owner are called "third-party cookies." Third-party cookies enable third-party features or functionality to be provided on or through the website (e.g., advertising, interactive content, and analytics). The parties that set these third-party cookies can recognize your computer both when it visits the website in question and also when it visits certain other websites.

Why do we use cookies?

We use first- and third-party cookies for several reasons. Some cookies are required for technical reasons in order for our Website to operate, and we refer to these as "essential" or "strictly necessary" cookies. Other cookies also enable us to track and target the interests of our users to enhance the experience on our Online Properties. Third parties serve cookies through our Website for advertising, analytics, and other purposes. This is described in more detail below.

How can I control cookies?

You have the right to decide whether to accept or reject cookies. You can exercise your cookie rights by setting your preferences in the Cookie Consent Manager. The Cookie Consent Manager allows you to select which categories of cookies you accept or reject. Essential cookies cannot be rejected as they are strictly necessary to provide you with services.

The Cookie Consent Manager can be found in the notification banner and on our website. If you choose to reject cookies, you may still use our website though your access to some functionality and areas of our website may be restricted. You may also set or amend your web browser controls to accept or refuse cookies.

The specific types of first- and third-party cookies served through our Website and the purposes they perform are described in the table below (please note that the specific cookies served may vary depending on the specific Online Properties you visit):

Do you use Flash cookies or Local Shared Objects?

Websites may also use so-called "Flash Cookies" (also known as Local Shared Objects or "LSOs") to, among other things, collect and store information about your use of our services, fraud prevention, and for other site operations.

If you do not want Flash Cookies stored on your computer, you can adjust the settings of your Flash player to block Flash Cookies storage using the tools contained in the Website Storage Settings Panel. You can also control Flash Cookies by going to the Global Storage Settings Panel and following the instructions (which may include instructions that explain, for example, how to delete existing Flash Cookies (referred to "information" on the Macromedia site), how to prevent Flash LSOs from being placed on your computer without your being asked, and (for Flash Player 8 and later) how to block Flash Cookies that are not being delivered by the operator of the page you are on at the time).

Please note that setting the Flash Player to restrict or limit acceptance of Flash Cookies may reduce or impede the functionality of some Flash applications, including, potentially, Flash applications used in connection with our services or online content.

Do you serve targeted advertising?

Third parties may serve cookies on your computer or mobile device to serve advertising through our Website. These companies may use information about your visits to this and other websites in order to provide relevant advertisements about goods and services that you may be interested in. They may also employ technology that is used to measure the effectiveness of advertisements. They can accomplish this by using cookies or web beacons to collect information about your visits to this and other sites in order to provide relevant advertisements about goods and services of potential interest to you. The information collected through this process does not enable us or them to identify your name, contact details, or other details that directly identify you unless you choose to provide these.

How often will you update this Cookie Policy?

We may update this Cookie Policy from time to time in order to reflect, for example, changes to the cookies we use or for other operational, legal, or regulatory reasons. Please therefore revisit this Cookie Policy regularly to stay informed about our use of cookies and related technologies.

The date at the top of this Cookie Policy indicates when it was last updated.

Where can I get further information?

If you have any questions about our use of cookies or other technologies, please email us at info@robertventures.com or by post to:

Robert Ventures LLC
2810 N Church St, #28283
Wilmington, DE 19802
United States
Phone: (+1)302-404-6341

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Disclaimer

DISCLAIMER

Last updated January 28, 2023

WEBSITE DISCLAIMER

The information provided by Robert Ventures LLC ("we," "us," or "our") on https://robertventures.com (the "Site") is for general informational purposes only. All information on the Site is provided in good faith, however we make no representation or warranty of any kind, express or implied, regarding the accuracy, adequacy, validity, reliability, availability, or completeness of any information on the Site. UNDER NO CIRCUMSTANCE SHALL WE HAVE ANY LIABILITY TO YOU FOR ANY LOSS OR DAMAGE OF ANY KIND INCURRED AS A RESULT OF THE USE OF THE SITE OR RELIANCE ON ANY INFORMATION PROVIDED ON THE SITE. YOUR USE OF THE SITE AND YOUR RELIANCE ON ANY INFORMATION ON THE SITE IS SOLELY AT YOUR OWN RISK.

EXTERNAL LINKS DISCLAIMER

The Site may contain (or you may be sent through the Site) links to other websites or content belonging to or originating from third parties or links to websites and features in banners or other advertising. Such external links are not investigated, monitored, or checked for accuracy, adequacy, validity, reliability, availability, or completeness by us. WE DO NOT WARRANT, ENDORSE, GUARANTEE, OR ASSUME RESPONSIBILITY FOR THE ACCURACY OR RELIABILITY OF ANY INFORMATION OFFERED BY THIRD-PARTY WEBSITES LINKED THROUGH THE SITE OR ANY WEBSITE OR FEATURE LINKED IN ANY BANNER OR OTHER ADVERTISING. WE WILL NOT BE A PARTY TO OR IN ANY WAY BE RESPONSIBLE FOR MONITORING ANY TRANSACTION BETWEEN YOU AND THIRD-PARTY PROVIDERS OF PRODUCTS OR SERVICES.

PROFESSIONAL DISCLAIMER

The information provided on this website does not, and is not intended to, constitute legal advice; instead, all information, content, and materials available on this site are for general informational purposes only. Information on this website may not constitute the most up-to-date legal or other information. This website contains links to other third-party websites. Such links are only for the convenience of the reader, user or browser; Robert Ventures and its members do not recommend or endorse the contents of the third-party sites. Readers of this website should contact their attorney to obtain advice with respect to any particular legal matter. No reader, user, or browser of this site should act or refrain from acting on the basis of information on this site without first seeking legal advice from counsel in the relevant jurisdiction. Only your individual attorney can provide assurances that the information contained herein – and your interpretation of it – is applicable or appropriate to your particular situation. Use of, and access to, this website or any of the links or resources contained within the site do not create an attorney-client relationship between the reader, user, or browser and website authors, contributors, contributing law firms, or committee members and their respective employers. The views expressed at, or through, this site are those of the individual authors writing in their individual capacities only – not those of their respective employers, Robert Ventures, or committee/task force as a whole. All liability with respect to actions taken or not taken based on the contents of this site are hereby expressly disclaimed. The content on this posting is provided "as is;" no representations are made that the content is error-free. Investing involves risk, including loss of principal. Past performance does not guarantee or indicate future results. Any historical returns, expected returns, or probability projections may not reflect actual future performance. While the data we use from third parties is believed to be reliable, we cannot ensure the accuracy or completeness of data provided by investors or other third parties. Neither Robert Ventures nor any of its affiliates provide tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Offers to sell, or solicitations of offers to buy, any security can only be made through official offering documents that contain important information about investment objectives, risks, fees and expenses. Prospective investors should consult with a tax or legal adviser before making any investment decision. THE USE OR RELIANCE OF ANY INFORMATION CONTAINED ON THE SITE IS SOLELY AT YOUR OWN RISK.

TESTIMONIALS DISCLAIMER

The Site may contain testimonials by users of our products and/or services. These testimonials reflect the real-life experiences and opinions of such users. However, the experiences are personal to those particular users, and may not necessarily be representative of all users of our products and/or services. We do not claim, and you should not assume, that all users will have the same experiences. YOUR INDIVIDUAL RESULTS MAY VARY.

The testimonials on the Site are submitted in various forms such as text, audio and/or video, and are reviewed by us before being posted. They appear on the Site verbatim as given by the users, except for the correction of grammar or typing errors. Some testimonials may have been shortened for the sake of brevity where the full testimonial contained extraneous information not relevant to the general public.

The views and opinions contained in the testimonials belong solely to the individual user and do not reflect our views and opinions. We are not affiliated with users who provide testimonials, and users are not paid or otherwise compensated for their testimonials.

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Robert Ventures Holdings LLC (the "Company) is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The Company is not under any obligation to make an offering under Regulation A. The Company may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering does not need to be made under Regulation A. If the Company does proceed with an offering under Regulation A, it will be able to make sales only after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.No money or other consideration is being solicited at this time and if sent to the Company will not be accepted. No offer to buy securities in a Regulation A+ offering of the Company can be accepted and no part of the purchase price can be received until the Company's offering statement is qualified with the SEC and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Company's offering involves no obligation or commitment of any kind. Our Current Preliminary Offering HERE

© 2023, by Robert Ventures LLC

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Privacy Policy

PRIVACY POLICY

Last updated September 21, 2023

This privacy notice for Robert Ventures LLC ("**we**," "**us**," or "**our**"), describes how and why we might collect, store, use, and/or share ("**process**") your information when you use our services ("**Services**"), such as when you:

- Visit our website at https://RobertVentures.com, or any website of ours that links to this privacy notice
- Engage with us in other related ways, including any sales, marketing, or events

Questions or concerns? Reading this privacy notice will help you understand your privacy rights and choices. If you do not agree with our policies and practices, please do not use our Services. If you still have any questions or concerns, please contact us at Info@RobertVentures.com.

SUMMARY OF KEY POINTS

This summary provides key points from our privacy notice, but you can find out more details about any of these topics by clicking the link following each key point or by using our table of contents below to find the section you are looking for.

What personal information do we process? When you visit, use, or navigate our Services, we may process personal information depending on how you interact with us and the Services, the choices you make, and the products and features you use. Learn more about personal information you disclose to us.

Do we process any sensitive personal information? We do not process sensitive personal information.

Do we receive any information from third parties? We do not receive any information from third parties.

How do we process your information? We process your information to provide, improve, and administer our Services, communicate with you, for security and fraud prevention, and to comply with law. We may also process your information for other purposes with your consent. We process your information only when we have a valid legal reason to do so. Learn more about how we process your information.

In what situations and with which parties do we share personal information? We may share information in specific situations and with specific third parties. Learn more about when and with whom we share your personal information.

How do we keep your information safe? We have organizational and technical processes and procedures in place to protect your personal information. However, no electronic transmission over the internet or information storage technology can be guaranteed to be 100% secure, so we cannot promise or guarantee that hackers, cybercriminals, or other unauthorized third parties will not be able to defeat our security and improperly collect, access, steal, or modify your information. Learn more about how we keep your information safe.

What are your rights? Depending on where you are located geographically, the applicable privacy law may mean you have certain rights regarding your personal information. Learn more about your privacy rights.

How do you exercise your rights? The easiest way to exercise your rights is by submitting a data subject access request, or by contacting us. We will consider and act upon any request in accordance with applicable data protection laws.

Want to learn more about what we do with any information we collect? Review the privacy notice in full.

We may update this privacy notice from time to time. The updated version will be indicated by an updated "Revised" date and the updated version will be effective as soon as it is accessible. If we make material changes to this privacy notice, we may notify you either by prominently posting a notice of such changes or by directly sending you a notification. We encourage you to review this privacy notice frequently to be informed of how we are protecting your information.

15. HOW CAN YOU CONTACT US ABOUT THIS NOTICE?

If you have questions or comments about this notice, you may email us at info@robertventures.com or contact us by post at:

Robert Ventures LLC
2810 N Church St, #28283
Num 28283
Wilmington, DE 19802
United States

16. HOW CAN YOU REVIEW, UPDATE, OR DELETE THE DATA WE COLLECT FROM YOU?

Based on the applicable laws of your country, you may have the right to request access to the personal information we collect from you, change that information, or delete it. To request to review, update, or delete your personal information, please fill out and submit a data subject access request.

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Robert Ventures Holdings LLC (the "Company) is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The Company is not under any obligation to make an offering under Regulation A. The Company may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering does not need to be made under Regulation A. If the Company does proceed with an offering under Regulation A, it will be able to make sales only after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.No money or other consideration is being solicited at this time and if sent to the Company will not be accepted. No offer to buy securities in a Regulation A+ offering of the Company can be accepted and no part of the purchase price can be received until the Company's offering statement is qualified with the SEC and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Company's offering involves no obligation or commitment of any kind. Our Current Preliminary Offering HERE

© 2023, by Robert Ventures LLC

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Real Estate and Digital Assets for a Diversified Long-Term

Robert Ventures strategically invests in two sectors:
Real Estate and Digital Assets, ensuring diversification and a well-rounded portfolio to provide investors with consistent yield over the next decade.

We aim to balance stability with growth, offering investors a predictable stream of income with higher returns than you would get in money markets.

The company intends to deploy about 30-70% of raised funds into real estate and the balance in digital assets.

Through a mix of assets that can generate passive income and appreciation in value, we are able to provide cash flow to service payments and redemptions.

Distinguished as one of the few private offerings with a diversification at this level, Robert Ventures' fixed-rate bonds stands as a testament to our commitment to delivering high quality investment opportunities and optimized returns.

Real Estate: The Evergreen Performer

Real Estate has presented a consistent upward trend over the last 30 years, and several researchers indicate that it is expected to have a 5.2% CAGR (compound annual growth rate) until 2030.

Established broker relationships in the area allow us to view certain properties before the public, and occasional direct marketing campaigns may be executed to generate leads.

Our CEO, Joe Robert, brings over 20 years of experience in the real estate sector to the company. He possesses a deep understanding of how to navigate through real estate cycles, understanding price points and buyer demand, which has enabled him to generate consistent returns over time.

The company will start with a focus on new construction in the Outer Banks area of North Carolina, where a scarcity of supply for new homes at entry-level price points presents a unique investment opportunity.

The price per lot will vary from $75,000 to $250,000 per building site, with a cost to build in the $300,000 to $500,000 range. The target sales price will be in the $500,000 to $800,000 price range when sold. Robert Ventures anticipates that the typical time frame on these projects will be about ten months from the time the building permits are issued to the sale of the property.

This market is very attractive for buyers as it has been noted many times that it is one of the best-rated beaches in the USA along with the best kiteboarding and outdoor water activities. This attracts buyers from various regions who are interested in purchasing properties in the area for their personal use and for their families.

Through buying real estate, developing new homes and selling them in supply constrained areas, the sale of assets will periodically provide liquidity events to cover payments and generate returns for the company.

The company may look at other markets in which we can create strategic relationships to execute transactions and provide the best value for the portfolio.

North Carolina, Outer Banks

July, 2023 Market Update

$ 719k
AVG Sale Price

32
AVG Days on Market

$ 740k
AVG Listing Price

97%
Sales Price Ratio

25. CONTACT US

In order to resolve a complaint regarding the Site or to receive further information regarding use of the Site, please contact us at:

Robert Ventures LLC
2810 N Church St, #28283
Wilmington, DE 19802
United States
Phone: (+1)302-404-6341
info@robertventures.com

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Robert Ventures Holdings LLC (the "Company) is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The Company is not under any obligation to make an offering under Regulation A. The Company may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering does not need to be made under Regulation A. If the Company does proceed with an offering under Regulation A, it will be able to make sales only after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.No money or other consideration is being solicited at this time and if sent to the Company will not be accepted. No offer to buy securities in a Regulation A+ offering of the Company can be accepted and no part of the purchase price can be received until the Company's offering statement is qualified with the SEC and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Company's offering involves no obligation or commitment of any kind. Our Current Preliminary Offering HERE

© 2023, by Robert Ventures LLC